Exhibit 10.1

Execution Version

TWELFTH AMENDMENT TO SIXTH

AMENDED AND RESTATED CREDIT AGREEMENT

THIS TWELFTH AMENDMENT TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Twelfth Amendment”), dated as of May 15, 2023, is entered into by and among W&T OFFSHORE, INC., a Texas corporation, as the borrower (the “Borrower”), the Guarantor Subsidiaries party hereto, CALCULUS LENDING, LLC (the “Lender”), as Lender and ALTER DOMUS (US) LLC, as agent (in such capacity together with any successors thereto, the “Administrative Agent”) for the Lender.

WITNESSETH

WHEREAS, the Borrower, the Lender and the Administrative Agent are parties to the Sixth Amended and Restated Credit Agreement, dated as of October 18, 2018 (as amended and modified from time to time prior to the Twelfth Amendment Effective Date, the “Existing Credit Agreement”, and the Existing Credit Agreement, as amended by the amendments set forth in Section 2 of this Twelfth Amendment, the “Credit Agreement”), pursuant to which the Lender agreed to make loans to the Borrower;

WHEREAS, subject to the terms and conditions set forth herein, the Borrower, the Administrative Agent and the Lender (constituting the sole Lender) have agreed to amend the Existing Credit Agreement in accordance with Section 2.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.         Definitions. Capitalized terms used herein (including in the Recitals hereto), but not defined herein, shall have the meanings as given them in the Credit Agreement (unless the context otherwise requires) and if not defined in the Credit Agreement, such terms shall have the meanings as given to them in the Existing Credit Agreement.

Section 2.         Amendment to Existing Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, on the Twelfth Amendment Effective Date, (i) the Existing Credit Agreement is amended to read in its entirety as set forth in Annex A hereto and (ii) Schedule 1 to the Existing Credit Agreement is hereby modified to amend and restate the text including and immediately under the heading “ITEM 5.14. Subsidiaries” as set forth on Schedule A hereto.

Section 3.         Representations and Warranties. The Borrower hereby represents and warrants that after giving effect hereto:

(a)            the representations and warranties of the Borrower and its Restricted Subsidiaries contained in the Loan Documents (as amended hereby) are true and correct in all material respects (unless such representation or warranty is qualified by materiality, in which event such representation or warranty shall be true and correct in all respects) on and as of the Twelfth Amendment Effective Date, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct in all material respects as of such earlier date (unless such representation or warranty is qualified by materiality, in which event such representation or warranty is true and correct in all respects as of such earlier date);

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(b)            the execution, delivery and performance by the Borrower and the Guarantor Subsidiaries of this Twelfth Amendment are within their corporate or limited liability company powers, have been duly authorized by all necessary action, require, in respect of any of them, no action by or in respect of, or filing with, any governmental authority which has not been performed or obtained and do not contravene, or constitute a default under, any provision of Law or regulation or the articles of incorporation or the bylaws of any of them or any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or the Guarantor Subsidiaries or result in the creation or imposition of any Lien on any asset of any of them except as contemplated by the Loan Documents other than, in each case, as would not reasonably be expected to cause or result in a Material Adverse Change; and

(c)            the execution, delivery and performance by the Borrower and the Guarantor Subsidiaries of this Twelfth Amendment constitutes the legal, valid and binding obligation of each of them enforceable against them in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to enforcement of creditors’ rights.

Section 4.         Conditions to Effectiveness. The amendment in Section 2 shall be effective on the date on which all of the following conditions in this Section 4 are satisfied or waived, which date, the parties hereto acknowledge, is May 15, 2023 (such date, the “Twelfth Amendment Effective Date”).

(a)            The Administrative Agent (or its counsel) shall have received:

(i)	from each of (a) Falcon Aero Holdco LLC, a Delaware limited liability company (“Falcon Holdco”) and (b) Falcon Aero Holdings LLC, a Delaware limited liability company (“Falcon Holdings”, and together with Falcon Holdco, the “Falcon Subsidiaries”), (A) an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower under the Loan Documents, which guaranty shall be satisfactory to Administrative Agent in form and substance and (B) a joinder to the Subsidiary Security Agreement or a security agreement in form and substance acceptable to the Administrative Agent; provided that, for the avoidance of doubt, no lien shall be granted on (and the Collateral shall not include) any trust interest in either (1) TVPX 12372 Business Trust, a Utah business trust or (2) TVPX 12371 Statutory Trust, a Wyoming business trust;

(ii)	counterparts of this Twelfth Amendment duly executed by each of the parties hereto (other than the Administrative Agent);

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(iii)	an “omnibus certificate” of each Falcon Subsidiary, each Guarantor Subsidiary and the Borrower, which shall contain the names and signatures of the officers of such Person authorized to execute the Loan Documents to which such Person is a party and which shall certify to the truth, correctness and completeness of the following, which shall be exhibits attached thereto: (1) a copy of resolutions duly adopted by the board of directors or other governing body of such Person, which shall be in full force and effect on the Twelfth Amendment Effective Date, authorizing the execution of this Twelfth Amendment and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of such Person and all amendments thereto, certified by the appropriate official of such Person’s state of organization or incorporation, as applicable and (3) a copy of the limited liability company agreement or bylaws of such Person, as applicable, and all amendments thereto;

(iv)	a certificate, dated as of the Twelfth Amendment Effective Date and executed by an Authorized Officer of the Borrower, certifying to the satisfaction of the conditions set forth in Section 4(c) and (d);

(v)	a certificate (or certificates) of the due formation, valid existence and good standing, as applicable, of each Falcon Subsidiary, each Guarantor Subsidiary and the Borrower in its state of organization or incorporation, as applicable, issued by the appropriate authorities of such jurisdiction;

(vi)	a favorable opinion of Kirkland & Ellis LLP, special New York and Texas counsel for the Borrower, each Falcon Subsidiary, and the Guarantor Subsidiaries, in form and substance reasonably satisfactory to the Lender, as to customary matters, including without limitation, due incorporation, due authorization, execution and delivery, enforceability, compliance with applicable laws, non-contravention, perfection, and investment company act matters; and

(b)            The Administrative Agent and the Lender shall have received all fees and expenses required to be paid by the Borrower on or prior to the Twelfth Amendment Effective Date, in the case of such expenses, to the extent provided in Section 10.4(a) of the Existing Credit Agreement and invoiced at least one (1) Business Day prior to the Twelfth Amendment Effective Date.

(c)            No Default or Event of Default shall have occurred and be continuing as of the Twelfth Amendment Effective Date.

(d)            The representations and warranties set forth in Section 3 shall be true and correct as of the Twelfth Amendment Effective Date (except with respect to representations and warranties expressly made only as of an earlier date, which representations were true and correct as of such earlier date).

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Section 5.         Ratification; Reaffirmation; Loan Document.

(a)            This Twelfth Amendment shall be deemed to be an amendment to the Existing Credit Agreement effective as of the dates set forth herein, and the Credit Agreement is hereby ratified, approved and confirmed in each and every respect. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement or any other Loan Document or instruments securing the same, which shall remain in full force and effect as modified hereby or by instruments executed concurrently herewith, and each of the parties hereto acknowledges and agrees that the terms of this Twelfth Amendment constitute an amendment of the terms of pre-existing Indebtedness and the related agreement, as evidenced by the Credit Agreement. The Borrower and each Guarantor Subsidiary hereby ratifies, approves and confirms in every respect all the terms, provisions, conditions and obligations of the Loan Documents (including, without limitation, all Security Documents) to which it is a party.

(b)            To induce the Lender and the Administrative Agent to enter into this Twelfth Amendment, the Borrower and each Guarantor Subsidiary hereby acknowledges and reaffirms its obligations under each Loan Document to which it is a party, including, without limitation, any grant, pledge or collateral assignment of a lien or security interest, as applicable, contained therein and any guarantee provided by it therein, in each case as amended, restated, amended and restated, supplemented or otherwise modified prior to or as of the date hereof (including as amended pursuant to this Twelfth Amendment), and without limiting the foregoing, acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Twelfth Amendment.

(c)            All references to the Existing Credit Agreement in any Loan Document or in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement. This Twelfth Amendment is a Loan Document.

Section 6.         Costs and Expenses. To the extent provided in Section 10.4(a) of the Credit Agreement, the Borrower agrees to reimburse the Administrative Agent and Calculus Lending, LLC, in its capacity as Lender, for all reasonable and documented out-of-pocket costs and expenses incurred by or on behalf of the Administrative Agent and Calculus Lending, LLC, in its capacity as Lender, in connection with this Twelfth Amendment and any other agreements, documents, instruments, releases, terminations or other collateral instruments delivered by the Administrative Agent in connection with this Twelfth Amendment.

Section 7.         GOVERNING LAW. THIS TWELFTH AMENDMENT SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Section 8.         Severability. If any term or provision of this Twelfth Amendment shall be determined to be illegal or unenforceable all other terms and provisions of this Tenth Amendment shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

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Section 9.         Counterparts. This Twelfth Amendment may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same agreement. Any signature hereto delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 10.         Successors and Assigns. This Twelfth Amendment shall be binding upon the Borrower and its successors and permitted assigns and shall inure, together with all rights and remedies of each Lender Party hereunder, to the benefit of each Lender Party and its successors, transferees and assigns.

Section 11.         No Waiver. The execution, delivery and effectiveness of this Twelfth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver by the Administrative Agent or the Lender of any Defaults or Events of Default which may occur in the future under the Credit Agreement and/or the other Loan Documents.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:

W&T OFFSHORE, INC.

By:	/s/ Jonathan Curth
Name:	Jonathan Curth
Title:	Executive Vice President, General Counsel and Corporate Secretary

[Signature Page to Twelfth Amendment to Sixth A&R Credit Agreement]

ALTER DOMUS (US) LLC, as Administrative Agent

By:	/s/ Matthew Trybula
Name:	Matthew Trybula
Title:	Associate Counsel

[Signature Page to Twelfth Amendment to Sixth A&R Credit Agreement]

Calculus Lending, LLC, as Lender

By:	/s/ Reid Lea
Name:	Reid Lea
Title:	Authorized Officer

[Signature Page to Twelfth Amendment to Sixth A&R Credit Agreement]

ACKNOWLEDGED AND ACCEPTED BY:

W & T ENERGY VI, LLC

By:	/s/ Jonathan Curth
Name:	Jonathan Curth
Title:	Executive Vice President, General Counsel and Corporate Secretary

W & T ENERGY VII, LLC

By:	/s/ Jonathan Curth
Name:	Jonathan Curth
Title:	Executive Vice President, General Counsel and Corporate Secretary

GREEN HELL LLC

By:	/s/ Jonathan Curth
Name:	Jonathan Curth
Title:	Executive Vice President, General Counsel and Corporate Secretary

AQUASITION III LLC

By:	/s/ Jonathan Curth
Name:	Jonathan Curth
Title:	Executive Vice President, General Counsel and Corporate Secretary

AQUASITION IV LLC

By:	/s/ Jonathan Curth
Name:	Jonathan Curth
Title:	Executive Vice President, General Counsel and Corporate Secretary

[Signature Page to Twelfth Amendment to Sixth A&R Credit Agreement]

AQUASITION V LLC

By:	/s/ Jonathan Curth
Name:	Jonathan Curth
Title:	Executive Vice President, General Counsel and Corporate Secretary

SEAQUESTER LLC

By:	/s/ Jonathan Curth
Name:	Jonathan Curth
Title:	Executive Vice President, General Counsel and Corporate Secretary

SEAQUESTRATION LLC

By:	/s/ Jonathan Curth
Name:	Jonathan Curth
Title:	Executive Vice President, General Counsel and Corporate Secretary

FALCON AERO HOLDCO LLC

By:	/s/ Jonathan Curth
Name:	Jonathan Curth
Title:	Executive Vice President, General Counsel and Corporate Secretary

FALCON AERO HOLDINGS LLC

By:	/s/ Jonathan Curth
Name:	Jonathan Curth
Title:	Executive Vice President, General Counsel and Corporate Secretary

[Signature Page to Twelfth Amendment to Sixth A&R Credit Agreement]

SCHEDULE A

ITEM 5.14. Subsidiaries

Name of Person	Subsidiary (Yes/No)	Excluded Subsidiary (Yes/No)	Investment Percentage in such Person
W & T Energy VI, LLC	Yes	No	100%
W & T Energy VII, LLC	Yes	No	100%
Green Hell LLC	Yes	No	100%
Aquasition Energy, LLC	Yes	Yes, pursuant to clause (e) of the definition of “Excluded Subsidiary”	100%
Aquasition, LLC	Yes	Yes, pursuant to clause (e) of the definition of “Excluded Subsidiary”	100%
Aquasition II, LLC	Yes	Yes, pursuant to clause (e) of the definition of “Excluded Subsidiary”	100%
Aquasition III LLC	Yes	No	100%
Aquasition IV, LLC	Yes	No	100%
Aquasition V, LLC	Yes	No	100%
Seaquester, LLC	Yes	No	100%
Seaquestration, LLC	Yes	No	100%
White Shoal Pipeline Corporation	Yes	Yes, pursuant to clause (a) of the definition of “Excluded Subsidiary”	73.38%
Falcon Aero Holdco LLC	Yes	No	100%
Falcon Aero Holdings LLC	Yes	No	100%
HWCG Holdings LLC	No	N/A	7.14%
Monza Energy LLC	No	N/A	10.05% (Class A); 100% (Class B)
Medusa Spar, LLC	No	N/A	10%
Whitecap Pipeline Company, LLC	No	N/A	13.33%

ANNEX A

FORM OF AMENDED CREDIT AGREEMENT

[See attached.]

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

W&T OFFSHORE, INC.,

as Borrower

VARIOUS FINANCIAL INSTITUTIONS AND OTHER PERSONS FROM TIME TO TIME PARTIES HERETO,

as Lenders

and

ALTER DOMUS (US) LLC,

as Administrative Agent

and

VARIOUS FINANCIAL INSTITUTIONS AND OTHER PERSONS FROM TIME TO TIME PARTIES HERETO,

as Issuers

and

Calculus Lending, LLC,

as Sole Lead Arranger and Bookrunner

October 18, 2018

As amended by:

the First Amendment to Sixth Amended and Restated Credit Agreement dated as of November 27, 2019,

the Second Amendment and Consent to Sixth Amended and Restated Credit Agreement dated as of February 24, 2020,

the Third Amendment and Waiver to Sixth Amended and Restated Credit Agreement dated as of June 17, 2020,

the Fourth Amendment to Sixth Amended and Restated Credit Agreement dated as of July 24, 2020,

the Fifth Amendment to Sixth Amended and Restated Credit Agreement dated as of January 6, 2021,

the Sixth Amendment to Sixth Amended and Restated Credit Agreement dated as of May 14, 2021,

the Waiver and Seventh Amendment to Sixth Amended and Restated Credit Agreement dated June 30, 2021,

the Eighth Amendment to the Sixth Amended and Restated Credit Agreement, dated as of November 2, 2021,

the Ninth Amendment to the Sixth Amended and Restated Credit Agreement, dated as of November 2, 2021,

the Tenth Amendment to the Sixth Amended and Restated Credit Agreement, dated as of March 8, 2022,

the Eleventh Amendment to the Sixth Amended and Restated Credit Agreement, dated as of November 7, 2022, and the Twelfth Amendment to the Sixth Amended and Restated Credit Agreement, dated as of May 15, 2023

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SCHEDULES

Schedule 1	Disclosure Schedule
Schedule 2	Revolving Loan Commitments
Schedule 3	Security Schedule
Schedule 4	Administrative Agent’s Office
Schedule 5	Post-Closing Deliveries

EXHIBITS

Exhibit A	Form of Revolving Loan Note
Exhibit B	Borrowing Notice
Exhibit C	Form of Prepayment Notice
Exhibit D	Certificate Accompanying Financial Statements
Exhibit E	Assignment and Acceptance
Exhibit F	Reserved
Exhibit G	Form of Issuance Request
Exhibit H-1	Form of U.S. Tax Compliance Certificate (Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit H-2	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit H-3	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit H-4	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)

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THIS SIXTH AMENDED AND RESTATED CREDIT AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of October 18, 2018, by and among W&T Offshore, Inc., a Texas corporation (together with its permitted assigns and successors, the “Borrower”), the various financial institutions and other Persons from time to time parties hereto as lenders (collectively, the “Lenders”), each Issuer referred to below, as issuers of Letters of Credit and Alter Domus (US) LLC (“Alter Domus”), as administrative agent (in such capacity together with any successors thereto, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the lenders (or their predecessors-in-interest) party thereto, the Administrative Agent and the other parties party thereto from time to time have heretofore entered into the Sixth Amended and Restated Credit Agreement, dated as of October 18, 2018 (as amended and modified from time to time prior to the Eleventh Amendment Effective Date, the “Existing Credit Agreement”), pursuant to which the lenders thereunder agreed to make loans to the Borrower;

WHEREAS, the Borrower has requested that the Lenders provide Revolving Loan Commitments pursuant to which Revolving Loans will be made from time to time prior to the Commitment Termination Date; and

WHEREAS, the Borrower, the Administrative Agent and the Lenders have agreed to amend the Existing Credit Agreement in the form hereof in order to provide Revolving Loan Commitments and to make Revolving Loans to the Borrower and to effect certain other changes as set forth herein, in each case, subject to the terms and conditions set forth herein. The amendment of the Existing Credit Agreement evidenced by this Agreement shall become effective as provided in the Twelfth Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein the parties hereto covenant and agree as follows:

Article I.
Definitions and References

Section 1.1            Defined Terms. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the sections and subsections referred to below:

“Adjusted Consolidated Net Tangible Assets” or “ACNTA” means (without duplication), as of the date of determination:

(a)            the sum of:

(i)            discounted future net revenue from proved crude oil and natural gas reserves of the Borrower and the Guarantor Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated (including any share of proved reserves attributed to Oil and Gas Properties proportionately consolidated into the consolidated financial statements of the Borrower from any Operating Joint Venture) in a reserve report prepared as of the end of the fiscal year ending at least 91 days prior to the date of determination, with respect to a reserve report is prepared, reviewed or audited by independent petroleum engineers or 45 days prior to the date of determination with respect to a reserve report which is prepared by the Borrower’s in-house engineering staff as increased by, as of the date of determination, the discounted future net revenue of:

(A)            estimated proved crude oil and natural gas reserves of the Borrower and the Guarantor Subsidiaries attributable to acquisitions consummated since the date of such reserve report, and

(B)            estimated crude oil and natural gas reserves of the Borrower and the Guarantor Subsidiaries (including any share of proved reserves attributed to Oil and Gas Properties proportionately consolidated into the consolidated financial statements of the Borrower from any Operating Joint Venture in accordance with this Agreement) attributable to extensions, discoveries and other additions and upward determinations of estimates of proved crude oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) due to exploration, development or exploitation, production or other activities which reserves were not reflected in such reserve report which would, in accordance with standard industry practice, result in such determinations, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such reserve report), and decreased by, as of the date of determination, the discounted future net revenue attributable to:

(1)            estimated proved crude oil and natural gas reserves of the Borrower and the Guarantor Subsidiaries reflected in such reserve report produced or disposed of since the date of such reserve report, and

(2)            reductions in the estimated oil and natural gas reserves of the Borrower and the Guarantor Subsidiaries (including any reductions of the share of proved reserves attributed to Oil and Gas Properties proportionately consolidated into the consolidated financial statements of the Borrower from any Operating Joint Venture in accordance with this Agreement) reflected in such reserve report since the date of such reserve report attributable to downward determinations of estimates of proved crude oil and natural gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such reserve report which would, in accordance with standard industry practice, result in such determinations, in each case calculated in accordance with SEC guidelines (utilizing the prices under SEC guidelines applicable to a reserve report as of its date); provided, however, that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be estimated by the Borrower’s in-house engineering staff;

(ii)            the capitalized costs that are attributable to crude oil and natural gas properties of the Borrower and the Guarantor Subsidiaries to which no proved crude oil and natural gas reserves are attributable, based on the Borrower’s books and records as of a date no earlier than the date of the Borrower’s latest available annual or quarterly financial statements;

(iii)           the Net Working Capital (excluding, to the extent included in the determination of discounted future net revenues under clause (1)(a) above, any adjustments made pursuant to the Financial Accounting Standards Board’s FASB ASC Topic 410-20 as of a date no earlier than the date of the Borrower’s latest available annual or quarterly financial statements); and;

(iv)           the greater of (i) the net book value as of a date no earlier than the date of the Borrower’s latest available annual or quarterly financial statements and (ii) the fair market value, as estimated by independent appraisers, of other tangible assets of the Borrower and the Guarantor Subsidiaries (including, without limitation, its proportionate share of other tangible assets proportionately consolidated into the consolidated financial statements of the Borrower from any Operating Joint Venture in accordance with this Agreement) as of a date no earlier than the date of the Borrower’s latest available annual or quarterly financial statements (provided that the Borrower shall not be required to obtain such an appraisal of such assets if no such appraisal has been performed); minus

(b)            the sum of:

(i)              to the extent included in the calculation clause (a) above, Minority Interests;

(ii)             any net natural gas balancing liabilities of the Borrower and the Guarantor Subsidiaries reflected in the Borrower’s latest audited financial statements;

(iii)            to the extent included in clause (a)(i) above, the discounted future net revenue, calculated in accordance with SEC guidelines (including utilizing the same prices in the Borrower’s year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties (excluding any interests subject to escrow arrangements in connection with financial assurance requirements for plugging and abandonment obligations of the Borrower and its Guarantor Subsidiaries;

(iv)            to the extent included in clause (a)(i) above, the discounted future net revenue calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Borrower’s year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Borrower and the Guarantor Subsidiaries with respect to volumetric production payments on the schedules specified with respect thereto; and

(v)            the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to dollar-denominated production payments that, based on the estimates of production included in determining the discounted future net revenue specified in the immediately preceding clause (a)(i) (utilizing the same prices utilized in the Borrower’s year-end reserve report), would be necessary to satisfy fully the obligations of the Borrower and the Guarantor Subsidiaries with respect to dollar- denominated production payments on the schedules specified with respect thereto.

If the Borrower changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Borrower were still using the full cost method of accounting.

“Adjusted Daily SOFR” means, as of any date of determination, (a) the rate per annum equal to Daily SOFR determined as of such date, plus (b) the Daily SOFR Adjustment; provided that, if, at any time, Adjusted Daily SOFR is less than the Floor, then Adjusted Daily SOFR shall be deemed to equal the Floor for all purposes of this Agreement and the other Loan Documents.

“Adjusted Term SOFR” means, as of any date of determination, (a) the rate per annum equal to Term SOFR for a one-month Interest Period determined as of such date, plus (b) the applicable Term SOFR Adjustment; provided that, if, at any time, Adjusted Term SOFR is less than the Floor, then Adjusted Term SOFR shall be deemed to equal the Floor for all purposes of this Agreement and the other Loan Documents.

“Administrative Agent” is defined in the preamble hereto.

“Administrative Agent Fee Letter” means that certain Fee Letter, dated as of the date hereof, by and between the Borrower and Alter Domus, as it may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Administrative Agent Indemnitee” means the Administrative Agent, together with its Affiliates, and the officers, directors, employees, partners, agents, advisors, attorneys’-in-fact and other representatives of such Persons and Affiliates.

“Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 4, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the avoidance of doubt, in no event shall Calculus or any external consultants engaged by Calculus constitute Affiliates of the Borrower.

“Agreement” is defined in the preamble hereto.

“Aggregate Commitments” means the Revolving Loan Commitments of all Lenders. As of the Eleventh Amendment Effective Date, the Aggregate Commitments equal $50,000,000.

“Aggregate Percentage Share” means, at any time and with respect to any Lender, the percentage obtained by dividing (a) the Revolving Loan Commitment of such Lender, by (b) the aggregate Revolving Loan Commitments of all Lenders. If the Revolving Loan Commitments have terminated or expired, the Aggregate Percentage Shares shall be determined using the Revolving Loan Commitments most recently set forth in the Register, giving effect to any assignments made in accordance with Section 10.6 or any increases or decreases in Revolving Loan Commitments made in accordance with this Agreement.

“Alter Domus” is defined in the preamble hereto.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering.

“Applicable Rate” means for any day and with respect to all Loans, a percentage equal to the sum of Adjusted Term SOFR plus six percent (6.00%) per annum.

“Approved Counterparty” means any counterparty to a Hedging Contract with a Restricted Person that (a) is BP Energy Company or any of its Affiliates, (b) is a Lender or an Affiliate of a Lender, (c) was a Lender or an Affiliate of a Lender at the time such Hedging Contract was consummated, (d) is a Designated Approved Counterparty, (e) is any other Person (i) which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A- or higher by S&P or Fitch Ratings Ltd or A3 or higher by Moody’s or a comparable rating from an internationally recognized credit rating agency (or has a credit support provider which has such a rating) and (ii) which has agreed to be bound by Articles IX and X of this Agreement as if it were a Lender or has become a party to the applicable Hedge Intercreditor Agreement or (f) is any other Person designated by the Borrower in writing and reasonably acceptable to the Administrative Agent and which has agreed to be bound by Articles IX and X of this Agreement as if it were a Lender or has become a party to the applicable Hedge Intercreditor Agreement.

“Approved Fund” means any Person (other than a natural Person) that (a) is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business, and (b) is administered or managed by a Lender, an Affiliate of a Lender or a Person or an Affiliate of a Person that administers or manages a Lender.

“Aquasition” means Aquasition LLC, a Delaware limited liability company.

“Aquasition Drop Down Documents” means, collectively, (i) that certain Assignment of Membership Interests by and between Borrower and Aquasition Parent, (ii) that certain Assignment and Bill of Sale (Oil and Gas Leases) by and between Borrower, Energy VI and Aquasition, (iii) that certain Assignment and Bill of Sale (Gathering and Processing Assets) by and between Borrower and Aquasition Processing, (iv) that certain Assignment and Bill of Sale (Marketing Agreements) by and between Borrower and Aquasition, (v) that certain Assignment and Bill of Sale by and between Borrower and Aquasition Processing and (vi) that certain Assignment and Bill of Sale (Retained Operating Rights) by and between Aquasition and Borrower, in each case, in substantially final form as provided to the Administrative Agent prior to the Sixth Amendment Effective Date (with such amendments, modifications and supplements, which are not taken as a whole, materially adverse to the interests of the Lenders).

“Aquasition Parent” means Aquasition Energy LLC, a Delaware limited liability company.

“Aquasition Processing” means Aquasition II LLC, a Delaware limited liability company.

“Aquasition Transaction Documents” means, collectively, (i) that certain Management Services Agreement between Borrower, Aquasition and Aquasition Processing, (ii) that certain Production Handling Agreement between Borrower, Aquasition and Aquasition Processing and (iii) that certain Transition Services Agreement between Borrower and Aquasition, in each case, in substantially final form as provided to the Administrative Agent prior to the Sixth Amendment Effective Date (with such amendments, modifications and supplements, which are not taken as a whole, materially adverse to the interests of the Lenders).

“Arm’s Length Transaction” means, with respect to any transaction between the Borrower or a Restricted Subsidiary and one of its Affiliates, that the terms thereof are no less favorable to the Borrower or such Restricted Subsidiary than those which could have been obtained at the time of such transaction in an arm’s-length dealing with Persons other than such Affiliate.

“Arranger” means Calculus, as sole lead arranger and bookrunner.

“Assignment and Acceptance” means each Assignment and Acceptance, substantially in the form of Exhibit E attached hereto or in another form as agreed by the Administrative Agent.

“Authorized Officer” means, as to any Person, its President, its Chief Executive Officer, its Chief Financial Officer, its Chief Accounting Officer, its General Counsel, its Chief Operations Officer, its Chief Technical Officer, its Treasurer, or any other similar officer of such Person.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Benchmark” means, initially as of the Eleventh Amendment Effective Date, the SOFR Reference Rate; provided that, if a Benchmark Transition Event has occurred with respect to the SOFR Reference Rate or the then-current Benchmark, then “Benchmark” shall thereafter mean the applicable Benchmark Replacement, to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.3.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the alphabetic order immediately below that can be determined by the Required Lenders for the applicable Benchmark Replacement Date:

(a)	Adjusted Daily SOFR; or

(b)	the sum of: (i) the alternate benchmark rate that has been selected by the Required Lenders (in consultation with the Borrower), giving due consideration to (A) any selection or recommendation of a replacement benchmark rate, or the mechanism for determining such a replacement rate, by the Relevant Governmental Body, and (B) any evolving, or then-prevailing, market convention for determining a benchmark rate as a replacement to the then-current Benchmark for dollar-denominated bilateral or syndicated credit facilities at such time in the United States; and (ii) the related Benchmark Replacement Adjustment;

provided that, notwithstanding anything to the contrary in the foregoing or elsewhere in this Agreement or any other Loan Document, if, at any time, the Benchmark Replacement (as determined pursuant to the foregoing clause (a) or (b), as applicable) would be less than the Floor, then the Benchmark Replacement shall be deemed to equal the Floor for all purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or equal to zero), that has been selected by the Required Lenders (in consultation with the Borrower), giving due consideration to: (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body; or (b) any evolving, or then-prevailing, market convention for determining a spread adjustment, or a method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated bilateral or syndicated credit facilities at such time in the United States.

“Benchmark Replacement Date” means a date and time determined by the Required Lenders, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a)	in the case of the occurrence of any event(s) described in clause (a) or (b) of the definition of “Benchmark Transition Event” below, the later to occur of: (i) the date of the public statement or publication of information, as applicable, referred to in such clause (a) or (b), as applicable; and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof); or

(b)	in the case of the occurrence of any event(s) described in clause (c) of the definition of “Benchmark Transition Event” below, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that, such non-representativeness shall be determined by reference to the most recent statement or publication referred to in such clause (c), notwithstanding that such Benchmark (or such component thereof) may continue to be provided as of such date.

For the avoidance of doubt, in any such case of occurrence of the foregoing clause (a) or (b) of this definition of “Benchmark Replacement Date” with respect to any Benchmark, the Benchmark Replacement Date will be deemed to have occurred upon the occurrence of the applicable event(s) set forth therein with respect to such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean, with respect to the then-current Benchmark, the occurrence of one or more of the following events:

(a)	a public statement or publication of information by, or on behalf of, the administrator of such Benchmark (or the published component used in the calculation thereof), in either case, announcing that such administrator has ceased, or will in the future cease, to provide such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, no successor administrator has been identified that will continue to provide such Benchmark (or such component thereof);

(b)	a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component thereof), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component thereof), or a court or other Person with similar insolvency or resolution authority over the administrator for such Benchmark (or such component thereof), in any such case, which states that the administrator of such Benchmark (or such component thereof) has ceased, or will in the future cease, to provide such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, no successor administrator has been identified that will continue to provide such Benchmark (or such component thereof); or

(c)	a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) is not, or, as of a specified future date, will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” shall be deemed to have occurred, with respect to any Benchmark, if a public statement or publication of information as described above has occurred with respect to such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any): (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 3.3; and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 3.3.

“Benefiting Restricted Person” means a Restricted Person for which funds or other support is necessary for such Restricted Person to constitute an Eligible Contract Participant.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” is defined in the preamble hereto.

“Borrowing Base” means, as of any date of determination, either the Initial Availability Amount or the amount determined by the Required Lenders in accordance with the provisions of Section 2.7, as such amount may be reduced pursuant to the terms of this Agreement.

“Borrowing Base Deficiency” has the meaning given it in Section 2.6(b).

“Borrowing Base Entities” means (i) the Borrower and the Guarantor Subsidiaries and (ii) the Operating Joint Ventures.

“Borrowing Base Properties” means the Oil and Gas Properties from time to time included in the most recent Engineering Report delivered pursuant to this Agreement (other than any such properties owned by an Operating Joint Venture which are designated by an Authorized Officer in such Engineering Report or in a certificate accompanying delivery of such Engineering Report as to not be included in the determination of the Borrowing Base); provided that the Oil and Gas Properties owned by an Included Joint Venture and included in such most recent Engineering Report (and not designated as not to be included in the determination of the Borrowing Base) shall only be taken into account in determining the Borrowing Base to the extent of the Borrower’s and the Guarantor Subsidiaries’ aggregate Investment Percentage in such Included Joint Venture.

“Borrowing Base Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the Facility Usage on such day, and the denominator of which is the Borrowing Base in effect on such day.

“Borrowing Notice” is defined in Section 2.2.

“Building” has the meaning assigned to such term in the applicable Flood Insurance Regulation; provided that, in no event shall the term “Building” include platforms and other structures located in state or federal waters offshore of the United States or other areas that are not subject to Flood Insurance Regulation.

“Business Day” means any day other than (a) a day on which commercial banks are authorized or required to close in New York, New York, and (b) if such day relates to a determination of, or a calculation involving, SOFR, any SOFR Reference Rate and/or any SOFR-Based Rate (or any notice with respect to any of the foregoing), any day on which any of SIFMA, the New York Stock Exchange and/or the NYFRB is not open for business because such day is a legal holiday under the federal laws of the U.S. or the laws of the State of New York, as applicable.

“Calculus” means Calculus Lending, LLC, and its successors and assigns.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP in accordance with Section 1.6.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association, limited liability company or other business entity, shares, interests, participations, rights or other equivalents (however designated) thereof, (c) in the case of a partnership, partnership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means investments in:

(a)            marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America;

(b)            demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with any office of any Lender or with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose certificates of deposit have at least the third highest credit rating given by either Rating Agency;

(c)            repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any commercial bank meeting the specifications of clause (b) above;

(d)            open market commercial paper, maturing within 270 days after acquisition thereof, which has the highest or second highest credit rating given by either Rating Agency; and

(e)            investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (a) through (d) above.

“Casualty Event” means any loss, casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Collateral.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Control” means the occurrence of any of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries taken as a whole, to any “person” or group of related “persons” (a “Group”) (as such terms are used in Section 13(d)(3) of the Exchange Act), (b) the adoption of a plan relating to the liquidation or dissolution of the Borrower, (c) the consummation of any transaction the result of which is that any “Person” (as defined above) or Group becomes the “beneficial owner” (as such term is defined in Rule 13d3 and Rule 13d5 under the Exchange Act), in each case, other than the Permitted Holders, of more than 25% of the outstanding Voting Stock of the Borrower, provided, however, that no Change in Control shall have occurred as a result of the consummation of any such transaction if, immediately following such consummation, Tracy W. Krohn is the beneficial owner of more than 50% of the outstanding Voting Stock of the Borrower; or (d) the first day on which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors.

“Closing Date” means October 18, 2018.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property of any kind which is subject to a direct Lien in favor of any Lender (or in favor of Administrative Agent or a trustee for the benefit of the Administrative Agent, any Lender, or any other Lender Party) or which, under the terms of any Security Document, is purported to be subject to such a Lien, subject, however, to Section 10.14(d); provided that, for the avoidance of doubt, the Collateral shall not include (i) any Excluded Capital Stock or (ii) any trust interest in any Trust.

“Commitment” means, as the context may require, any Revolving Loan Commitment or Letter of Credit Commitment.

“Commitment Fee Rate” means 3.0% per annum.

“Commitment Period” means the period from and including the Eleventh Amendment Effective Date until and including the Commitment Termination Date.

“Commitment Termination Date” means the earlier to occur of (a) the Maturity Date and (b) the date on which any Commitment Termination Event occurs.

“Commitment Termination Event” means

(a)            the occurrence of any Default described in clauses (i) through (iii) of Section 8.1(j) with respect to the Borrower; or

(b)            the occurrence and continuance of any other Event of Default and either

(i)             the declaration of the Loans to be due and payable pursuant to Section 8.1 or 8.2, or

(ii)            in the absence of such declaration, the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended and any successor statute.

“Commodity Hedging Contract” means, with respect to any Restricted Person, any commodity futures contract, commodity swap, commodity option, commodity forward sale or other similar agreement or arrangement designed to protect against fluctuations in the price of Hydrocarbons used, produced, processed or sold by that Person or any of its Restricted Subsidiaries at the time.

“Communications” is defined in Section 10.18(a).

“Conforming Changes” means, with respect to (a) the use and/or administration of, and/or any conventions associated with, SOFR, any SOFR Reference Rate and/or any SOFR-Based Rate (for any Interest Period, as applicable), or (b) the use, administration, adoption and/or implementation of, and/or any conventions associated with, any Benchmark Replacement, in each case of the foregoing clauses (a) and (b), any technical, administrative and/or operational change(s) (including, without limitation, any such change(s) to the definition of “Business Day” above, the definition of “Interest Period” below (or any similar or analogous definition, or the addition of an applicable concept of “interest period”), the definition of “U.S. Government Securities Business Day” below, the timing and frequency of determining rates and making payments of interest, the timing of delivery of any Request for Loan, the timing of delivery of any notices of optional reduction or termination of the Commitment, the timing of delivery of any notices of optional prepayment of Loans, the applicability and length of lookback periods, and any other technical, administrative and/or operational matters) that the Administrative Agent determines, with consent of the Borrower, may be appropriate to reflect the adoption and/or implementation of any such rate and/or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines, in its discretion, that (i) the adoption and/or implementation of, or of any portion of, such market practice is not administratively feasible for the Administrative Agent , or (ii) no market practice for the administration of any such rate exists, then, in each case of the foregoing clauses (i) and (ii), permit the use and administration thereof by the Administrative Agent in such other manner of administration as the Administrative Agent determines (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents); provided that, notwithstanding anything herein to the contrary, no “Conforming Changes” shall result in any material effect on the timing or amount of payments or borrowings.

“Consolidated” refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person’s Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

“Consolidated Cash Balance” means, at any time of determination thereof, the aggregate amount (i.e., the “book balance”) of cash and cash equivalents held by, credited to the account of, or that would otherwise be required to be reflected as an asset on the balance sheet of the Borrower and the Guarantor Subsidiaries; provided that the Consolidated Cash Balance shall exclude, without duplication, the sum of (i) any cash or cash equivalents to pay royalty obligations, working interest/operator obligations, production payments, vendor payments, suspense payments, severance and ad valorem taxes, payroll, payroll taxes, other taxes, employee wage and benefit payments and trust and fiduciary obligations or other obligations or payments of the Borrower or any Guarantor Subsidiary to unaffiliated third parties and for which the Borrower or such Guarantor Subsidiary either (x) has issued checks or initiated wires or ACH transfers (but which amounts have not, as of such time, been subtracted from the balance in the relevant account of the Borrower or such Guarantor Subsidiary) or (y) reasonably anticipates in good faith that it will issue checks or initiate wires or ACH transfers within five (5) Business Days after the date of measurement, (ii) any cash or cash equivalents of the Borrower or any other Guarantor Subsidiary (a) constituting pledges and/or deposits securing, or (b) used within five (5) Business Days to pay the purchase price for any acquisition or make any Investment or other payment under or in connection with any binding and enforceable purchase and sale agreement or similar agreement containing customary provisions with any Persons who are not Affiliates of the Borrower or any Guarantor Subsidiary to the extent not prohibited by this Agreement, (iii) cash which cash collateralizes Letters of Credit, (iv) any amounts with respect to which the Borrower or such Guarantor Subsidiary has issued checks or initiated wires or ACH transfers (but which amounts have not, as of such time, been subtracted from the balance in the relevant account of the Borrower or such Guarantor Subsidiary), (v) any cash or cash equivalents in Excluded Accounts, (vi) any cash constituting the proceeds of any issuance of Capital Stock of the Borrower or a contribution to the common equity capital of the Borrower and (vii) cash constituting payments from Monza to fund capital calls for Monza’s capital expenditures.

“Consolidated Interest Expense” means as to any Person for any period, the Consolidated interest expense of such Person and its Restricted Subsidiaries for such period determined in accordance with GAAP, whether paid or accrued including, without limitation, amortization of original issue discount and capitalized debt issuance costs, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to the present value of the net rental payments under sale and leaseback transactions, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Contracts of such Person entered into for the purpose and effect of fixing interest rates on a principal amount of Indebtedness of such Person that is accruing interest at a variable rate.

“Consolidated Net Income” means, as to any Person for any period, the net income of such Person and its Restricted Subsidiaries (determined on a Consolidated basis in accordance with GAAP).

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Borrower who (a) was a member of such Board of Directors on the date hereof or (b) was nominated for election or elected to such Board of Directors with the approval of (i) two- thirds of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (ii) two-thirds of those Directors who were previously approved by Continuing Directors.

“Control Agreement” means an agreement in form and substance reasonably satisfactory to the Administrative Agent which provides for the Administrative Agent to have “control” (as defined in Section 8-106 of the UCC, as such term relates to investment property (other than certificated securities or commodity contracts) or as used in Section 9-106 of the UCC, as such term relates to commodity contracts, or as used in Section 9-104(a) of the UCC, as such term relates to deposit accounts).

“Covered Property” is defined in Section 6.2(f).

“Daily SOFR” means, as of any specified date of determination, for any calculations with respect to a Daily SOFR Loan, the rate per annum equal to the Daily SOFR Reference Rate, determined as of the date that is five U.S. Government Securities Business Days prior to such specified date of determination (such prior date, a “Periodic Daily SOFR Determination Date”), as such rate is published by the SOFR Administrator on such Periodic Daily SOFR Determination Date; provided that, (a) if, as of 5:00 p.m. on any Periodic Daily SOFR Determination Date, (i) the Daily SOFR Reference Rate has not been published by the SOFR Administrator, and (ii) a Benchmark Replacement Date with respect to the Daily SOFR Reference Rate has not occurred, then “Daily SOFR” shall instead mean the Daily SOFR Reference Rate as published by the SOFR Administrator on the first preceding U.S. Government Securities Business Day for which the Daily SOFR Reference Rate was published by the SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Daily SOFR Determination Date, and (b) if, at any time, Daily SOFR (determined in accordance with the foregoing of this definition of “Daily SOFR”, including in accordance with the foregoing clause (a) of this proviso) is less than the Floor, then Daily SOFR shall be deemed to equal the Floor for all purposes of this Agreement and the other Loan Documents. Any change(s) in Daily SOFR due to any change(s) in the Daily SOFR Reference Rate shall be effective from, and including, the effective date of any such change(s) in the Daily SOFR Reference Rate, without further notice to the Company or Subsidiary, any other party to this Agreement or any other Loan Document, or any other Person.

“Daily SOFR Adjustment” means a percentage equal to 0.10% (10 basis points) per annum.

“Daily SOFR Reference Rate” means the rate per annum determined by the Administrative Agent as the daily published index rate based on SOFR.

“Default” means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

“Default Rate” means, at the time in question, the per annum rate equal to two percent (2.0%) per annum plus the Applicable Rate. The Default Rate shall never exceed the Highest Lawful Rate.

“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans within three (3) Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) notified the Borrower or the Administrative Agent in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failed, within three (3) Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, (e) (i) becomes or is insolvent or has a parent company that has become or is insolvent or (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or, other than by way of an Undisclosed Administration, has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, (f) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Designated Approved Counterparty” means (a) Shell Trading Risk Management, LLC and (b) each other Approved Counterparty described in clause (a), (e) or (f) of the definition of “Approved Counterparty”, which, in each case, has become a party to the applicable Hedge Intercreditor Agreement.

“Determination Date” has the meaning given it in Section 2.7.

“Disclosure Report” means either a notice given by Borrower under Section 6.4 or a certificate given by Borrower’s Chief Financial Officer under Section 6.2(b) or notice delivered pursuant to Section 6.2(j); provided that the First Amendment Disclosure Schedule shall constitute a Disclosure Report with respect to the matters disclosed therein for all purposes under this Agreement and the other Loan Documents.

“Disclosure Schedule” means Schedule 1 hereto.

“Distribution” means (a) any dividend or other distribution made by the Borrower or a Restricted Subsidiary on or in respect of the Capital Stock of the Borrower or such Restricted Subsidiary (including any option or warrant to buy such an equity interest), or (b) any payment made by the Borrower or a Restricted Subsidiary to purchase, redeem, acquire or retire any Capital Stock in the Borrower or such Restricted Subsidiary (including any option or warrant).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eighth Amendment” means that certain Eighth Amendment to Sixth Amended and Restated Credit Agreement, dated as of November 2, 2021, by and among the Borrower, the Administrative Agent and the lenders party thereto.

“Eleventh Amendment” means that certain Eleventh Amendment to Sixth Amended and Restated Credit Agreement, dated as of November 7, 2022, by and among the Borrower, the Administrative Agent and the lenders party thereto.

“Eleventh Amendment Effective Date” means November 7, 2022.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EBITDAX” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus (a) an amount equal to any extraordinary loss, plus any net loss realized in connection with an asset sale (together with any related provisions for taxes by the Borrower or a Restricted Subsidiary), to the extent such losses were included in computing such Consolidated Net Income, plus (b) an amount equal to the provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period (including state franchise taxes), to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus (c) Consolidated Interest Expense of such Person and its Restricted Subsidiaries, to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (d) depreciation, depletion and amortization expenses (including amortization of goodwill and other intangibles) for such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion and amortization expenses were deducted in computing such Consolidated Net Income, plus (e) accretion expense for abandonment retirement obligations, plus (f) other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period or to the extent it represents a restructuring change) of such Person and its Restricted Subsidiaries for such period to the extent that such other non-cash charges were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation, depletion and amortization and other non-cash charges and expenses of, the Restricted Subsidiaries of the relevant Person shall be added to Consolidated Net Income of such Person only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be distributed to such Person by such Restricted Subsidiary without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that such Restricted Subsidiary or its stockholders. For purposes of this Agreement and the other Loan Documents, EBITDAX shall only include (i) EBITDAX of the Borrower and its wholly- owned Restricted Subsidiaries (other than Excluded Subsidiaries), (ii) EBITDAX of Restricted Subsidiaries that are not wholly-owned Restricted Subsidiaries but that are Guarantor Subsidiaries equal to the aggregate Investment Percentage of the Borrower’s and the Guarantor Subsidiaries’ ownership of such Restricted Subsidiary and (iii) EBITDAX of Excluded Subsidiaries (including Unrestricted Subsidiaries) but in which the Borrower and its Guarantor Subsidiaries own Capital Stock to the extent of dividends and Distributions actually received by the Borrower or a Guarantor Subsidiary in cash from such Persons. In the event that the Borrower and its Restricted Subsidiaries shall make an Equity Investment in any Person, or a Material Acquisition or a Material Disposition, EBITDAX (and each component thereof) in respect of such acquired Person or the assets or properties subject of such Material Acquisition or Material Disposition shall be calculated on a pro forma basis commencing the first day of the four quarter period in which such acquisition or disposition is consummated.

“Electronic Platform” is defined in Section 10.18(b).

“Eligible Contract Participant” means an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder.

“Eligible Transferee” means a Person which either (a) is an Issuer, a Lender or an Affiliate of Lender or an Approved Fund, or (b) is consented to as an Eligible Transferee by (i) the Administrative Agent, (ii) with respect solely to transfers of Revolving Loans or Revolving Loan Commitments, each Issuer, and (iii) so long as no Event of Default is continuing, the Borrower, which consents in each case will not be unreasonably withheld (provided that no Person organized outside the United States may be an Eligible Transferee without the consent of Borrower if Borrower would be required to pay withholding taxes on interest or principal owed to such Person).

“Energy VI” means W&T Energy VI, LLC, a Delaware limited liability company.

“Energy VII” means W&T Energy VII, LLC, a Delaware limited liability company.

“Engineering Report” means the Initial Engineering Report and each subsequent engineering report delivered pursuant to Section 6.2(d).

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, obligations, liabilities, losses, proceedings, decrees, judgments, penalties, fees, fines, demand letters, orders, directives, claims (including claims for contribution or claims involving liability in tort, strict, absolute or otherwise), Liens, notices of noncompliance or violation, or claims for legal fees or costs of investigations or proceedings, relating to any Environmental Law or arising from the actual or alleged presence or Release of any Hazardous Material, including without limitation, enforcement, mitigation, cleanup, removal, response, remedial or other actions or damages or contribution, indemnification, cost recovery, compensation or injunctive or declaratory relief pursuant to any Environmental Law.

“Environmental Laws” means all applicable Laws relating to pollution or the regulation or protection of human health or safety (to the extent such health or safety relate to exposure to Hazardous Materials), natural resources or the environment (including ambient air, surface water, ground water, land, natural resources or wetlands), including those relating to any release of hazardous materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, management, generation, recycling or handling of, or exposure to, Hazardous Materials. Without limitation, Environmental Laws include, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980 and the Hazardous and Solid Waste Amendments of 1984; the Toxic Substances Control Act, 15 U.S.C.; the Federal Water Pollution Control Act; the Hazardous Materials Transportation Act; the Clean Air Act; the Safe Drinking Water Act; the Federal Insecticide, Fungicide and Rodenticide Act, the Endangered Species Act and the Oil Pollution Act, each as amended and their state and local counterparts or equivalents.

“Equity Investment” means relative to any Person, any ownership or similar interest held by such Person in any other Person consisting of any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of such Person, limited partnership interests, membership interest in a limited liability company, or beneficial interests in a trust.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with all rules and regulations promulgated with respect thereto.

“ERISA Affiliate” means Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

“ERISA Plan” means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which the Borrower or any Restricted Subsidiary has a fixed or contingent liability (other than a “multiemployer plan” as that term is defined in Section 4001 of ERISA).

“Erroneous Payment” has the meaning assigned to it in Section 9.13(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 9.13(d)(i).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 9.13(d)(i).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.13(d)(i).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 9.13(e).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Evaluation Date” means the following dates:

(a)            each date on or after the Eleventh Amendment Effective Date, which Required Lenders, at their option, specify as a date as of which the Borrowing Base is to be redetermined, provided that each such date must be the first or last day of a current calendar month and that the Required Lenders shall not be entitled to request any such redetermination more than once during any fiscal year;

(b)            upon the Required Lenders’ election notified in writing to the Borrower no later than thirty (30) days prior to such proposed Evaluation Date, May 1 and November 1 of each Fiscal Year, occurring after the Eleventh Amendment Effective Date and before the Maturity Date;

(c)            the date of each sale of interests in Oil and Gas Properties that would permit the Administrative Agent and the Lenders to redetermine the Borrowing Base pursuant to the terms of Section 7.5; and

(d)            each date which the Borrower, at its option, specifies as a date as of which the Borrowing Base is to be redetermined, provided that each such date must be the first or last day of a current calendar month and that the Borrower shall not be entitled to request any such redetermination more than once during any Fiscal Year unless such request is in connection with any acquisition of property or series of related acquisitions of property involving consideration equal to or in excess of $50,000,000.

“Event of Default” is defined in Section 8.1.

“Excepted Liens” means: (a) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by the Borrower or any Restricted Subsidiary or materially impair the value of such property subject thereto; (d) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board of Governors and no such deposit account is intended by Borrower or any Restricted Subsidiary to provide collateral to the depository institution; (e) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property of the Borrower or any Restricted Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such property for the purposes of which such property is held by the Borrower or any Restricted Subsidiary or materially impair the value of such property subject thereto; (f) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, letters of credit, bank guarantees, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (g) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; and (h) royalties, overriding royalties, reversionary interests, production payments and similar burdens granted by the Borrower or any Restricted Subsidiary with respect to its Oil and Gas Properties to the extent such burdens do not reduce the Borrower or such Restricted Subsidiary’s net interests in production in its Oil and Gas Properties below the interests reflected in each Engineering Report or the interests warranted under this Agreement or the Security Documents and do not operate to deprive the Borrower or any Restricted Subsidiary of any material rights in respect of its assets or properties (except for rights customarily granted with respect to such interests).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Account” means (a) each deposit account in which all or substantially all of the deposits consist of amounts utilized to fund payroll, employee benefit or tax obligations of the Borrower and its Subsidiaries, (b) “zero balance” accounts, (c) escrow accounts for amounts constituting purchase price deposits held in escrow pursuant to a binding and enforceable purchase and sale agreement with a third party containing customary provisions regarding the payment and refunding of such deposits, (d) escrow accounts, trust accounts or fiduciary accounts, and (e) cash collateral accounts permitted under Section 7.2 of this Agreement (including, without limitation, an account pledged to secure Indebtedness of the type referred to in clause (j) of the definition of Indebtedness).

“Excluded Capital Stock” means (a) any Capital Stock with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the cost or other consequences of pledging such Capital Stock in favor of the Lender Parties shall be excessive in view of the benefits to be obtained by the Lender Parties therefrom, (b) solely in the case of any pledge of Capital Stock of any Foreign Subsidiary or FSHCO (in each case, that is a direct wholly-owned Restricted Subsidiary of the Borrower or a Guarantor Subsidiary) to secure the Obligations, any Voting Stock of such Foreign Subsidiary or FSHCO in excess of 65% of the Voting Stock of such Restricted Subsidiary, (c) any Capital Stock of any Subsidiary to the extent the pledge thereof would be prohibited by applicable law, rule or regulation or by any agreement, instrument or other undertaking to which such Subsidiary is a party or by which it or any of its property or assets is bound from guaranteeing the Obligations, (d) the Capital Stock of any Immaterial Subsidiary (unless a security interest in such Immaterial Subsidiary’s Capital Stock may be perfected by filing an “all assets” UCC financing statement) and any Unrestricted Subsidiary, (e) the Capital Stock of any Subsidiary of a Foreign Subsidiary or FSHCO and (f) any Capital Stock of any Subsidiary to the extent that the pledge of such Capital Stock would result in materially adverse tax consequences to the Borrower or any of the Borrower’s Subsidiaries, as reasonably determined by the Borrower in consultation with the Administrative Agent (such consultation limited to the tax consequences of such pledge of such Capital Stock).

“Excluded Obligation in respect of a Hedging Contract” means, with respect to any Restricted Person individually determined on a Restricted Person by Restricted Person basis, any Obligation in respect of a Hedging Contract, if and to the extent that, all or a portion of the joint and several liability or the guaranty of such Restricted Person for, or the grant by such Restricted Person of a security interest or other Lien to secure, such Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Restricted Person’s failure for any reason to constitute an Eligible Contract Participant at the time such guarantee or the grant of such security interest or other Lien becomes effective with respect to, or any other time such Restricted Person is by virtue of such guarantee or grant of such security interest or other Lien otherwise deemed to enter into, such Obligation. If an Obligation in respect of a Hedging Contract arises under a master agreement governing more than one transaction, such exclusion shall apply only to the portion of such Obligation that is attributable to Hedging Contract for which such guarantee, security interest or other Lien is or becomes illegal.

“Excluded Subsidiary” means each (a) Restricted Subsidiary that is not a wholly-owned Subsidiary, unless the Borrower (with the consent of the Administrative Agent) has elected to cause such Restricted Subsidiary to become a Guarantor Subsidiary, (b) Restricted Subsidiary that is prohibited by applicable law, rule or regulation or by any agreement, instrument or other undertaking to which such Restricted Subsidiary is a party or by which it or any of its property or assets is bound from guaranteeing the Obligations, (c) Foreign Subsidiary, (d) Restricted Subsidiary that is (i) a FSHCO or (ii) owned directly or indirectly by a CFC or a FSHCO, (e) Unrestricted Subsidiary, (f) Immaterial Subsidiary and (g) other Restricted Subsidiary, with respect to which, (i) in the reasonable judgment of the Administrative Agent and the Borrower, the cost or other consequences of providing a guarantee of or granting Liens to secure the Obligations shall be excessive in view of the benefits to be obtained by the Lender Parties therefrom or (ii) providing such a guarantee or granting such Liens would result in materially adverse tax consequences to the Borrower or any of the Borrower’s Subsidiaries as reasonably determined by the Borrower in consultation with the Administrative Agent (such consultation limited to the tax consequences of such guarantee).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Administrative Agent, any Lender, any Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or under any other Loan Document, Taxes imposed on or measured by the recipient’s net income (however denominated), franchise Taxes imposed on the recipient, and branch profits Taxes imposed on the recipient, in each case, (i) by the United States of America (or any political subdivision thereof) or by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) by any other jurisdiction as a result of a present or former connection between the recipient and the jurisdiction imposing such Tax (other than a connection arising solely from such recipient having executed, delivered, become a party to, performed its obligations under or received payments under, received or perfected a security interest under, or enforced, any Loan Document), (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 3.8), any withholding Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability to comply with Section 3.6(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.6(a), (c) any United States backup withholding Tax and (d) any Taxes imposed under FATCA.

“Existing Credit Agreement” is defined in the first recital.

“Facility Amount” means $100,000,000.

“Facility Availability” means at any time the difference of (i) the lowest of the Borrowing Base, the Aggregate Commitments or the Facility Amount at such time minus (ii) Revolving Credit Exposure at such time.

“Facility Usage” means, at the time in question, the aggregate outstanding principal amount of all Loans of all Lenders plus all Letter of Credit Outstandings of all Issuers.

“FATCA” means Sections 1471 through 1474 of the Code (and any amended or successor sections thereto) and any present or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the NYFRB based on such days’ Federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its website from time to time) and published on the next succeeding Business Day by the NYFRB as the Federal Funds Effective Rate and (b) 0%. If no such rate is available for such date, the Federal Funds Rate shall be the average of the quotations (rounded upwards, if necessary, to the next higher 1/100 of 1%) for the day of such transactions received by the Administrative Agent from three (3) major banks reasonably satisfactory to the Administrative Agent.

“First Amendment” means the First Amendment to Sixth Amended and Restated Credit Agreement dated as of November 27, 2019, among the Borrower, the Lenders party thereto, the Administrative Agent and the other Persons party thereto.

“First Amendment Disclosure Schedule” means Schedule 1 attached to the First Amendment.

“First Lien Debt” means the aggregate Indebtedness of the Borrower and its Restricted Subsidiaries on a consolidated basis outstanding under this Agreement (less the amount of unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries).

“First Lien Leverage Ratio” means for any Person, with respect to any Fiscal Quarter, the ratio of:

(a)            First Lien Debt of such Person and its Subsidiaries outstanding on the last day of such Fiscal Quarter.

(b)            EBITDAX of such Person and its Subsidiaries computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

“Fiscal Quarter” means a three-month period ending on March 31, June 30, September 30, or December 31 of any year.

“Fiscal Year” means a twelve-month period ending on December 31 of any year.

“Flood Insurance Regulations” is defined in Section 10.14.

“Floor” means a rate of interest equal to zero percent (0.00%).

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Foreign Subsidiary” means each Restricted Subsidiary of the Borrower that is not organized under the laws of the United States or any state thereof, or the District of Columbia.

“Four Quarter Period” means as of the end of any Fiscal Quarter, the period of four consecutive Fiscal Quarters then ended.

“FSHCO” means any Restricted Subsidiary that is not a Foreign Subsidiary (including a disregarded entity for United States federal income tax purposes) that owns no material assets other than the Capital Stock and/or Indebtedness of one or more Foreign Subsidiaries that are CFCs (held directly or through Subsidiaries).

“GAAP” means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated Subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or with respect to Borrower and its Consolidated Subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender and Majority Lenders agree to such change insofar as it affects the accounting of Borrower or of Borrower and its Consolidated Subsidiaries. Notwithstanding anything to the contrary contained herein, the amount of any Indebtedness under GAAP with respect to Capital Lease Obligations shall be determined in accordance with Section 1.6.

“Guarantor Subsidiary” means a direct or indirect Restricted Subsidiary of the Borrower that is not an Excluded Subsidiary.

“Hazardous Materials” means (a) any petroleum or petroleum product (including crude oil or fraction thereof), explosive, radioactive material, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, lead and radon gas; (b) any chemical, material, gas substance waste which is defined as or included in the definition of “hazardous substance”, “hazardous waste”, “hazardous material”, “extremely hazardous substance”, “hazardous chemical”, “toxic substance”, “toxic chemical”, “contaminant” or “pollutant” or words of similar import under any Environmental Law; and (c) any other chemical, material, gas substance or waste, exposure to which, or the presence, use, generation, treatment, Release, transport or storage of which is prohibited, limited or regulated under any Environmental Law.

“Hedge Intercreditor Agreement” means (i) that certain Intercreditor Agreement, dated as of November 17, 2020, by and among Shell Trading Risk Management, LLC, a Delaware limited liability company, any other hedge counterparty party thereto, the Borrower and the Administrative Agent as the Administrative Agent (as defined therein), as amended, modified, supplemented or replaced from time to time and/or (ii) any other customary hedge intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent, the Required Lenders and the Borrower, as the context may require; provided, that no Hedge Intercreditor Agreement shall (x) permit any Obligations owed to any Designated Approved Counterparty thereunder to be secured by Collateral on a senior priority basis to the Obligations owed to any other Approved Counterparty or (y) modify, or purport to modify, the provisions of Section 3.1 (or any comparable provision in any Security Document pertaining to the priority of payments).

“Hedging Contract” means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other hedging contract, derivative agreement or other similar agreement or arrangement.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious rate of interest that such Lender is permitted under applicable Law to contract for, take, charge, or receive with respect to its Loan. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender at a rate in excess of the Highest Lawful Rate applicable to such Lender.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, working interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Immaterial Subsidiary” means (a) on and prior to the Twelfth Amendment Effective Date, each Restricted Subsidiary of Borrower designated as an Immaterial Subsidiary in the First Amendment Disclosure Schedule, the Disclosure Schedule or otherwise designated as an Immaterial Subsidiary in a written notice by Borrower to the Existing Agent (as defined in the Eighth Amendment) or the Administrative Agent, as applicable, in compliance with this Agreement as in effect at such time and (b) thereafter, each other Restricted Subsidiary designated in writing to the Administrative Agent, including a newly formed or newly acquired Restricted Subsidiary, as an Immaterial Subsidiary if (i) prior, and after giving effect, to such designation, no Default would exist and (ii) such Restricted Subsidiary has assets of less than $5,000,000 as of the later to occur of the last day of the immediately preceding fiscal quarter and the date such Restricted Subsidiary was acquired or formed by Borrower; provided that if, at any time after the Twelfth Amendment Effective Date, Immaterial Subsidiaries have, in the aggregate, total assets (when combined with the assets of such Immaterial Subsidiary’s Subsidiaries, after eliminating intercompany obligations) on the last day of the four consecutive fiscal quarters of the Borrower then most recently ended equal to or greater than $10,000,000, the Borrower shall, no later than sixty (60) days after such date, designate in writing to the Administrative Agent one or more Immaterial Subsidiaries as no longer constituting an Immaterial Subsidiary so that the total assets of the remaining Immaterial Subsidiaries is less than $10,000,000.

“Included Joint Venture” means at any time an Operating Joint Venture whose Oil and Gas Properties, or a portion of whose Oil and Gas Properties, are included in the Borrowing Base Properties and the Capital Stock of such Person owned by the Borrower and its Guarantor Subsidiaries has been pledged to secure the Obligations.

“Increased Costs” is defined in Section 3.9.

“Indebtedness” of any Person means Liabilities in any of the following categories:

(a)            Liabilities for borrowed money,

(b)            Liabilities constituting an obligation to pay the deferred purchase price of property or services,

(c)            Liabilities evidenced by a bond, debenture, note or similar instrument,

(d)            Liabilities which (i) would under GAAP be shown on such Person’s balance sheet as a liability, and (ii) is payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations),

(e)            Liabilities arising under Hedging Contracts,

(f)            Capitalized Lease Obligations and Liabilities arising under operating leases and Liabilities arising with respect to sale and lease-back transactions,

(g)            Liabilities arising under conditional sales or other title retention agreements,

(h)            Liabilities owing under direct or indirect guaranties of Liabilities of any other Person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection,

(i)             Liabilities (for example, repurchase agreements) consisting of an obligation to purchase securities or other property, if such Liabilities arises out of or in connection with the sale of the same or similar securities or property,

(j)             Liabilities with respect to letters of credit or applications or reimbursement agreements therefor,

(k)            Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under “take-or-pay” contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment), or

(l)            Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor; provided, however, that the “Indebtedness” of any Person shall not include (i) Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until (x) such Liabilities are outstanding more than 90 days past the original invoice or billing date therefor or, (y) if such Person is contesting any such Liability in good faith by appropriate proceedings (promptly initiated and diligently conducted) and has set aside on its books adequate reserves therefor, such Liability is outstanding more than 180 days past the original invoice or billing date therefor and (ii) Liabilities associated with bonds and surety obligations (including reimbursement obligations).

“Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes.

“Initial Availability Amount” means an amount equal to $50,000,000.

“Initial Engineering Report” means, the engineering report prepared by the Borrower’s in-house petroleum engineering staff, dated July 1, 2021 concerning Oil and Gas Properties of Borrower and its Subsidiaries and Included Joint Ventures reflecting reserves of Borrower and its Subsidiaries and Included Joint Ventures as of June 30, 2021. For the avoidance of doubt, none of the reserves of the Borrower and its Subsidiaries that were subject of the transactions contemplated by the Aquasition Transaction Documents shall be included on the Initial Engineering Report.

“Initial Financial Statements” means the audited annual financial statements of Borrower dated as of December 31, 2020.

“Insurance Schedule” means a schedule of the insurance of the Borrower and its Restricted Subsidiaries to be delivered on or near the Eleventh Amendment Effective Date in form and substance satisfactory to the Administrative Agent, as such schedule may be amended or otherwise modified from time to time with the consent of the Administrative Agent.

“Intercreditor Agreement” means that certain Intercreditor Agreement by and between the Administrative Agent, as Priority Lien Agent (as defined therein), and Morgan Stanley Senior Funding, Inc., as Second Lien Collateral Trustee (as defined therein), dated as of May 11, 2015, as amended, amended and restated, modified or supplemented.

“Interest Expense” means, for any applicable period, the aggregate cash interest expense (both accrued and paid and net of interest income received during such period by the Borrower and its Restricted Subsidiaries) of the Borrower and its Restricted Subsidiaries for such applicable period, including the portion of any payments made in respect of Capital Lease Obligations allocable to interest expense, but excluding one-time write- offs of unamortized upfront fees and other upfront fees and expenses associated with (i) this Agreement and the other Loan Documents, (ii) the indenture for the Senior Second Lien Notes and (iii) the Specified Additional Debt Documents.

“Interest Period” means a period of 1 month beginning on and including the Business Day on which the applicable Loans are to be advanced and ending on but not including the same day of the month as the day on which it began (e.g., a period beginning on the third day of one month shall end on but not include the third day of the following another month), provided that each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day). No Interest Period may be elected which would extend past the date on which the associated Revolving Loan Note is due and payable in full.

“Investment” means any investment, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of Capital Stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise.

“Investment Percentage” means, as to any Person (herein the “Owner”), the percentage of total Capital Stock of another Person owned directly or indirectly by such Owner.

“Issuance Request” means a request and certificate duly executed by the chief executive, accounting or financial authorized officer of the Borrower, substantially in the form of Exhibit G attached hereto (with such changes thereto as may be agreed upon from time to time by the Administrative Agent and the Borrower).

“Issuer” means each Lender that becomes an Issuer in accordance with Section 2.9(i) or 9.9, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“Junior Obligations” means the payment (other than, with respect to clause (a) below, to the extent such payment (when taken together with any other payments to be made concurrently therewith) results in such Indebtedness being paid in full and discharged) or the provision of any pledge, security or other credit support in respect of (a) Indebtedness that is or is required to be unsecured, secured on a junior Lien basis to the Obligations or subordinated in right of payment to the Obligations, (b) obligations of the type described in clause (f) of the definition of “Excepted Liens” or (c) transactions of the type described in clause (h) of the definition of “Excepted Liens” that are not entered into in the ordinary course business.

“Law” means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision or regulatory agency thereof or of any foreign country or any department, province or other political subdivision thereof, including without limitation Environmental Laws.

“Lender Parties” means the Administrative Agent (solely for purposes of the Security Documents), the Issuers, the Lenders, the Approved Counterparties and their successors, transferees and assigns (provided that with respect to Approved Counterparties, the successor, transferee or assign, as applicable, meets the requirements of the definition of “Approved Counterparty” herein); and “Lender Party” means any of them.

“Lender” is defined in the preamble hereto; and “Lenders” shall have the same meaning.

“Lending Office” means, with respect to any Lender, the office, branch, or agency through which it funds its Loans.

“Letter of Credit” is defined in Section 2.11(a).

“Letter of Credit Commitment” means, relative to any Lender, such Lender’s obligation to issue (in the case of an Issuer) or participate in (in the case of all Lenders) Letters of Credit pursuant to Section 2.11.

“Letter of Credit Commitment Amount” means, as of the Eleventh Amendment Effective Date, $0.

“Letter of Credit Fee” is defined in Section 2.5(c).

“Letter of Credit Outstandings” means, at any time, an amount equal to the sum of (a) the aggregate Stated Amount at such time of all Letters of Credit then outstanding and undrawn (as such aggregate Stated Amount shall be adjusted, from time to time, as a result of drawings, the issuance of Letters of Credit, or otherwise), plus (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

“Leverage Ratio” means for any Person, as of the last day of any Fiscal Quarter, the ratio of

(a)            Total Debt outstanding on the last day of such Fiscal Quarter to

(b)            EBITDAX of the Borrower computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

“Liabilities” means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

“Lien” means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to such creditor or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows such creditor to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic’s or materialman’s lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. “Lien” also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

“Line Cap” means, as of any date of determination, the lowest of (a) the Borrowing Base, (b) the Aggregate Commitments and (c) the Facility Amount, in each case, as in effect on such date.

“Liquidate” and “Liquidation” mean, with respect to any Hedging Contract, the sale, assignment, novation, unwind, monetization or termination of all or any part of such Hedging Contract or the creation of any offsetting position against all or any part of such Hedging Contract, other than an assignment to an Affiliate.

“Liquidity” means at any time the sum of Unrestricted Cash of the Borrower and the Guarantor Subsidiaries plus Facility Availability, all on a consolidated basis.

“Loan” is defined in Section 2.1.

“Loan Documents” means, collectively, this Agreement, all Letters of Credit, the Security Documents, each Borrowing Notice, each Certificate Accompanying Financial Statements, each other document or instrument designated by the Borrower and the Administrative Agent as a “Loan Document,” to the extent then in effect, the Intercreditor Agreement, and any amendment, waiver, supplement or other modification to any of the foregoing.

“Majority Lenders” means Lenders whose Aggregate Percentage Shares exceed fifty percent (50%); provided that the Commitment of any Defaulting Lender shall be excluded for purposes of making a determination of the Majority Lenders.

“Material Acquisition” means any acquisition of property or series of related acquisitions of property that involves the payment of consideration by the Borrower and/or Guarantor Subsidiaries equal to or in excess of the greater of (i) $75,000,000 and (ii) 7.5% of ACNTA.

“Material Disposition” means any disposition of property or a series of related dispositions of property that involves property with a value equal to or in excess of the greater of (i) $75,000,000 and (ii) 7.5% of ACNTA.

“Material Adverse Change” means a material adverse change in, or material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any Subsidiary to perform any of its obligations under the Loan Documents to which it is a party or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of or benefits available to the Administrative Agent, the Issuer or the Lenders thereunder.

“Maturity Date” means January 3, 2024; provided, that if the Administrative Agent has not been notified on or prior to August 1, 2023 that either (x) the maturity date of the Senior Second Lien Notes has been extended to, or the Senior Second Lien Notes have been refinanced or replaced in full with other Indebtedness permitted hereunder having, a maturity date no earlier than April 3, 2024 or (y) the Senior Second Lien Notes have been discharged, defeased or repaid in full (to the extent not extended, refinanced or replaced as described in the foregoing clause (x)), then the Maturity Date shall be August 1, 2023.

“Minority Interest” means the percentage interest represented by any Capital Stock of a non-wholly-owned Restricted Subsidiary of the Borrower that is not owned by the Borrower or a Guarantor Subsidiary of the Borrower.

“Mobile Home” has the meaning assigned to the term “Manufactured Home” and “Mobile Home” in the applicable Flood Insurance Regulation; provided that, in no event shall the term “Mobile Home” include platforms and other structures located in state or federal waters offshore of the United States or other areas that are not subject to Flood Insurance Regulation.

“Monza” means Monza Energy LLC, a Delaware limited liability company and its successors.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgaged Properties” means all property of any Restricted Person as to which a mortgage lien, deed of trust lien or similar lien has been granted by such Restricted Person in favor of the Administrative Agent and/or a trustee pursuant to a deed of trust, mortgage or other similar instrument in form and substance satisfactory to the Administrative Agent in order to secure the Obligations, subject, however, to Section 8.13(d).

“Net Cash Proceeds” means, with respect to any sale or other disposition (including a Casualty Event), the cash proceeds (including cash equivalents and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such sale or other disposition (including a Casualty Event) received by the Borrower or any of its Restricted Subsidiaries, net of all attorneys’ fees, accountants’ fees, investment banking fees and other customary expenses, fees and commissions actually incurred by the Borrower or any of its Restricted Subsidiaries and net of taxes paid as of the date of receipt of such Net Cash Proceeds as a result of such sale or disposition by the Borrower or any of its Restricted Subsidiaries.

“Net Working Capital” means (a) all current assets of the Borrower and its Guarantor Subsidiaries except current assets from commodity price risk management activities arising in the ordinary course of business, less (b) all current liabilities of the Borrower and its Guarantor Subsidiaries except current liabilities included in Indebtedness and any current liabilities from commodity price risk management activities arising in the ordinary course of business, in each case as set forth in the consolidated financial statements of the Borrower prepared in accordance with GAAP (excluding any adjustments made pursuant to FASB ASC Topic 815).

“Non-Consenting Lender” is defined in Section 10.1(a).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the Federal Funds Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day).

“Obligations” means (a) all indebtedness, liabilities and obligations, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to generally accepted accounting principles, from time to time owing by any Restricted Person to the Administrative Agent or any Lender Party under or pursuant to any of the Loan Documents, (b) all obligations owing by any Restricted Person to any Approved Counterparty under any Hedging Contract secured in accordance with Section 10.14(c); provided that Obligations shall not include any Excluded Obligations in respect of a Hedging Contract and (c) the Borrower’s obligations to pay, discharge and satisfy the Erroneous Payment Subrogation Rights.

“Obligation” means any part of the Obligations.

“OFAC” means the U.S. Treasury Department’s Office of Foreign Assets Control.

“Oil and Gas Properties” means Hydrocarbon Interests; the properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any governmental authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and all properties, rights, titles, interests and estates described or referred to above, including any and all property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells (including those used for either environmental sampling or remedial purposes), structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Operating Joint Venture” means a Person other than a Restricted Subsidiary of the Borrower (i) in which the Borrower and its wholly-owned Restricted Subsidiaries (other than any Excluded Subsidiary) own at least a ten (10%) of the Capital Stock, (ii) substantially all of the assets of such Person consist of Oil and Gas Properties, (iii) the Borrower or one of the Guarantor Subsidiaries is the operator of such Oil and Gas Properties or is the manager of such Person, (iv) such Person has no Indebtedness for borrowed money, (v) such Person is not bound by agreements, and does not have organizational document restrictions on, the ability of such Person to make dividends or other Distributions on its Capital Stock and the Capital Stock of such Person not owned by the Borrower and the Guarantor Subsidiaries has no preferential rights to dividends or other Distributions over the Capital Stock of such Person owned by the Borrower and the Guarantor Subsidiaries. Notwithstanding the foregoing, in no event shall (i) Aquasition LLC, a Delaware limited liability company, (ii) Aquasition Energy LLC, a Delaware limited liability company, (iii) Aquasition II LLC, a Delaware limited liability company or (iv) any other Person involved in the transactions associated with the Aquasition Transaction Documents that is not a Restricted Person constitute an “Operating Joint Venture” hereunder.

“Other Taxes” means any and all present or future stamp, court or documentary Taxes and any other excise, intangible, recording, filing, property or similar Taxes, charges or levies arising from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, any Loan Document.

“Participant Register” shall have the meaning assigned to such term in Section 10.6(a). “Patriot Act” is defined in Section 10.17.

“Payment Date” means (a) the last Business Day of March, June, September and December of each year, beginning with the first such Business Day following the Closing Date, and (b) any day on which demand is made for past due interest or principal owed under the Revolving Loan Notes and which is unpaid. If the terms of any Loan Document provide that payments of interest or principal on the Revolving Loan Notes shall be deferred from one Payment Date to another day, such other day shall also be a Payment Date.

“Payment Recipient” has the meaning assigned to it in Section 9.13(a).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Percentage Share” means, as the context may require, any Aggregate Percentage Share or Revolving Loan Percentage Share, as the case may be.

“Periodic Daily SOFR Determination Date” shall have the meaning provided for such term in the definition of “Daily SOFR” above.

“Periodic Term SOFR Determination Date” shall have the meaning provided for such term in the definition of “Term SOFR” below.

“Permian Basin ORRI” means the overriding royalty interest in properties in Andrews, Dawson, Gaines and Martin counties Texas assigned to Diamondback E&P LLC.

“Permitted Holders” means Tracy W. Krohn, his spouse, Laurie P. Krohn, and their immediate family and descendants by blood or adoption.

“Permitted Lien” has the meaning given to such term in Section 7.2.

“Person” means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, governmental authority, or any other legally recognizable entity.

“Platform” means Debt Domain, Intralinks, Syndtrak, DebtX or a substantially similar electronic system.

“Prepayment Notice” means a written notice by the Borrower in accordance with the terms of Section 2.6(f) and substantially in the form of Exhibit C hereto.

“Projected Oil Production” means the projected production of oil (measured by volume unit, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by the Borrower or any Restricted Subsidiary or by any Included Joint Ventures (to the extent that the properties and interests owned by such Included Joint Ventures are included in the Borrowing Base Properties) for thirty (30) days or more which are located in or offshore of the United States and which have attributable to them proved developed producing oil reserves, as such production is projected in the most recent report delivered pursuant to Section 6.2(d) of this Agreement, after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that had not been reflected in such report but that are reflected in a separate or supplemental reports meeting the requirements of Section 6.2(d) of this Agreement and otherwise are satisfactory to Administrative Agent.

“Projected Gas Production” means the projected production of gas (measured by BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by the Borrower or any Restricted Subsidiary or by any Included Joint Ventures (to the extent that the properties and interests owned by such Included Joint Ventures are included in the Borrowing Base Properties) for thirty (30) days or more which are located in or offshore of the United States and which have attributable to them proved developed producing gas reserves, as such production is projected in the most recent report delivered pursuant to Section 6.2(d) of this Agreement, after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that had not been reflected in such report but that are reflected in a separate or supplemental reports meeting the requirements of Section 6.2(d) of this Agreement and otherwise are satisfactory to Administrative Agent.

“Proposed Change” is defined in Section 10.1(a).

“Public Lender” is defined in Section 10.18(b).

“Qualification” means, with respect to any report of independent public accountants covering financial statements, a qualification to such report (such as a “subject to” or “except for” statement therein) (i) resulting from a limitation on the scope of examination of such financial statements or the underlying data, (ii) as to the capability of the Person whose financial statements are being examined to continue operations as a going concern or (iii) which could be eliminated by changes in financial statements or notes thereto covered by such report (such as, by the creation of or increase in a reserve or a decrease in the carrying value of assets); provided that (x) any qualification relating to the Borrower’s ability to continue to operate as a going concern shall be a “Qualification” and (y) none of the following shall constitute a Qualification: (a) a consistency exception relating to a change in accounting principles with which the independent public accountants for the Person whose financial statements are being examined have concurred, (b) a qualification relating to the outcome or disposition of any threatened litigation, pending litigation being contested in good faith, pending or threatened claims or other contingencies, the impact of which litigation, claims, contingencies or uncertainties cannot be determined with sufficient certainty to permit quantification in such financial statements, (c) a qualification that is due to the breach or anticipated breach of any financial covenants or (d) a going concern statement or other qualification that is due to the impending maturity of any Indebtedness.

“Qualified ECP Credit Party” means, with respect to any Benefiting Restricted Person in respect of any Obligation in respect of a Hedging Contract, each Restricted Person that, at the time of the guaranty by such Benefiting Restricted Person of, or grant by such Benefiting Restricted Person of a security interest or other Lien securing, such Obligation in respect of a Hedging Contract is entered into or becomes effective with respect to, or at any other time such Benefiting Restricted Person is by virtue of such guaranty or grant of a security interest or other Lien otherwise deemed to enter into, such Obligation, constitutes an Eligible Contract Participant and can cause such Benefiting Restricted Person to qualify as an Eligible Contract Participant at such time by entering into a keepwell under Section la(18)(A)(v)(II) of the Commodity Exchange Act.

“Rating Agency” means either S&P or Moody’s.

“Register” is defined in Section 2.13.

“Regulation D” means Regulation D of the Board of Governors as from time to time in effect.

“Reimbursement Obligations” is defined in Section 2.11(f).

“Release” means the release, deposit, disposal or leakage of any Hazardous Material at, into, upon or under any land, water or air or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, leakage, seepage, dumping, pumping, pouring, escaping, emptying or placement.

“Relevant Governmental Body” means the Board of Governors and/or the NYFRB, or a committee officially endorsed or convened by the Board of Governors and/or the NYFRB, or any successor thereto.

“Required Lenders” means Lenders whose Aggregate Percentage Shares, in the aggregate, exceed sixty-six and two-thirds percent (66-2/3%); provided that, the Commitment of any Defaulting Lender shall be excluded for purposes of making a determination of the Required Lenders.

“Required Percentage” is defined in Section 6.15.

“Requisite Lenders” is defined in Section 10.1(a).

“Reserve Percentage” means, on any day with respect to each particular Loan, the maximum reserve requirement, as determined by Administrative Agent (including without limitation any basic, supplemental, marginal, emergency or similar reserves), expressed as a percentage and rounded to the next higher 0.01%, which would then apply under Regulation D with respect to “Eurocurrency liabilities”, as such term is defined in Regulation D. If such reserve requirement shall change after the date hereof, the Reserve Percentage shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each such change in such reserve requirement.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Person” means any of the Borrower and each Restricted Subsidiary.

“Restricted Subsidiary” means each Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Revolving Credit Exposure” means at any time the sum of the aggregate outstanding principal amount of all Loans at such time plus the aggregate Letter of Credit Outstandings at such time.

“Revolving Loan” is defined in Section 2.1.

“Revolving Loan Commitment” means, relative to any Lender, such Lender’s obligation to make Revolving Loans pursuant to Section 2.1, as such Revolving Loan Commitment may be reduced, adjusted or terminated from time to time in accordance with the terms of this Agreement. The amount of each Lender’s Revolving Loan Commitment as of the Eleventh Amendment Effective Date is the amount set forth on Schedule 2 hereto, as such amount may be modified pursuant to Section 2.13 and as such Revolving Loan Commitment may be modified from time to time pursuant to any Assignment and Acceptance to which such Lender is a party.

“Revolving Loan Commitment Termination Date” means the earliest to occur of (a) the Maturity Date, and (b) the date on which any Commitment Termination Event occurs.

“Revolving Loan Note” means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Revolving Loan Percentage Share” means, at any time and with respect to any Lender, the percentage obtained by dividing (a) the Revolving Loan Commitment of such Lender, by (b) the aggregate Revolving Loan Commitments of all Lenders. If the Revolving Loan Commitments have terminated or expired, the Revolving Loan Percentage Shares shall be based on the Revolving Loan Percentage Share of any Lender immediately prior to such termination or expiration, giving effect to any assignments made in accordance with Section 8.6 or any increases or decreases in Revolving Loan Commitments made in accordance with this Agreement.

“Sales” has the meaning set forth in Section 7.5(d).

“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any Sanctions (as of the Closing Date, Cuba, Iran, North Korea, Sudan, Syria and Crimea).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state or His Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state or His Majesty’s Treasury of the United Kingdom.

“SGAS” means SG Americas Securities, LLC.

“S&P” means Standard & Poor’s Ratings Financial Services, a subsidiary of S&P Global Inc., and any successor thereto.

“SEC” means the Securities and Exchange Commission.

“Secured Hedging Contract” means any Hedging Contract that is entered into by and between any Restricted Person and any Approved Counterparty.

“Security Documents” means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by the Borrower, any Restricted Subsidiary or any other Person to Administrative Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of the Borrower’s or any Restricted Subsidiary’s other duties and obligations under the Loan Documents.

“Security Schedule” means Schedule 3 hereto, as the same may be amended or otherwise modified with the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed).

“Security Termination” means the occurrence of each of the following: (1) the indefeasible payment in full in cash of all Obligations (other than (a) contingent indemnification obligations and (b) obligations and liabilities under Secured Hedging Contracts described in clause (2) below), the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuers shall have been made) and the termination of all Commitments and (2) the expiration or termination of all Secured Hedging Contracts with Approved Counterparties and the indefeasible payment in full in cash of all Obligations in respect of such Secured Hedging Contracts (or cash collateralization or other arrangements made with respect to such Secured Hedging Contacts, in each case, on terms reasonably satisfactory to the applicable Approved Counterparty).

“Senior Second Lien Notes” means the Borrower’s 9.75% Senior Second Lien Notes due 2023, issued pursuant to that certain indenture dated October 18, 2018, as amended, restated, replaced, supplemented, modified or refinanced.

“Sixth Amendment” means the Waiver, Consent and Sixth Amendment to Sixth Amended and Restated Credit Agreement dated as of the Sixth Amendment Effective Date among the Borrower, the Administrative Agent and the Lenders.

“Sixth Amendment Effective Date” means May 19, 2021.

“SIFMA” means the Securities Industry and Financial Markets Association (or any successor thereto).

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or any successor administrator of the secured overnight financing rate).

“SOFR-Based Rate” means each of Adjusted Daily SOFR, Daily SOFR, Adjusted Term SOFR and Term SOFR.

“SOFR Reference Rate” means the rate per annum determined by the Required Lenders as the forward-looking term rate based on Term SOFR for a one-month Interest Period.

“Specified Additional Debt” is defined in Section 7.1(h).

“Specified Additional Debt Documents” means one or more indentures, note purchase agreements, credit agreements or similar financing documents governing the issuance of any Specified Additional Debt and any other agreements, certificates, documents and instruments delivered in connection with the foregoing, and such corresponding agreements, certificates, documents and instruments for any refinancings of such Specified Additional Debt.

“Stated Amount” of each Letter of Credit means the face amount of such Letter of Credit or the “Stated Amount” of such Letter of Credit (as defined therein), in each case, as such amount is in effect on the issuance date thereof.

“Stated Expiry Date” is defined in Section 2.11(a).

“Stress Test” means, as of any date of determination, an analysis reasonably conducted by the Required Lenders in good faith and in consultation with the Borrower based upon the most recent Engineering Report delivered to the Administrative Agent pursuant to this Agreement, which analysis is designed to determine whether the future net revenues expected to accrue to the Borrower’s and the Guarantor Subsidiaries’ and the Included Joint Ventures’ (to the extent that such included Joint Ventures’ Oil and Gas Properties are included in the Borrowing Base Properties) interest in the Oil and Gas Properties are included in the Borrowing Base Properties during half of the remaining expected economic lives of such Oil and Gas Properties are sufficient to satisfy the aggregate first lien Indebtedness of the Borrower and its Restricted Subsidiaries in accordance with the terms of such Indebtedness assuming a Borrowing Base Utilization Percentage as of such date of 100%.

“Subject Sale” is defined in Section 7.5.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person.

“Subsidiary Security Agreement” means the Security Agreement, Pledge and Irrevocable Proxy, dated as of May 5, 2011, from Energy VI and Energy VII, in favor of the Administrative Agent, as amended pursuant to the Omnibus Amendment to Security Documents dated as of May 3, 2013, the Second Omnibus Amendment to Security Documents dated as of November 8, 2013 and the Third Omnibus Amendment to Security Documents dated as of October 18, 2018 and as the same may be further amended, supplemented, restated or otherwise modified from time to time.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings, assessments, fees or other charges imposed by any governmental authority, including any interest, penalties or additions to tax applicable thereto.

“Term SOFR” means, as of any date of determination, the rate per annum equal to the SOFR Reference Rate determined as of the date (such date, a “Periodic Term SOFR Determination Date”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator on such Periodic Term SOFR Determination Date; provided that, (a) if, as of 5:00 p.m. on any Periodic Term SOFR Determination Date, (i) the SOFR Reference Rate has not been published by the Term SOFR Administrator, and (ii) a Benchmark Replacement Date with respect to such SOFR Reference Rate has not occurred, then “Term SOFR” shall instead mean the SOFR Reference Rate as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such SOFR Reference Rate for such applicable tenor was published by the Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Date, and (b) if, at any time, Term SOFR (determined in accordance with the foregoing of this definition of “Term SOFR”, including in accordance with the foregoing clause (a) of this proviso) is less than the Floor, then Term SOFR shall be deemed to equal the Floor for all purposes of this Agreement and the other Loan Documents. Any change(s) in Term SOFR due to any change(s) in the SOFR Reference Rate shall be effective from, and including, the effective date of any such change(s) in such SOFR Reference Rate, without further notice to the Borrower or any Subsidiary, any other party to this Agreement or any other Loan Document, or any other Person.

“Term SOFR Adjustment” means a percentage equal to 0.10% (10 basis points) per annum.

“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the SOFR Reference Rate selected by the Required Lenders in their reasonable discretion).

“Termination Event” means (a)  the occurrence with respect to any ERISA Plan of a reportable event described in Section 4043(c) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) the withdrawal or partial withdrawal by any ERISA Affiliate from a “multiemployer plan” as that term is defined in Section 4001 of ERISA, or (f) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

“Test Date” means the date by which the Borrower is required to deliver financial statements for the relevant Test Period pursuant to Section 6.2(a) or (b), as applicable.

“Test Period” means, for any determination under this Agreement, the four consecutive Fiscal Quarters of the Borrower then last ended and for which the Borrower delivered or is required to deliver to the Administrative Agent financial statements pursuant to Section 6.2(a) or (b), as applicable.

“Total Debt” means the aggregate Indebtedness of the Borrower and its Restricted Subsidiaries on a Consolidated basis (less the amount of unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries).

“Total Proved PV-10” means, as of any date of determination thereof with respect to the Oil and Gas Properties described in the most recent Engineering Report delivered to the Administrative Agent pursuant to this Agreement (which, for the avoidance of doubt, shall not include any reserves of the Borrower and its Subsidiaries that were subject of the transactions contemplated by the Aquasition Transaction Documents), the net present value, determined using a discount rate of ten percent (10%) per annum, of the future net revenues expected to accrue to the Borrower’s and the Guarantor Subsidiaries’ and the Included Joint Ventures’ (to the extent that such included Joint Ventures’ Oil and Gas Properties are included in the Borrowing Base Properties) interest in such Oil and Gas Properties during the remaining expected economic lives of such Oil and Gas Properties. Each calculation of such expected future net revenues shall be made in accordance with the then existing standards of the Society of Petroleum Engineers; provided that in any event (a) appropriate deductions shall be made for severance and ad valorem taxes and for operating, gathering, transportation and marketing costs, required for the production and sale of Hydrocarbons from such Oil and Gas Properties, (b) the pricing assumptions used in determining Total Proved PV-10 for any Oil and Gas Properties, on any date shall be made in good faith by the Borrower to reflect the Borrower’s and the other Guarantor Subsidiaries’ Hedging Contracts and (c) the cash-flows derived from the pricing assumptions set forth in clause (b) above shall be further adjusted to account for the historical basis differential in a manner determined in good faith by the Borrower. The amount of Total Proved PV-10 at any time shall be calculated on a pro forma basis for dispositions and acquisitions of Oil and Gas Properties consummated since the date of the Engineering Report most recently delivered pursuant hereto (provided that, in the case of any such acquisition or disposition, as the case may be, the Administrative Agent shall have received an Engineering Report evaluating the proved reserves attributable to the Oil and Gas Properties subject thereto, which such Engineering Report may be prepared by the Borrower’s in-house petroleum staff or by an independent petroleum engineer reasonably acceptable to the Administrative Agent).

“Tribunal” means, in the case of all parties hereto, any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing, and, solely in the case of Lender Parties, any foreign governmental and supervisory authorities and central banks, whether now or hereafter constituted and/or existing.

“Trust Borrower” means TVPX 12372 Business Trust, a Utah business trust.

“Trust Guaranty” means that certain Guaranty, dated as of May 15, 2023 by Borrower in respect of the Trust Loan and Security Agreement, as may be amended, amended and restated from time to time, or replaced in connection with a refinancing of the loans under the Trust Loan and Security Agreement.

“Trust Loan and Security Agreement” means that certain loan agreement, dated as of September 17, 2021, by and among the Trust Borrower, the Trust Pledgor and Banc of America Leasing & Capital, LLC.

“Trust Pledgor” means TVPX 12371 Statutory Trust, a Wyoming business trust formed to own the Trust Borrower.

“Trusts” means, collectively, the Trust Borrower and the Trust Pledgor.

“Twelfth Amendment” means that certain Twelfth Amendment to Sixth Amended and Restated Credit Agreement, dated as of May 15, 2023, by and among the Borrower, the Administrative Agent and the lenders party thereto.

“Twelfth Amendment Effective Date” means May 15, 2023.

“U.S. Government Securities Business Day” means any day, other than: (a) a Saturday or a Sunday; or (b) any day on which SIFMA recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement without giving effect to the Benchmark Replacement Adjustment.

“Undisclosed Administration” means in relation to a Lender the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“United States” means the United States of America.

“Unrestricted Cash” means the cash and Cash Equivalents of the Borrower and its Guarantor Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Borrower and its Guarantor Subsidiaries to the extent it is (i) held in an account subject to a Control Agreement and (ii) not subject of any other Lien other than (a) non-consensual Liens of the type described in the definition of Excepted Liens, (b) a Lien securing Indebtedness of the type referred to in Section 7.1(m), or (c) a Lien securing the Obligations or other Indebtedness subject to the Intercreditor Agreement.

“Unrestricted Subsidiary” means (a) any Subsidiary of Borrower that is formed or acquired after the Twelfth Amendment Effective Date if, at such time or promptly thereafter, Borrower designates such Subsidiary as an “Unrestricted Subsidiary” in a written notice to the Administrative Agent, (b) any Restricted Subsidiary designated as an Unrestricted Subsidiary by Borrower in a written notice to the Administrative Agent; provided that in the case of each of clauses (a) and (b), no Event of Default would result from such designation immediately after giving effect thereto, (c) each Subsidiary of an Unrestricted Subsidiary and (d) each of (i) Aquasition LLC, a Delaware limited liability company, (ii) Aquasition Energy LLC, a Delaware limited liability company and (iii) Aquasition II LLC, a Delaware limited liability company. No Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of the Senior Second Lien Notes or any refinancing Indebtedness in respect thereof, to the extent applicable. The Borrower may, by written notice to the Administrative Agent, redesignate any Unrestricted Subsidiary as a Restricted Subsidiary, and thereafter, such Subsidiary shall no longer constitute an Unrestricted Subsidiary, provided that no Event of Default would result immediately from such redesignation.

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person normally entitling the holders thereof to vote under ordinary circumstances in the election of members of the Board of Directors or other governing body of such Person.

“Wholly-owned Subsidiary” means any Subsidiary of Borrower, one hundred percent (100%) of the Voting Stock of which is directly or indirectly (through one or more intermediaries) owned by Borrower.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2             Schedules; Exhibits; Additional Definitions. All Schedules and Exhibits attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

Section 1.3             Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided in the relevant defined term or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document in accordance with the Loan Documents, provided that nothing contained in this section shall be construed to authorize or require any such renewal, extension, modification, amendment or restatement.

Section 1.4             References and Titles. All references in this Agreement to Schedules, Exhibits, articles, sections, subsections and other subdivisions refer to the Schedules, Exhibits articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words “this Agreement”, “this instrument”, “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases “this section” and “this subsection” and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation”. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. All references to any Person shall be construed to include such Person’s successors and assigns, provided such successors and assigns are permitted by the Loan Documents.

Section 1.5             Calculations and Determinations. All calculations under the Loan Documents of interest chargeable with respect to Loans and of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. All other calculations of interest made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate. Each determination by the Administrative Agent or a Lender Party of amounts to be paid under any of Sections 2.11, 3.2, 3.3, 3.4, 3.5 or 3.6 or any other matters which are to be determined hereunder by the Administrative Agent or a Lender Party (such as any SOFR Reference Rate, Business Day, Interest Period, or Reserve Percentage) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Required Lenders otherwise consent, all financial statements and reports furnished to the Administrative Agent or any Lender Party hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

Section 1.6             Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein. Notwithstanding any other provision contained herein, (1) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any of its Subsidiaries at “fair value,” as defined therein and (2) all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on prospective or retroactive basis or otherwise) to be treated as Capitalized Lease Obligations in the financial statements to be delivered pursuant to Section 6.01.

Section 1.7             Interest Rate Disclosure. No Lender warrants or accepts responsibility for, and no Lender shall have any liability whatsoever with respect to: (a) the continuation, administration, submission and/or calculation of, or any other matter related to, any of any SOFR Reference Rate and/or any SOFR-Based Rate (for any Interest Period, as applicable), or any component definition used or referred to in, or any rate(s) used or referred to in, the definitions of any of the foregoing in Section 1.1, or for any alternative, successor or replacement rate thereto (including, without limitation, any Benchmark Replacement), including whether the composition and/or characteristics of any such actual or proposed alternative, successor or replacement rate (including, without limitation, any Benchmark Replacement) is or will be similar to, or produces or will produce the same or substantially equivalent value or economic equivalence of, or has or will have the same or a comparable volume or liquidity as, any SOFR Reference Rate, any SOFR-Based Rate (for any Interest Period, as applicable) and/or any other Benchmark prior to its discontinuance or unavailability; or (b) the effect, implementation and/or composition of any Conforming Changes. The Lenders, together with their respective Affiliates and other related entities, may engage in transactions that affect the calculation of any SOFR Reference Rate, any SOFR-Based Rate (for any Interest Period, as applicable), any alternative, successor or replacement rate of any of the foregoing (including, without limitation, any Benchmark Replacement), and/or any relevant adjustments to any of the foregoing, in each case, in a manner adverse to the Borrower. Any Lender may select information sources or services in its reasonable discretion to ascertain any SOFR Reference Rate, any SOFR-Based Rate (for any Interest Period, as applicable), and/or any other Benchmark, in each case, pursuant to the terms of this Agreement, and no Lender shall have any liability whatsoever to the Borrower, any Subsidiary and/or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental and/or consequential damages, costs, losses and/or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or any component thereof) provided by any such information source or service.

Article II.
The Loans

Section 2.1             The Loans. Subject to the terms and conditions hereof, each Lender severally agrees to make revolving loans to the Borrower (each, a “Loan” or “Revolving Loan”) upon the Borrower’s request from time to time during the Commitment Period, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Loan Commitment at such time; provided that, after giving effect to any borrowing of a Revolving Loan, (i) the aggregate outstanding principal amount of the Revolving Loans of any Lender shall not exceed such Lender’s Revolving Loan Commitment and (b) the aggregate outstanding principal amount of all Revolving Loans shall not exceed the Line Cap. Subject to the terms and conditions hereof, the Borrower may borrow, repay, and reborrow Revolving Loans hereunder. Additionally, the Borrower may use the proceeds of any Loan for any general business purposes.

Section 2.2             Requests for New Loans. The Borrower must give to Administrative Agent written notice of any requested borrowing of new Loans to be advanced by Lenders. Each such written notice constitutes a “Borrowing Notice” hereunder and must:

(a)            specify the aggregate amount of any such borrowing of new Loans and the Business Day on which such Loans are to be advanced;

(b)            specify the wire instructions of the applicable account(s) where the proceeds of such borrowing of new Loans should be advanced; and

(c)            be received by Administrative Agent not later than 12:00 noon, New York City time, three (3) Business Days prior to the date on which any such Loans are to be made.

Each Borrowing Notice shall be irrevocable and binding on the Borrower. If all conditions precedent to such new Loans have been met, each Lender will on the date requested promptly remit to the Administrative Agent at the Administrative Agent’s Office, the amount of such Lender’s new Loan in immediately available funds, and upon receipt of all such requested funds, the Administrative Agent shall promptly make such Loans available to the Borrower by wire transfer. The failure of any Lender to make any new Loan to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its new Loan, but no Lender shall be responsible for the failure of any other Lender to make any new Loan to be made by such other Lender.

Section 2.3             Use of Proceeds. Borrower shall use all Loans to extend and renew and continue the loans under the Existing Credit Agreement, to consummate the other Transactions on the Closing Date, to acquire Oil and Gas Properties, to pay costs, fees and expenses in connection with the transactions contemplated by the Loan Documents, finance capital expenditures, and provide working capital for its operations and for other general business purposes, including the acquisition of Oil and Gas Properties and related assets. In no event shall the funds from any Loan be used directly or indirectly by any Person (a) for personal, family, household or agricultural purposes, (b) for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any “margin stock” or any “margin securities” (as such terms are defined respectively in Regulation T, U and X promulgated by the Board of Governors) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities, (c) for the acquisition of any Person unless such acquisition has been approved by the board of directors, management committee or partners, as the case may be of such Person, (d) for Junior Obligations, or (e) in violation of any Anti- Corruption Laws or applicable Sanctions. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower’s important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

Section 2.4             Fees.

(a)            Commitment Fees. In consideration of each Lender’s commitment to make Revolving Loans, the Borrower will pay to the Administrative Agent for the account of each Lender (excluding any Defaulting Lenders) a commitment fee determined on a daily basis by applying the Commitment Fee Rate to such Lender’s Revolving Loan Percentage Share of the unused portion of the Borrowing Base that is available for Revolving Loans on each day during the Commitment Period. This commitment fee will be due and payable in arrears on each Payment Date and at the end of the Commitment Period.

(b)            Additional Fees. The Borrower agrees to pay each of the fees specified in the Administrative Agent Fee Letter any other fee letters between the Borrower or any Restricted Subsidiary and the Arranger, any Issuer or the Administrative Agent.

Section 2.5             Optional Prepayments. The Borrower may, upon irrevocable written notice to the Administrative Agent for the account of each Lender, delivered not later than 12:00 noon, New York City time, three (3) Business Days prior to the date on which any such prepayment will be made, from time to time and without premium or penalty prepay the Revolving Loans, in whole or in part, so long as the aggregate amounts of all partial prepayments of principal on such prepaid Loans equals $1,000,000 or any higher integral multiple of $1,000,000, and so long as Borrower does not make any prepayments which would reduce the unpaid principal balance of any Loan to less than $1,000,000 without first either (a) terminating this Agreement or (b) providing assurance satisfactory to Administrative Agent in its discretion that Lenders’ legal rights under the Loan Documents are in no way affected by such reduction; provided that, the Borrower may rescind any notice of prepayment under this Section 2.5 if such prepayment would have resulted from a refinancing of all or a portion of the applicable Loans or from another specified transaction, which refinancing or other transaction shall not be consummated or shall otherwise be delayed. Each prepayment of principal of a Loan under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

Section 2.6             Mandatory Prepayments.

(a)            If at any time the aggregate outstanding principal amount of all Loans exceeds the Aggregate Commitments (whether due to a reduction or termination in any Commitments in accordance with this Agreement, or otherwise), the Borrower shall immediately upon demand prepay the principal of the Loans (and/or provide cash collateral for Letters of Credit) in an amount at least equal to such excess in accordance with clause (d) below.

(b)            If at any time the aggregate outstanding principal amount of all Loans is less than the Aggregate Commitments but in excess of the Borrowing Base (such excess being herein called a “Borrowing Base Deficiency”), the Borrower shall, within ten (10) Business Days after the Administrative Agent gives notice of such fact to Borrower, either:

(i)             prepay the principal of the Loans (and/or provide cash collateral for Letters of Credit) in accordance with clause (d) below in an aggregate amount at least equal to such Borrowing Base Deficiency; or

(ii)            give notice to the Administrative Agent electing to prepay the principal of the Loans (and/or provide cash collateral) in accordance with clause (d) below in up to five monthly installments in an aggregate amount at least equal to such Borrowing Base Deficiency, with each such installment equal to or in excess of one-fifth of such Borrowing Base Deficiency, and with the first such installment to be paid one month after the giving of such notice and the subsequent installments to be due and payable at one month intervals thereafter until such Borrowing Base Deficiency has been eliminated; or

(iii)           give notice to the Administrative Agent that the Borrower desires to provide the Administrative Agent with deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other security documents in form and substance reasonably satisfactory to Administrative Agent, granting, confirming, and perfecting first and prior liens or security interests in collateral acceptable to Required Lenders, to the extent needed to allow Required Lenders to increase the Borrowing Base (as they in their reasonable discretion deem consistent with prudent oil and gas banking industry lending standards at the time) to an amount which eliminates such Borrowing Base Deficiency, and then provide such security documents within thirty (30) days after the Administrative Agent specifies such collateral to the Borrower. If, prior to any such specification by the Administrative Agent, the Required Lenders determine that the giving of such security documents will not serve to eliminate such Borrowing Base Deficiency, then, within five (5) Business Days after receiving notice of such determination, the Borrower will elect to make, and thereafter make, the prepayments specified in either of the preceding subclauses (i) or (ii) of this clause (b);

(iv)           effect a combination of the foregoing subclauses (i), (ii) and (iii) sufficient to eliminate such Borrowing Base Deficiency.

provided, however, that if a Borrowing Base Deficiency is existing as a result of any Subject Sale or other sale or existing as a result of the incurrence of Indebtedness as provided in Section 7.1(h), and the corresponding reduction of the Borrowing Base (including the Initial Availability Amount), pursuant to Section 7.1(h) or 7.5, as applicable, the Borrower shall instead immediately prepay the Loans (and/or provide cash collateral for Letters of Credit) in accordance with Section 7.1(h) or 7.5, as applicable, from the proceeds of such Subject Sale or sale, or incurrence of Indebtedness, as appropriate, to the extent of the Borrowing Base Deficiency that resulted from such reduction or such sale and reduction.

(c)            In the event that on the last day of any calendar month the Borrower shall have a Consolidated Cash Balance in excess of $25,000,000, the Borrower shall, to the extent any Loans or Letters of Credit are outstanding at such time, within two (2) Business Days thereof prepay the principal of the Loans (and/or provide cash collateral for Letters of Credit to the extent required hereunder) in an aggregate amount equal to such excess.

(d)            Upon the occurrence of a Borrowing Base Deficiency resulting from a Casualty Event pursuant to Section 2.10(c) (subject to the Borrower’s and the applicable Subsidiaries’ rights contained in Section 2.10(c)), the Borrower will forthwith utilize the Net Cash Proceeds of such Casualty Event to prepay the principal of the Loans in an amount sufficient to cure such Borrowing Base Deficiency in accordance with clause (d) below.

(e)            Each prepayment of principal of a Loan under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

(f)             The Borrower shall deliver a written notice (a “Prepayment Notice”) to the Administrative Agent for the account of each Lender (i) with respect to subsections (b) and (d) under this Section 2.6, no later than 12:00 noon, New York City time, three (3) Business Days prior to the date on which any such prepayment will be made or (ii) with respect to subsection (a) under this Section 2.6, concurrently with such prepayment.

Section 2.7             Determinations of Borrowing Base.

(a)            By each Evaluation Date (or in the case of an Evaluation Date pursuant to clause (a) of the definition of “Evaluation Date”, within thirty (30) days after such Evaluation Date), the Borrower shall furnish to each Lender all information, reports and data which the Required Lenders, acting through the Administrative Agent, have then reasonably requested concerning the Borrower’s and the Guarantor Subsidiaries’ businesses and properties (including their Oil and Gas Properties and interests and the reserves and production relating thereto), together with the Engineering Report described in Section 5.5 which is then due, if any; provided that in the case of any “Evaluation Date” pursuant to clause (a) of the definition thereof, if requested in writing by the Required Lenders on or prior to such Evaluation Date, the Borrower shall deliver to the Administrative Agent an Engineering Report of the type described in Section 5.5(c) within thirty (30) days after such Evaluation Date. Within thirty (30) days after receiving such information, reports and data, the Required Lenders shall agree upon an amount for the Borrowing Base and shall by notice to the Borrower, through the Administrative Agent, designate such amount as the new Borrowing Base available to the Borrower hereunder, which designation shall take effect immediately on the date such notice is sent (herein called a “Determination Date”) and shall remain in effect until but not including the next date as of which the Borrowing Base is redetermined or adjusted in accordance with the provisions of this Agreement. If the Borrower does not furnish all such information, reports and data by the date specified in the first sentence of this section, the Required Lenders may nonetheless designate the Borrowing Base at any amount which Required Lenders determine and may redesignate the Borrowing Base from time to time thereafter until each Lender receives all such information, reports and data, whereupon the Required Lenders shall designate a new Borrowing Base as described above. The Required Lenders shall provide written notice concurrently to the Borrower and the Administrative Agent of any determination, designation or redesignation of the Borrowing Base pursuant to the immediately preceding sentence. The Required Lenders shall determine the amount of the Borrowing Base based upon the loan collateral value which they in their discretion assign to the various Oil and Gas Properties included in the Borrowing Base Properties at the time in question and based upon such other credit factors (including without limitation the assets, liabilities, cash flow, hedged and unhedged exposure to price, foreign exchange rate, and interest rate changes, business, properties, prospects, management and ownership of the Borrower and its Affiliates and Operating Joint Ventures) as they in their discretion deem significant. It is expressly understood that Required Lenders and the Administrative Agent have no obligation to agree upon or designate the Borrowing Base at any particular amount, whether in relation to the Revolving Loan Commitments or otherwise, and that the Lenders’ commitments to extend credit hereunder is determined by reference to the Borrowing Base from time to time in effect. Should the last day for the Required Lenders to redetermine the Borrowing Base in connection with a particular Evaluation Date be a day other than a Business Day, the period for such redetermination shall be extended to the next succeeding Business Day. Decisions regarding the amount of the Borrowing Base will be made by the Lenders in good faith in accordance with their respective usual and customary oil and gas lending criteria as they exist at the particular time. The amount of the Borrowing Base will be the largest amount approved by the Required Lenders in connection with the determination thereof.

(b)            Notwithstanding the foregoing or anything to the contrary contained herein, the following provisions shall apply with respect to any redetermination of the Borrowing Base that increases the Borrowing Base by an amount (the “Increased Borrowing Base Amount”) in excess of the Borrowing Base then in effect and one or more Lenders (each, a “Non-increasing Lender”) does not approve such increase, in which case, such Non-increasing Lender shall not be obligated to make Loans to the extent of its Revolving Loan Percentage Share of such Increased Borrowing Base Amount and such new increased Borrowing Base shall be deemed immediately reduced on the Determination Date by an amount (the “Reduction Amount”) equal to the product of the Revolving Commitment Percentage Shares of all Non- increasing Lenders times such Increased Borrowing Base Amount; provided that the Borrowing Base shall not be deemed reduced if and to the extent one or more Eligible Transferees agrees to increase or establish, as applicable, its Revolving Loan Commitment in an amount equal to the Reduction Amount.

(c)            In the event that a Casualty Event has occurred with respect to any properties or assets of the Borrower or any Restricted Subsidiary, to the extent that the Net Cash Proceeds received by the Borrower or any of its Guarantor Subsidiaries with respect to such Casualty Event (together with all other Net Cash Proceeds received during such calendar year) exceeds 10% of the Borrowing Base then in effect and have not been applied or budgeted to be applied by the Borrower or any such Guarantor Subsidiary to repair, restore or replace the property or asset affected by such Casualty Event within 180 days after the occurrence thereof, which actions the Borrower or such Guarantor Subsidiary shall hereby be permitted to take, the Required Lenders shall have the right to reduce the Borrowing Base, in their reasonable discretion based on their review of such Casualty Event, by the Total Proved PV-10 of the property or asset so affected by such Casualty Event as set forth in the most recent Engineering Report; provided that, if an Event of Default has occurred and is continuing, (i) such repair, restoration or replacement may occur only with the written consent of the Required Lenders, (ii) the Required Lenders may reduce the Borrowing Base in the manner set forth above without regard to the 180 day period referenced above and (iii) such Net Cash Proceeds shall be applied in accordance with Section 2.8(c) to the extent required thereby. The Required Lenders shall provide notice to the Borrower, the Administrative Agent and all Lenders of the reduction in the Borrowing Base, which reduction shall be effective as of the date of such notice.

(d)            The Required Lenders agree to inform the Administrative Agent of the amount of the Borrowing Base as in effect from time to time upon the Administrative Agent’s written request therefor.

Section 2.8              Maturity Date. Borrower shall repay in full in cash the unpaid principal amount of all Revolving Loans on the Maturity Date, or such earlier date as may be required in accordance with the terms hereof.

Section 2.9              Letters of Credit. From time to time on any Business Day prior to the end of the Commitment Period, each Issuer will issue the Letters of Credit in accordance with the following terms:

(a)            Issuance Requests. By delivering to the Administrative Agent and the applicable Issuer an Issuance Request on or before 11:00 a.m., Central time, the Borrower may request, from time to time during the Commitment Period and on not less than three (3) nor more than ten (10) Business Days’ notice, that such Issuer issue an irrevocable standby letter of credit in such form as may be mutually agreed to by the Borrower and such Issuer (each a “Letter of Credit”), in support of financial obligations of the Borrower incurred in the Borrower’s ordinary course of business and which are described in such Issuance Request. Upon receipt of an Issuance Request, the Administrative Agent shall promptly notify the Lenders thereof. Each Letter of Credit shall by its terms: (i) be issued in a Stated Amount which (A) together with all Letter of Credit Outstandings and all outstanding Revolving Loans does not exceed (or would not exceed) the lesser of (1) the then current Borrowing Base or (2) the Aggregate Commitment of all Lenders or (B) together with all Letter of Credit Outstandings would not exceed the Letter of Credit Commitment Amount; (ii) be stated to expire on a date (its “Stated Expiry Date”) no later than the earlier of (A) one year from its date of issuance and (B) five (5) Business Days prior to the end of the Commitment Period. So long as no Default has occurred and is continuing, by delivery to the applicable Issuer and the Administrative Agent of an Issuance Request at least three (3) but not more than ten (10) Business Days prior to the Stated Expiry Date of any Letter of Credit, the Borrower may request such Issuer to, at such Issuer’s option, extend the Stated Expiry Date of such Letter of Credit for an additional period not to exceed the earlier of (x) one year from its date of extension or (y) five (5) Business Days prior to the end of the Commitment Period.

No Issuer is under any obligation to issue any Letter of Credit if: (i) any order, judgment or decree of any government agency or arbitrator shall by its terms purport to enjoin or restrain such Issuer from issuing such Letter of Credit, or any requirement of applicable Law or any request or directive (whether or not having the force of law) from any government agency with jurisdiction over such Issuer shall prohibit, or request that the Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuer is not otherwise compensated hereunder) not in effect on the date hereof, or shall impose upon such Issuer any unreimbursed loss, cost or expense which was not applicable on the date hereof and which such Issuer in good faith deems material to it; (ii) one or more of the applicable conditions contained in Article IV is not then satisfied; (iii) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit; (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to such Issuer, or the issuance of a Letter of Credit shall violate any applicable policies of such Issuer; (v) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person; (vi) such Letter of Credit is in a face amount denominated in a currency other than Dollars; or (vii) as a result of such issuance, such Issuer together with the other Issuers shall have outstanding Letters of Credit having an aggregate Stated Amount of more than the Letter of Credit Commitment Amount. The Uniform Customs and Practice for Documentary Credits most recently published by the International Chamber of Commerce at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letter of Credit) apply to all Letters of Credit.

(b)            Issuances and Extensions. On the terms and subject to the conditions of this Agreement (including Article IV), the applicable Issuer shall issue Letters of Credit, and extend the Stated Expiry Dates of outstanding Letters of Credit, in accordance with the Issuance Requests made therefor. Each Issuer will make available the original of each Letter of Credit which it issues in accordance with the Issuance Request therefor to the beneficiary thereof (and will promptly provide each of the Lenders and the Borrower with a copy of such Letter of Credit) and will notify the beneficiary under any Letter of Credit of any extension of the Stated Expiry Date thereof.

(c)            Disbursements. Each Issuer will notify the Borrower and the Administrative Agent in writing promptly of the presentment for payment of any Letter of Credit issued by such Issuer, together with notice of the date (the “Disbursement Date”) such payment shall be made. Subject to the terms and provisions of such Letter of Credit, the applicable Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m., Central time, on the Disbursement Date (or 11:00 a.m., Central time, on the Business Day following the Disbursement Date if the Borrower shall have received such notice after 10:00 a.m. on the Disbursement Date), the Borrower will reimburse the applicable Issuer for all amounts which it has disbursed under or in respect of such Letter of Credit. In the event the applicable Issuer is not reimbursed by the Borrower on the Disbursement Date, or if such Issuer must for any reason return or disgorge such reimbursement, the Lenders shall, on the terms and subject to the conditions of this Agreement, fund the Reimbursement Obligation therefor by making, on the next Business Day, Revolving Loans which are ABR Loans as provided in Section 2.1 (the Borrower being deemed to have given a timely Borrowing Notice therefor for such amount); provided, however, for the purpose of determining the availability of the Revolving Loan Commitments to make Revolving Loans immediately prior to giving effect to the application of the proceeds of such Revolving Loans, such Reimbursement Obligation shall be deemed not to be outstanding at such time. To the extent the applicable Issuer is not reimbursed in full in accordance with the preceding sentences, the Borrower’s Reimbursement Obligation shall accrue interest at the Applicable Rate, plus a margin of two percent (2%) per annum, payable on demand.

(d)            Reimbursement. The Borrower’s obligation (a “Reimbursement Obligation”) under Section 2.9(c) to reimburse an Issuer with respect to each Disbursement (including interest thereon), and each Lender’s obligation to make participation payments in each drawing which has not been reimbursed by the Borrower, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which the Borrower may have or have had against any Lender or any beneficiary of a Letter of Credit, including any defense based upon the occurrence of any Default, any draft, demand or certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any disbursement to conform to the terms of the applicable Letter of Credit (if, in the applicable Issuer’s good faith opinion, such disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such disbursement, or the legality, validity, form, regularity, or enforceability of such Letter of Credit; provided, however, that nothing herein shall adversely affect the right of the Borrower or any Lender to commence any proceeding against the applicable Issuer for any wrongful disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such Issuer.

(e)            Deemed Disbursements; Cash Collateral: (i) Upon either (1) the occurrence and during the continuation of an Event of Default pursuant to Section 8.1(j) or the occurrence of the end of the Commitment Period or (2) the declaration by the Administrative Agent of all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the commitments (if not theretofore terminated) to be terminated as provided in Section 8.1, an amount equal to that portion of Letter of Credit Outstandings attributable to outstanding and undrawn Letters of Credit shall, at the election of the applicable Issuer acting on instructions from the Required Lenders, and without demand upon or notice to the Borrower, be deemed to have been paid or disbursed by such Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed), and, upon notification by such Issuer to the Administrative Agent and the Borrower of its obligations under this Section, the Borrower shall be immediately obligated to reimburse such Issuer the amount deemed to have been so paid or disbursed by such Issuer. (ii) Any amounts received by an Issuer from the Borrower pursuant to this Section shall be held as collateral security for the repayment of the Borrower’s obligations in connection with the Letters of Credit. All amounts on deposit pursuant to this Section 2.11(g) shall, until their application to any Obligation or their return to the Borrower, as the case may be, at the Borrower’s written request, be invested in high grade short term liquid investments as such Issuer may choose in its sole discretion reasonably exercised, which interest shall be held by the applicable Issuer as additional collateral security for the repayment of the Borrower’s Obligations under and in connection with the Letters of Credit and all other Obligations. Any losses, net of earnings, and reasonable fees and expenses of such investments shall be charged against the principal amount invested. Neither the Administrative Agent nor any Lender Party shall be liable for any loss resulting from any investment made by such Issuer at the Borrower’s request. No Issuer is obligated hereby, or by any other Loan Document, to make or maintain any investment, except upon written request of the Borrower. At any time when such Letters of Credit shall terminate and all Obligations to each Issuer are either terminated or paid or reimbursed to such Issuer in full, the Obligations of the Borrower under this Section shall be reduced accordingly (subject, however, to reinstatement in the event any payment in respect of such Letters of Credit is recovered in any manner from such Issuer), and such Issuer will return to the Borrower the excess, if any, of (A) the aggregate amount held by such Issuer and not theretofore applied by such Issuer to any Reimbursement Obligation over (B) the aggregate amount of all Reimbursement Obligations to such Issuer, as so adjusted. With respect to cash collateral delivered pursuant to Section 2.11(g)(i), at such time when all Events of Default shall have been cured or waived, if the end of the Commitment Period shall not have occurred for any reason and the Borrower would not have any obligation to deliver cash collateral to any Issuer pursuant to this Agreement, each Issuer shall return to the Borrower all amounts then on deposit with such Issuer pursuant to Section 2.11(g)(i). Borrower hereby assigns and grants to each Issuer a continuing security interest in all such collateral security paid by it to such Issuer, all investments purchased with such collateral security, and all proceeds thereof to secure its Obligations under this Agreement, the Notes, and the other Loan Documents, and Borrower agrees that collateral security and investments shall be subject to all of the terms and conditions of the Security Documents. Borrower further agrees that such Issuer shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of New York with respect to such security interest and that an Event of Default under this Agreement shall constitute a default for purposes of such security interest.

(f)             Nature of Reimbursement Obligations. The Borrower shall assume all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Neither any Issuer nor any Lender (except to the extent of its own gross negligence or willful misconduct) shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged; (ii) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit; (iv) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, facsimile or otherwise; (v) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit or of the proceeds thereof; (vi) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit; (vii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuer (if other than a Lender or its Affiliates) or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Letter of Credit or any unrelated transaction; (viii) any payment by an Issuer under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by an Issuer under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in- possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any insolvency proceeding; or (ix) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor. None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted any Issuer or any Lender hereunder. In furtherance and extension, and not in limitation or derogation, of any of the foregoing, any action taken or omitted to be taken by any Issuer in good faith shall be binding upon the Borrower and shall not put such Issuer under any resulting liability to the Borrower.

(g)            Increased Costs; Indemnity. If by reason of (i) any change in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement, or (ii) compliance by any Issuer or any Lender with any direction, or requirement of any governmental or monetary authority, including, without limitation, Regulation D: (1) any Issuer or any Lender shall be subject to any tax (other than Indemnified Taxes, Other Taxes and Excluded Taxes), levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 2.11, whether directly or by such being imposed on or suffered by such Issuer or such Lender; (2) any reserve, deposit or similar requirement is or shall be applicable, increased, imposed or modified in respect of any Letters of Credit issued by any Issuer or participations therein purchased by any Lender; or (3) there shall be imposed on any Issuer or any Lender any other condition regarding this Section 2. 11, any Letter of Credit or any participation therein, and the result of the foregoing is directly to increase the cost to such Issuer or such Lender of issuing or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce any amount receivable in respect thereof by such Issuer or such Lender, then and in any such case such Issuer or such Lender may, at any time after the additional cost is incurred or the amount received is reduced, notify the Administrative Agent and the Borrower thereof, and the Borrower shall pay within ten (10) days of demand such amounts as such Issuer or Lender may in good faith specify to be necessary to compensate such Issuer or Lender for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate equal at all times to the SOFR Reference Rate plus one percent (1.00%) per annum; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by any Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted or issued. The determination by such Issuer or Lender, as the case may be, of any amount due pursuant to this Section, as set forth in a statement setting forth the calculation thereof in reasonable detail, shall be rebuttable presumptive evidence of such amounts.

In addition to amounts payable as elsewhere provided in this Section 2.11, the Borrower hereby indemnifies, exonerates and holds each Issuer, the Administrative Agent and each other Lender Party harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether such Issuer, the Administrative Agent or such Lender Party is a party to the action for which indemnification is sought), including reasonable attorneys’ fees and disbursements, which such Issuer, the Administrative Agent or such Lender Party may incur or be subject to as a consequence, direct or indirect, of the issuance of the Letters of Credit, other than, as to each such indemnified party, as a result of the gross negligence or willful misconduct of such indemnified party, as the case may be, as determined by a court of competent jurisdiction, or the failure of such Issuer to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

(h)            Notwithstanding anything herein to the contrary, no Issuer shall be obligated to issue, renew or extend a Letter of Credit if such Issuer has a good faith belief that any Lender is at such time a Defaulting Lender hereunder, unless such Issuer has entered into arrangements reasonably satisfactory to such Issuer with the Borrower or such Defaulting Lender to eliminate such Issuer’s risk with respect to such Defaulting Lender. If any Letter of Credit Outstandings exist at the time a Lender is an Defaulting Lender, the Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize such Defaulting Lender’s portion of such Letter of Credit Outstandings in a manner reasonably satisfactory to such Issuer for so long as such Lender is an Defaulting Lender and such Letter of Credit Outstandings exist.

(i)             Addition of an Issuer. A Lender may become an additional Issuer hereunder pursuant to a written agreement among the Borrower, the Required Lenders, the Administrative Agent and such Lender.

Section 2.10            Interest. So long as no Event of Default has occurred and is continuing, the outstanding principal amount of each Loan shall bear interest at the Applicable Rate from the date such Loan was made until such Loan is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise. If an Event of Default has occurred and is continuing, all Loans shall bear interest on each day outstanding at the Applicable Rate plus the Default Rate in effect on such day, and such Default Rate of interest shall be due and payable daily as it accrues. On each Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Loans to but not including such Payment Date. All past due principal of and past due interest on the Loans and all other past due Obligations shall bear interest on each day outstanding at the Default Rate in effect on such day until repaid, and such interest shall be due and payable on demand. In no event shall interest accrue on the outstanding principal balance of any Loan at a rate exceeding the maximum nonusurious rate of interest that the Lenders are permitted under applicable Law to contract for, take, charge, or receive with respect to such Loan. All calculations of interest made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days.

Section 2.11            Register; Notes. The Register shall be maintained on the following terms.

(a)            The Borrower hereby designates the Administrative Agent to serve as the Borrower’s non-fiduciary agent, solely for the purpose of this clause, to maintain a register (the “Register”) on which the Administrative Agent will record each Lender’s Commitments, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans. The Administrative Agent shall retain a copy of each Assignment and Acceptance delivered to the Administrative Agent pursuant to Section 10.6. Failure to make any recordation, or any error in such recordation, shall not affect the Borrower or any Restricted Subsidiary’s Obligations. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan is registered as the owner thereof for the purposes of all Loan Documents, notwithstanding notice or any provision herein to the contrary. Any assignment or transfer of a Commitment or the Loans made pursuant hereto shall be registered in the Register only upon delivery to the Administrative Agent of an Assignment and Acceptance that has been executed by the requisite parties pursuant to Section 10.6. No assignment or transfer of a Lender’s Commitment or Loans shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

(b)            [Reserved].

(c)            [Reserved].

(d)            The Borrower agrees that, upon the request of any Lender, the Borrower will execute and deliver to such Lender a Revolving Loan Note evidencing the Revolving Loans made by, and payable to, such Lender in a maximum principal amount equal to such Lender’s Revolving Loan Percentage Share of the original aggregate Revolving Loan Commitments. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Revolving Loan Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Revolving Loans evidenced thereby. Such notations shall, to the extent not inconsistent with notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower and each Restricted Subsidiary absent manifest error; provided that, the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any Restricted Subsidiary. For the avoidance of doubt, in the event of any inconsistency between the notations maintained by any Lender and the notations of the Administrative Agent in respect of such matters, the notations of the Administrative Agent shall control in the absence of manifest error.

(e)            Interest on each Revolving Loan Note shall accrue and be due and payable as provided herein and therein (subject to the applicability of the Default Rate as provided for herein or in the Revolving Loan Notes and limited by the provisions of Section 10.9).

Section 2.12            Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)            fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.5(a);

(b)            the Commitment of such Defaulting Lender shall not be included in determining whether all Lenders, the Majority Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.1); provided, that Defaulting Lenders shall have the right to vote to the extent (and only to the extent) expressly stated in Section 10.1;

(c)            if any Letter of Credit Outstandings exist at the time such Lender becomes a Defaulting Lender then:

(i)              all or any part of the Letter of Credit Outstandings of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Percentage Shares but only to the extent that (x) the conditions set forth in Section 4.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), (y) such reallocation does not cause the Percentage Share of any non-Defaulting Lender in the Loans and Letter of Credit Outstandings to exceed such non-Defaulting Lender’s Commitment and (z) of all non-Defaulting Lenders’ Facility Usage plus such Defaulting Lender’s Letter of Credit Outstandings does not exceed the total of all non-Defaulting Lenders’ Commitments. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender’s having become a Defaulting Lender, including any claim of a non- Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation;

(ii)             if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize for the benefit of any Issuer only the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Outstandings (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.11(g) for so long as such Letter of Credit Outstandings are outstanding;

(iii)            if the Borrower cash collateralizes any portion of such Defaulting Lender’s Letter of Credit Outstandings pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.5(c) with respect to such Defaulting Lender’s Letter of Credit Outstandings during the period such Defaulting Lender’s Letter of Credit Outstandings is cash collateralized;

(iv)            if the Letter of Credit Outstandings of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.5(a) and Section 2.5(c) shall be adjusted in accordance with such non-Defaulting Lenders’ Percentage Shares; and

(v)            if all or any portion of such Defaulting Lender’s Letter of Credit Outstandings are neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuer or any other Lender hereunder, all letter of credit fees payable under Section 2.5(c) with respect to such Defaulting Lender’s Letter of Credit Outstandings shall be payable to such Issuer until and to the extent that such Letter of Credit Outstandings is reallocated and/or cash collateralized;

(d)            so long as such Lender is a Defaulting Lender, no Issuer shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Letter of Credit Outstandings will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.12(c), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.12(c)(i) (and such Defaulting Lender shall not participate therein); and

(e)            any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.6 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuers hereunder on a pro rata basis of any amounts owing hereunder; third, to cash collateralize the Letter of Credit Outstandings with respect to such Defaulting Lender in accordance with Section 2.11(g); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize any future Letter of Credit Outstandings with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 4.11(g); sixth, to the payment of any amounts owing to the Lenders, or the Issuers as a result of any final and nonappealable judgment of a court of competent jurisdiction obtained by any Lender or any Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any final and nonappealable judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Outstandings in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Outstandings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Outstandings owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Outstandings are held by the Lenders pro rata in accordance with their respective Revolving Loan Percentage Shares. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.11 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

In the event that the Administrative Agent, the Borrower and the Issuers each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date, such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Loan Percentage Share; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.13            Reduction of Aggregate Commitments.

(a)            Scheduled Termination of Commitments. Unless previously terminated, the Commitments shall terminate on the Maturity Date. If at any time the Aggregate Commitments or the Borrowing Base is terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction.

(b)            Optional Termination and Reduction of Aggregate Credit Amounts.

(i)             The Borrower may at any time terminate, or from time to time reduce, the Aggregate Commitments; provided that (A) any such reduction shall apply proportionately and permanently to reduce the Commitments of each of the Lenders, (B) each reduction of the Aggregate Commitments shall be in an amount that is an integral multiple of $1,000,000 and (C) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.7, the aggregate outstanding principal amount of all Revolving Loans shall exceed the Line Cap.

(ii)            The Borrower shall notify the Administrative Agent in writing of any election to terminate or reduce the Aggregate Commitments under Section 2.12(b)(i) at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.12(b)(ii) shall be irrevocable; provided that a notice of termination or reduction of the Aggregate Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other specified transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Each reduction of the Aggregate Commitments shall be made ratably among the Lenders in accordance with each Lender’s Revolving Loan Percentage Share.

Article III.
Payments to Lenders

Section 3.1             General Procedures. Unless otherwise expressly provided in a Loan Document, Borrower will make each payment which it owes under the Loan Documents to Administrative Agent at its New York office (in accordance with the then effective wire instructions provided by Administrative Agent to Borrower) for the account of the Lender Party to whom such payment is owed. Each such payment must be received by Administrative Agent not later than 12:00 noon, New York City time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction (except for any deduction for Taxes as described in Section 3.6(a)) or counterclaim, and in immediately available funds. Any payment received by Administrative Agent after such time may in the Administrative Agent’s discretion be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of Administrative Agent’s New York office or as otherwise directed by Administrative Agent. Administrative Agent shall promptly remit in same day funds to each Lender Party its share, if any, of such payments received by Administrative Agent for the account of such Lender Party. Administrative Agent may, and upon direction of the Required Lenders shall, apply all amounts received pursuant to any exercise of remedies under the Loan Documents (including from proceeds of collateral securing the Obligations) or under applicable law upon receipt thereof to the Obligations as follows:

(a)            first, for the payment of all fees and expenses of Administrative Agent and its counsel which are then due until such amounts are paid in full (and, to the extent such amounts received are proceeds from the foreclosure or other sale of real property, for the payment of all fees and expenses of the trustee, if applicable);

(b)            then for the payment of all other Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Administrative Agent under Section 6.9 or 10.4 until such amounts are paid in full, second to the payment of all interest on the Loans then due on a pro rata basis until such amounts are paid in full, third to the payment of all principal on the Loans and Reimbursement Obligations or cash collateralization in respect of Letters of Credit and all Obligations owing to an Approved Counterparty under a Secured Hedging Contract, on a pro rata basis until such amounts are paid in full, and fourth to the payment of all other Obligations then due in proportion to the amounts thereof, or as Lender Parties shall otherwise agree) until such amounts are paid in full;

(c)            then for the prepayment of any other Obligations, if any until such amounts are paid in full; and

(d)            last, to the Borrower or any other Person as directed by a court of competent jurisdiction.

All payments applied to principal or interest on any Loan shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Sections 2.6 and 2.7. All distributions of amounts described in any of subsections (b), (c) or (d) above shall be made by Administrative Agent pro rata to each Lender Party then owed Obligations described in such subsection (or subclause thereof) in proportion to all amounts owed to all Lender Parties which are described in such subsection (or subclause thereof).

Notwithstanding the foregoing, amounts received from the Borrower or any Restricted Subsidiary that is not an Eligible Contract Participant shall not be applied to any Excluded Obligations in respect of a Hedging Contract owing to any Approved Counterparty in respect of any Secured Hedging Contract (it being understood, that in the event that any amount is applied to Obligations other than Excluded Obligations in respect of a Hedging Contract as a result of this clause, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause fourth above from amounts received from Eligible Contract Participants to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Obligations described above by any Approved Counterparty that is the holder of any Excluded Obligations in respect of a Hedging Contract are the same as the proportional aggregate recoveries with respect to other Obligations pursuant to clause (b) above).

Section 3.2             Capital Reimbursement. If either (a) the introduction or implementation of or the compliance with or any change in or in the interpretation of any Law, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of Law) affects or would affect the amount of capital or liquidity required or expected to be maintained by any Lender Party (or any assignee of such Lender Party) or any corporation controlling any Lender Party (or its assignee), then, upon demand by such Lender Party, Borrower will pay to Administrative Agent for the benefit of such Lender Party, from time to time as specified by such Lender Party, such additional amount or amounts which such Lender Party shall reasonably determine to be appropriate to compensate such Lender Party or any corporation controlling such Lender Party in light of such circumstances, to the extent that such Lender Party reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the face amount of such Lender Party’s Loans or commitments under this Agreement; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by any Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted or issued.

Section 3.3             Inability to Determine Rates; Benchmark Replacement Setting.

(a)            Inability to Determine SOFR. If, at any time the Administrative Agent is unable to determine any SOFR-Based Rate for any Loan, Borrower shall be deemed not to have elected such Loan and Administrative Agent shall promptly provide written notice thereof to Borrower.

(b)           Benchmark Replacement.

(i)             Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event, together with its related Benchmark Replacement Date, have occurred prior to any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes of this Agreement and each other Loan Document in respect of such Benchmark setting and any subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document. If the Benchmark Replacement is Adjusted Daily SOFR, then all payments of interest due under this Agreement after such replacement shall be payable on a quarterly basis.

(ii)            Notwithstanding anything to the contrary herein or in any other Loan Document, no Hedging Agreement and/or any other agreement evidencing Swap Obligations shall be deemed to be a “Loan Document” for purposes of this Section 3.3.

(c)            Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption and/or implementation of a Benchmark Replacement, the Administrative Agent and the Required Lenders will have the right, in consultation with the Borrower, to make Conforming Changes from time to time, and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action(s) and/or consent(s) of the Company, any other party to this Agreement or any other Loan Document and/or any other Person.

(d)            Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower of: (i) the implementation of any Benchmark Replacement; and (ii) the effectiveness of any Conforming Changes implemented in connection with the use, administration, adoption and/or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of: (A) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below; and (B) the commencement of any Benchmark Unavailability Period. Any determination, decision, or election that may be made by the Administrative Agent and/or the Required Lenders pursuant to this Section 3.3, including, without limitation, any determination with respect to a tenor, rate or adjustment, or of the occurrence or non-occurrence of an event, circumstance, or date, and any decision to take, or refrain from taking, any action or any selection, will be conclusive and binding absent manifest error, and may be made in its sole discretion, and, in any event, without consent from the Borrower, any other party to this Agreement or any other Loan Document or any other Person, except, in each case, as expressly required pursuant to this Section 3.3.

(e)            Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement): (i) if the then-current Benchmark is a term rate (including the SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Required Lenders in their reasonable discretion, or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then, in any such case of the foregoing clause (e)(i)(A) or (e)(i)(B), the Administrative Agent may modify the definition of “Interest Period” in Section 1.1 (or any similar or analogous definition) for any Benchmark settings at or after such time in order to remove such non-representative tenor; and (ii) if a tenor that was removed pursuant to the foregoing clause (e)(i) either (A) is subsequently displayed on a screen or information service for a Benchmark (including, without limitation, a Benchmark Replacement), or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including, without limitation, a Benchmark Replacement), then, in any such case of the foregoing clause (e)(ii)(A) or (e)(ii)(B), the Administrative Agent may modify the definition of “Interest Period” in Section 1.1 (or any similar or analogous definition) for all Benchmark settings at or after such time in order to reinstate such previously removed tenor.

(f)            Benchmark Unavailability Period. Upon the Borrower's receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower shall be deemed not to have elected any SOFR Loan and Administrative Agent shall promptly provide written notice thereof to Borrower.

Section 3.4             [Reserved].

Section 3.5             [Reserved].

Section 3.6             Taxes.

(a)            Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Taxes except as required by applicable law. If any applicable law requires the deduction or withholding of any Taxes from such payments, then (i) in the case of Indemnified Taxes or Other Taxes, the sum payable shall be increased as necessary so that after making all required deductions of Indemnified Taxes or Other Taxes (including deductions applicable to additional sums payable under this Section 3.6(a)), the Administrative Agent, Lender or Issuer (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make all deductions required by applicable law and (iii) the Borrower shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law.

(b)            In addition, the Borrower shall pay any Other Taxes to the relevant governmental authority in accordance with applicable law.

(c)            The Borrower shall indemnify the Administrative Agent, each Lender and each Issuer within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or Issuer, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or Issuer, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuer, shall be conclusive absent manifest error.

(d)            As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a governmental authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)            Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, (i) a Foreign Lender, that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing:

(i)             each Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(a)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W- 8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;

(b)            executed originals of IRS Form W-8ECI;

(c)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(d)            to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W- 8ECI, IRS Form W-8BEN, or IRS Form W-8BEN-E a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner.

(e)            each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(f)            If the Administrative Agent, a Lender or an Issuer determines, in its reasonable discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.6, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.6 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or such Issuer and without interest (other than any interest paid by the relevant governmental authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent, such Lender, or such Issuer agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant governmental authority) to the Administrative Agent, such Lender or such Issuer in the event the Administrative Agent or such Lender is required to repay such refund to such governmental authority.

(g)            Each Lender agrees to indemnify and hold harmless the Borrower, an Issuer or Administrative Agent, as applicable, from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by (i) the Administrative Agent as a result of such Lender’s failure to submit any form or certificate that it is required to provide pursuant to this Section 3.6 or (ii) the Borrower, an Issuer or the Administrative Agent as a result of their reliance on any such form or certificate which such Lender has provided to them pursuant to this Section 3.6.

(h)            If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(i)             U.S. Lenders. Any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax.

Section 3.7             Change of Lending Office. Each Lender Party agrees that, upon the occurrence of any event giving rise to the operation of any of Sections 3.2, 3.3, 3.4, 3.5 or 3.6 with respect to such Lender Party, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Lender Party) to designate another Lending Office, provided that such designation is made on such terms that such Lender Party and its Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section. Nothing in this section shall affect or postpone any of the obligations of Borrower or the rights of any Lender Party provided in any of Sections 3.2, 3.3, 3.4, 3.5 or 3.6.

Section 3.8             Replacement of Lenders. If any Lender Party seeks reimbursement for increased costs under any of Sections 3.2, 3.3, 3.4, 3.5 or 3.6, or if any Lender Party becomes a Non-Consenting Lender pursuant to Section 10.1 or a Defaulting Lender, then within ninety days thereafter and provided no Event of Default then exists, Borrower shall have the right (unless such Lender Party withdraws its request for additional compensation or consents, as applicable) to replace such Lender Party, Non-Consenting Lender or Defaulting Lender by requiring such Lender Party, Non-Consenting Lender or Defaulting Lender to assign its Loans, Revolving Loan Notes and its Commitments hereunder to an Eligible Transferee reasonably acceptable to Administrative Agent, the Issuers and to Borrower, provided that: (i) all Obligations of Borrower owing to such Lender Party, Non-Consenting Lender or Defaulting Lender being replaced (including such increased costs, but excluding principal and accrued interest on the Revolving Loan Notes being assigned) shall be paid in full to such Lender Party, Non-Consenting Lender or Defaulting Lender concurrently with such assignment, and (ii) the replacement Eligible Transferee shall purchase the Loans, Revolving Loan Notes and Commitments being assigned by paying to such Lender Party, Non-Consenting Lender or Defaulting Lender a price equal to the principal amount thereof plus applicable reimbursement obligations in respect of Letters of Credit, if any, plus accrued and unpaid interest thereon. In connection with any such assignment Borrower, Administrative Agent, the Issuers, such Lender Party, Non-Consenting Lender or Defaulting Lender and the replacement Eligible Transferee shall otherwise comply with Section 10.6. Notwithstanding the foregoing rights of Borrower under this section, however, Borrower may not replace any Lender Party which seeks reimbursement for increased costs under any of Sections 3.2, 3.3, 3.4, 3.5 or 3.6, or which is a Non-Consenting Lender unless Borrower is at the same time replacing all Lender Parties which are then seeking such compensation or which are Non-Consenting Lenders, as applicable. In connection with any such replacement of a Lender Party, Non-Consenting Lender or Defaulting Lender, Borrower shall pay all outstanding and unpaid costs and expenses due to such Lender Party, Non-Consenting Lender or Defaulting Lender hereunder (including costs and expenses that would have been due to such Lender Party pursuant to Section 3.5 if such Lender Party’s, Non-Consenting Lender’s or Defaulting Lender’s Loans had been prepaid) at the time of such replacement.

Section 3.9             Participants. If a Lender has assigned a participation in its Loans or commitment hereunder to another Person in accordance with Section 10.6, any amount otherwise payable by Borrower to such Lender under Section 3.3 through 3.6 (in this section called “Increased Costs”), shall include that portion of the Increased Costs determined by such Lender to be allocable to the amount of any interest or participation transferred by such Lender in such Lender’s Loan or commitments under this Agreement; provided that, for the avoidance of doubt, the amount of the Increased Costs shall not exceed the amount that would be due if such Lender had not assigned any participation.

Article IV.
Conditions Precedent to Effectiveness and to Lending

Section 4.1             Effective Date. This Agreement and the obligations of the Lenders to make Loans and of the Issuers to issue Letters of Credit hereunder shall become effective on the date on which each of the conditions set forth in Section 4 of the Twelfth Amendment is satisfied or waived, which date is the Twelfth Amendment Effective Date.

Section 4.2             Additional Conditions Precedent to All Loans and Letters of Credit. No Lender has any obligation to make any Loan (including its first) and no Issuer has any obligation to issue any Letter of Credit (including its first), unless the following conditions precedent have been satisfied:

(a)            All representations and warranties made by the Borrower and any Restricted Subsidiary in any Loan Document shall be true on and as of the date of such Loan or the date of issuance of such Letter of Credit (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Loan or the date of issuance of such Letter of Credit.

(b)            No Default shall exist at the date of such Loan or the date of issuance of such Letter of Credit.

(c)            No Material Adverse Change shall have occurred since the Twelfth Amendment Effective Date.

(d)            The Administrative Agent and, if applicable, the relevant Issuer, shall have received a Borrowing Notice or an Issuance Request, as applicable, in accordance with the requirements hereof.

(e)            The Administrative Agent shall have received a certificate signed by an officer of the Borrower certifying that (i) after giving effect to the making of any Loan and the application of the proceeds thereof, the Consolidated Cash Balance does not exceed $25,000,000, (ii) the proceeds of any Loan shall be applied in accordance with Section 2.3, and (iii) the Borrower has not received either (A) any demand for the provision of any Junior Obligations for which the Administrative Agent has not received reasonable details on a prospective plan to address such demand in accordance with this Agreement and in a manner reasonably acceptable to the Administrative Agent or (B) an opinion by an independent certified public accountant that contains a going concern statement or other qualification that is due to the impending maturity of any Indebtedness of the type described in clause (a) of the definition of “Junior Obligations”.

Article V.
Representations and Warranties

To confirm each Lender Party’s understanding concerning the Borrower and its Restricted Subsidiaries and the Borrower’s and its Restricted Subsidiaries’ businesses, properties and obligations and to induce each Lender Party to enter into this Agreement and to extend credit hereunder, Borrower represents and warrants to each Lender Party that:

Section 5.1             No Default. None of the Borrower or any Restricted Subsidiary is in default in the performance of any of the covenants and agreements contained in any Loan Document. No event has occurred and is continuing which constitutes a Default.

Section 5.2             Organization and Good Standing. The Borrower and each Restricted Subsidiary is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers and governmental approvals required to carry on its business and enter into and carry out the transactions contemplated hereby. The Borrower and each Restricted Subsidiary is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary. The Borrower and each Restricted Subsidiary has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

Section 5.3             Authorization. The Borrower and each Restricted Subsidiary has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

Section 5.4             No Conflicts or Consents. The execution and delivery by the Borrower and the various Restricted Subsidiaries of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (a) conflict with any provision of (i) any Law, (ii) the organizational documents of the Borrower or any Restricted Subsidiary, or (iii) any agreement, judgment, license, order or permit applicable to or binding upon the Borrower any Restricted Subsidiary other than, in the case of (i) and (iii), such conflicts that could not reasonably be expected to cause a Material Adverse Change, (b) result in the acceleration of any Indebtedness owed by any the Borrower or any Restricted Subsidiary, or (c) result in or require the creation of any Lien upon any assets or properties of the Borrower or any Restricted Subsidiary except as expressly contemplated in the Loan Documents. Except for those which have already been obtained or as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by the Borrower or any Restricted Subsidiary of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

Section 5.5             Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of the Borrower and each Restricted Subsidiary which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights.

Section 5.6             Initial Financial Statements. Borrower has heretofore delivered to each Lender Party true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements fairly present Borrower’s Consolidated financial position at the respective dates thereof and the Consolidated results of Borrower’s operations and Borrower’s Consolidated cash flows for the respective periods thereof. Since the date of the audited Initial Financial Statements no Material Adverse Change has occurred, except as reflected in the quarterly financial statements or in the Disclosure Schedule. All Initial Financial Statements were prepared in accordance with GAAP.

Section 5.7             Other Obligations and Restrictions. Neither the Borrower nor any Restricted Subsidiary has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which is, in the aggregate, material to Borrower or material with respect to Borrower’s Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report. Except as shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report, neither the Borrower nor any Restricted Subsidiary is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could cause a Material Adverse Change.

Section 5.8             Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by any the Borrower or any Restricted Subsidiary to any Lender Party in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to the Borrower or any Restricted Subsidiary (other than industry-wide risks normally associated with the types of businesses conducted by the Borrower and its Restricted Subsidiaries) necessary to make the statements contained herein or therein not misleading in any material respect as of the date made or deemed made. There is no fact known to the Borrower or any Restricted Subsidiary (other than industry-wide risks normally associated with the types of businesses conducted by the Borrower and its Restricted Subsidiaries) that has not been disclosed to each Lender Party in writing which could cause a Material Adverse Change. There are no statements or conclusions in any Engineering Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. Borrower has heretofore delivered to each Lender Party true, correct and complete copies of the Initial Engineering Reports.

Section 5.9             Litigation. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule: (a) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of the Borrower or any Restricted Subsidiary threatened, against the Borrower or any Restricted Subsidiary before any Tribunal which could cause a Material Adverse Change, and (b) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against the Borrower or any Restricted Subsidiary or the Borrower’s or any Restricted Subsidiary’s stockholders, partners, directors or officers which could cause a Material Adverse Change.

Section 5.10            Labor Disputes and Acts of God. Except as disclosed in the Disclosure Schedule or a Disclosure Report, neither the business nor the properties of the Borrower or any Restricted Subsidiary has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could cause a Material Adverse Change.

Section 5.11            ERISA Plans and Liabilities. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule or a Disclosure Report, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA except for any non-compliance that would not cause a Material Adverse Change. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any “multiemployer plan,” as defined in Section 4001 of ERISA, which could cause a Material Adverse Change. Except as set forth in the Disclosure Schedule or a Disclosure Report: (i) no “waived funding deficiency” (as defined in Section 412(c)(3) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, and (ii) the current value of each ERISA Plan’s benefits does not exceed the current value of such ERISA Plan’s assets available for the payment of such benefits by more than $2,000,000.

Section 5.12            Environmental Matters. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule or that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change: (a) the Borrower and its Restricted Subsidiaries are conducting their businesses in compliance with all Environmental Laws, and have and are in compliance with all material licenses and permits required under any such Environmental Laws; (b) none of Borrower or any of its Restricted Subsidiaries has received express notice that any of their operations or properties is the subject of a pending Environmental Claim and to the best of Borrower’s knowledge no Environmental Claims have been threatened; (c) none of the Borrower or any Restricted Subsidiary (and to the best knowledge of Borrower, no other Person) has filed any notice under any Environmental Law that the Borrower or any Restricted Subsidiary improperly Released, or improperly stored or disposed, of any Hazardous Materials or that any Hazardous Materials have been improperly Released, or are improperly stored or disposed of, upon any real property of the Borrower or any Restricted Subsidiary which alleged improper matter referenced in such notice has not been fully resolved consistent with Environmental Laws; (d) neither the Borrower nor any Restricted Subsidiary has transported or arranged for the transportation of any Hazardous Material to any location which to the knowledge of Borrower is (i) listed on the National Priorities List (“Superfund List”) under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or listed on any analogous state Superfund List; and (e) neither the Borrower nor any Restricted Subsidiary otherwise has any known contingent liability under any Environmental Laws or as a result of a Release of any Hazardous Materials.

Section 5.13            Names and Places of Business and State of Incorporation or Formation. Neither the Borrower nor any Restricted Subsidiary has, during the preceding five years, had, been known by, or used any other trade or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule or a Disclosure Report, the chief executive office and principal place of business of the Borrower and each Restricted Subsidiary are (and for the preceding five years have been) located at the address of Borrower set out in Section 10.3. Except as indicated in the Disclosure Schedule or a Disclosure Report, none of the Borrower or any Restricted Subsidiary has any other office or place of business. The Disclosure Schedule identifies the true and correct states of incorporation or formation of the Borrower and each Restricted Subsidiary.

Section 5.14            Borrower’s Subsidiaries. Borrower does not presently have any Subsidiary or own any Capital Stock in any other Person, except those listed in the Disclosure Schedule or the most recent Disclosure Report (which shall identify whether or not a Subsidiary is an Excluded Subsidiary (including pursuant to a specific clause of the definition of Excluded Subsidiary) and shall identify the Investment Percentage owned in such Person). Neither Borrower nor any Restricted Subsidiary is a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule or the most recent Disclosure Report. Except as otherwise revealed in the most recent Disclosure Report, Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule or the most recent Disclosure Report. All Subsidiaries of Borrower and Operating Joint Ventures and the Investment Percentage owned in such Person are identified in the Disclosure Schedule or in the most recent Disclosure Report and all Excluded Subsidiaries of Borrower as of the First Amendment Effective Date are specified as such in the First Amendment Disclosure Schedule.

Section 5.15            Title to Properties; Licenses. The Borrower, each Restricted Subsidiary and each Included Joint Venture has good and defensible title to all of its material properties and assets, free and clear of all Liens other than Permitted Liens and of all material impediments to the use of such properties and assets in such Person’s business, except that no representation or warranty is made with respect to any oil, gas or mineral property or interest to which no proved oil or gas reserves are properly attributed. The Borrower, each Restricted Subsidiary, and if applicable, each Included Joint Venture possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and none of the Borrower, any Restricted Subsidiary and if applicable, any Included Joint Venture is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

Section 5.16            Government Regulation. Neither Borrower nor any Restricted Subsidiary owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

Section 5.17            Insider. None of the Borrower, any Restricted Subsidiary, or any Person having “control” (as that term is defined in 12 U.S.C. § 375b(9) or in regulations promulgated pursuant thereto) of the Borrower or any Restricted Subsidiary, is a “director” or an “executive officer” or “principal shareholder” (as those terms are defined in 12 U.S.C. § 375b(8) or (9) or in regulations promulgated pursuant thereto) of any Lender Party, of a bank holding company of which any Lender Party is a Subsidiary or of any Subsidiary of a bank holding company of which any Lender Party is a Subsidiary.

Section 5.18            Insurance. The Borrower and each Restricted Subsidiary and if applicable, each Included Joint Venture is keeping and will keep or cause to be kept insured by financially sound and reputable insurers its property at all times covering such risks and in such amounts as are customarily carried, or self-insured, by businesses similarly situated.

Section 5.19            Solvency. (A) [Reserved]; and (B) on any other date on which a Loan is made or a Letter of Credit is issued and after giving effect to the borrowing of such Loan or the issuance of such Letter of Credit: (i) the sum of the debt (including contingent liabilities) of the Borrower and the Restricted Subsidiaries, does not exceed the fair value or the present fair saleable value (in each case, on a going-concern basis) of the assets of the Borrower and the Restricted Subsidiaries, on a consolidated basis; (ii) the Borrower and the Restricted Subsidiaries, on a consolidated basis, are able to pay their debts, as they become due in the ordinary course of business, (iii) the Borrower and the Restricted Subsidiaries, on a consolidated basis, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debt as they mature in the ordinary course of business and (iv) the Borrower and the Restricted Subsidiaries, taken as a whole, do not have (and do not have reason to believe that they will have) unreasonably small capital for the conduct of the business in which they are engaged. For purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Section 5.20            Taxes. The Borrower and each of its Restricted Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes due and owing and has paid all taxes shown to be due on any assessment received to the extent that such taxes have become due and payable (except any such taxes that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books), except where the failure to file any such returns or reports or to pay any such taxes would not give rise to a Material Adverse Change.

Section 5.21            Gas Imbalances, Prepayments. Except as set forth on Item 5.21 of the Disclosure Schedule or as disclosed in writing to the Administrative Agent and the Lenders in connection with the most recently delivered Engineering Report, on a net basis there are no gas imbalances, take or pay or other prepayments that would require the Borrower or any of the Restricted Subsidiaries or any Included Joint Venture to deliver Hydrocarbons produced from their respective Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding five percent (5%) of the aggregate volumes of Hydrocarbons (on an Mcf equivalent basis) listed in the most recent Engineering Report.

Section 5.22            Marketing of Production. Except for contracts listed and in effect on the date hereof on Item 5.22 of the Disclosure Schedule, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Engineering Report (with respect to all of which contracts the Borrower represents that it or the Restricted Subsidiaries or if applicable, the Included Joint Ventures are receiving a price for all production sold thereunder that is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s production delivery capacity except as set forth on Item 5.22 of the Disclosure Schedule or the most recently delivered Engineering Report), no material agreements exist that are not cancelable on 60 days’ notice or less without penalty or detriment for the sale of production from the Borrower’s or the Restricted Subsidiaries’ or if applicable, the Included Joint Ventures’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) and that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date hereof.

Section 5.23            Hedging Transactions. Item 5.23 of the Disclosure Schedule sets forth, as of the Closing Date, a true and complete list of all Hedging Contracts (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each Restricted Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

Section 5.24            Restriction on Liens. Neither the Borrower nor any of its Restricted Subsidiaries is a party to any material agreement or arrangement or subject to any order, judgment, writ or decree, that either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Obligations and the Loan Documents.

Section 5.25            Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to result in a Material Adverse Change, the Oil and Gas Properties (and properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties; specifically in this connection, except for those as could not be reasonably expected to result in a Material Adverse Change, (i) after the Closing Date, no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Closing Date and (ii) none of the wells comprising a part of the Oil and Gas Properties (or properties unitized therewith) owned by the Borrower or any of the Restricted Subsidiaries is deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on properties unitized therewith, such unitized properties) owned by the Borrower or any of the Restricted Subsidiaries.

Section 5.26            Compliance with Laws and Agreements. Each of the Borrower and its Restricted Subsidiaries and each Included Joint Venture is in compliance with all laws, regulations and orders of any Governmental Authority (except for Environmental Laws covered under Section 5.12) applicable to it or its property and all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound, in all material respects.

Section 5.27            Anti-Corruption Laws and Sanctions. The Borrower and each of its Subsidiaries and Included Joint Ventures has implemented and maintains in effect policies and procedures designed to ensure compliance by such Person, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower and each of its Subsidiaries and Included Joint Ventures and their respective officers and directors and to the knowledge of each such Person its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Borrower and each of its Subsidiaries and Included Joint Ventures or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower and each of its Subsidiaries and Included Joint Ventures or any of their respective Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loans, use of proceeds or other transaction contemplated by this Agreement will violate Anti- Corruption Laws or applicable Sanctions.

Article VI.
Affirmative Covenants of Borrower

To conform with the terms and conditions under which each Lender Party is willing to have credit outstanding to the Borrower, and to induce each Lender Party to enter into this Agreement and extend credit hereunder, the Borrower warrants, covenants and agrees to the following (and the Borrower agrees to cause all of its Restricted Subsidiaries to comply with the following) until Security Termination, unless the Required Lenders have previously agreed otherwise:

Section 6.1              Payment and Performance. The Borrower and each Restricted Subsidiary will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrower will cause each Restricted Subsidiary to observe, perform and comply with every such term, covenant and condition applicable to such Restricted Subsidiary.

Section 6.2              Books’ Financial Statements and Reports. The Borrower and each Restricted Subsidiary will at all times maintain full and accurate books of account and records. Borrower will maintain and will cause its Restricted Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to Administrative Agent (with sufficient copies for each Lender Party or otherwise in a format suitable for posting on the Electronic Platform) at Borrower’s expense:

(a)            As soon as available, and in any event by the ninetieth (90th) day after the end of each Fiscal Year, complete Consolidated financial statements of Borrower and its Subsidiaries (or, in lieu of such consolidated financial statements of the Borrower and its Subsidiaries, a reconciliation, reflecting such financial information for the Borrower and its Restricted Subsidiaries, on the one hand, and the Borrower and its Subsidiaries, on the other hand, reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements) together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with, except with respect to any such reconciliation, an opinion that does not contain any Qualification, based on an audit using generally accepted auditing standards, by Ernst & Young LLP or other independent certified public accountants selected by Borrower and acceptable to Administrative Agent, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statements of earnings, of cash flows, and of changes in owners’ equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. Together with such financial statements, Borrower will furnish a report signed by such accountants (i) stating that they have read this Agreement, and (ii) further stating that in making their examination and reporting on the Consolidated financial statements described above they did not conclude that any Default existed at the end of such Fiscal Year or at the time of their report, or, if they did conclude that a Default existed, specifying its nature and period of existence. Concurrently with any delivery of financial statements under this Section 6.2(a), a certificate of an Authorized Officer of Borrower, in form and substance satisfactory to the Administrative Agent, setting forth as of the last Business Day of such Fiscal Year, a true and complete list of all Hedging Contracts of the Borrower and each Restricted Subsidiary, the material terms thereof (including the type, term, effective date, termination date, notional amounts or volumes, and the counterparty to each such Hedging Contract). Concurrently with the furnishing of Consolidated financial statements under this Section 6.2(a), Borrower will deliver an environmental report pursuant to the terms of Section 6.12(e).

(b)            As soon as available, and in any event by the earlier of the forty-fifth (45th) day after the end of each of the first three Fiscal Quarters in each Fiscal Year, the Consolidated balance sheet of Borrower and its Subsidiaries as of the end of such Fiscal Quarter and Consolidated statements of the earnings and cash flows of Borrower and its Subsidiaries for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and setting forth in comparative form the corresponding figures for the corresponding Fiscal Quarter of the preceding Fiscal Year, (or, in lieu of such consolidated financial statements of the Borrower and its Subsidiaries, a reconciliation, reflecting such financial information for the Borrower and its Restricted Subsidiaries, on the one hand, and the Borrower and its Subsidiaries, on the other hand, reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements), all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish (i) a certificate in the form of Exhibit D signed by the chief financial officer of Borrower stating that such financial statements are accurate and complete (subject to normal year-end adjustments), stating that he has reviewed the Loan Documents, specifying the ratios at the end of such Fiscal Quarter required pursuant to Sections 7.11 and 7.12, and, if applicable, 7.16 and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default, together with a certificate signed by the chief financial officer of Borrower to be delivered to the Administrative Agent setting forth the calculations of such foregoing ratios in detail acceptable to the Administrative Agent (acting reasonably), (ii) notice of any new Hedging Contracts entered into after the Closing Date of this Agreement by the Borrower pursuant to Section 7.3 and a summary of the material terms thereof in form and substance satisfactory to the Administrative Agent and notice of the formation of, or acquisition of, or Investment in, any Subsidiary (other than, with respect to Investments only, in any Guarantor Subsidiary) or any Person (including an Operating Joint Venture) that is not a Subsidiary.

(c)            Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Borrower or any Restricted Subsidiary to its stockholders and all registration statements, periodic reports and other statements and schedules filed by the Borrower or any Restricted Subsidiary with any securities exchange, the SEC or any similar governmental authority.

(d)            By March 1 of each year, commencing on March 1, 2019, an engineering report dated as of January 1 of such year, prepared by Netherland Sewell and Associates, Inc., or other independent petroleum engineers chosen by Borrower and acceptable to the Required Lenders, concerning all Oil and Gas Properties and interests owned by any Borrowing Base Entity which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves; provided that, for the avoidance of doubt, in no event shall any engineering report delivered pursuant hereto include any reserves of the Borrower and its Subsidiaries that were subject of the transactions contemplated by the Aquasition Transaction Documents. This report shall be satisfactory to Administrative Agent, shall take into account any “over-produced” status under gas balancing arrangements, and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report. This report shall explicitly distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which explicitly distinguishes) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral and to the extent any such Oil and Gas Properties or interests are owed by an Operating Joint Venture, such report shall explicitly distinguish (or shall be delivered together with a certificate from any appropriate officer of the Borrower which explicitly distinguishes) those properties owned by a Person that is an Operating Joint Venture. This report shall explicitly indicate (or shall be delivered together with a certificate from an appropriate officer of the Borrower which explicitly indicates) which of the Borrowing Base Entities owns each particular interest identified in such report and if more than one Borrowing Base Entity owns an interest in a particular property, such report shall indicate the respective ownership interest of each such Borrowing Base Entity in such property.

(e)            By September 1 of each year, an engineering report dated as of July 1 of such year, prepared by Borrower’s in-house petroleum engineering staff, concerning all Oil and Gas Properties and interests owned by any Borrowing Base Entity which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves. This report shall be satisfactory to Administrative Agent, shall take into account any “over-produced” status under gas balancing arrangements, and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report. This report shall explicitly distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which explicitly distinguishes) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral and to the extent any such Oil and Gas Properties or interests are owed by a person that is not the Borrower or a Restricted Subsidiary, such report shall explicitly distinguish (or shall be delivered together with a certificate from any appropriate officer of the Borrower which explicitly distinguishes) those properties owned by a Person that is not the Borrower or a Restricted Subsidiary. This report shall indicate (or shall be delivered together with a certificate from an appropriate officer of the Borrower which explicitly indicates) which of the Borrowing Base Entities owns each particular interest identified in such report and if more than one Borrowing Base Entity owns an interest in a particular property, such report shall indicate the respective ownership interest of each such Borrowing Base Entity in such property.

(f)             With the delivery of each Engineering Report, the Borrower shall provide to each Lender Party, a certificate from the president or chief financial officer of Borrower certifying that, to the best of his or her knowledge and in all material respects: (i) the information contained in such Engineering Report and any other information delivered in connection therewith is true and correct, (ii) Borrower and the Restricted Subsidiaries or, if applicable, the Included Joint Ventures identified in such certificate own good and defensible title to the Oil and Gas Properties evaluated in such Engineering Report (in this section called the “Covered Properties”) and are free of all Liens except for Liens permitted by Section 7.2, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Engineering Report (other than those permitted by the Security Documents) which would require Borrower or such Restricted Subsidiary or, if applicable, such Included Joint Venture, to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of the Covered Properties has been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of such properties sold and in such detail as reasonably required by Administrative Agent, (v) attached to the certificate is a list of all Persons disbursing proceeds to Borrower or such Restricted Subsidiary or such Included Joint Venture from its Oil and Gas Properties, and (vi) set forth on a schedule attached to the certificate is the Total Proved PV-10 of all Covered Properties that are part of the Mortgaged Properties, (vii) the Mortgaged Properties comprise at least seventy-five percent (75%) of the Total Proved PV-10 of the proved reserves of the Oil and Gas Properties which are included within the Borrowing Base Properties; provided that with respect to clause (vii) above, to the extent that the Borrower cannot make the certifications in (vii) above and provided that the Borrower in good faith believed that it was not in breach of Section 6.15 immediately prior to receiving a copy of such Engineering Report, the Borrower shall have a period of thirty (30) days following the delivery of such Engineering Report to provide such additional mortgages, deeds of trust and other security instruments so that it can make such certifications, and the Borrower shall provide a certificate to Administrative Agent making such certifications upon delivering all such additional mortgages, deeds of trust and other security instruments.

(g)            The Borrower shall have the right to exclude some or all of the Oil and Gas Properties owed by an Operating Joint Venture from such Engineering Report and the right to designate in a certificate executed by an Authorized Officer delivered with an Engineering Report specific Oil and Gas Properties owned by Operating Joint Ventures and included in such Engineering Report which are not to be included in the determination of the Borrowing Base. To the extent that the Borrower cannot make the certification in the foregoing (f)(vii) above because of the inclusion of Oil and Gas Properties owed by one or more Operating Joint Ventures in such Engineering Report, and provided that the Borrower in good faith believed that it was not in breach of Section 6.15 immediately prior to receiving a copy of such Engineering Report, the Borrower shall have a period of ten (10) days following delivery of such Engineering Report to designate in a certificate executed by an Authorized Officer delivered to the Administrative Agent and the Lenders specific Oil and Gas Properties owed by Operating Joint Ventures included in such Engineering Report which are not to be included in the determination of the Borrowing Base.

(h)            As soon as possible and in any event within fifteen (15) days after Borrower or any other Restricted Subsidiary or any of their Subsidiaries becomes aware or could reasonably have become aware of (i) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 5.9 or (ii) the commencement of any labor controversy, litigation, action or proceeding that is of the type described in Section 5.9, notice thereof and copies of all documentation relating thereto.

(i)            At least fifteen (15) business days prior to the formation or acquisition thereof, notice of the formation or acquisition of any Subsidiary or any Equity Investment in a Person that is not a Subsidiary.

Section 6.3              Other Information and Inspections. The Borrower and each Restricted Subsidiary will furnish to Administrative Agent (with sufficient copies for each Lender Party or otherwise in suitable form for posting onto the Electronic Platform) any information which Administrative Agent or any Lender may from time to time reasonably request in writing concerning any covenant, provision or condition of the Loan Documents (including any information as may be required under the Patriot Act) or any matter in connection with the Borrower’s and its Restricted Subsidiaries’ businesses and operations.

The Borrower and each Restricted Subsidiary will permit representatives appointed by Administrative Agent (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours any of the Borrower’s or such Restricted Subsidiary’s property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and the Borrower and each Restricted Subsidiary shall permit Administrative Agent or its representatives to investigate and verify the accuracy of the information furnished to Administrative Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

Section 6.4              Notice of Material Events and Change of Address. Borrower will promptly notify Administrative Agent in writing (with sufficient copies for each Lender Party or otherwise in suitable form for posting onto the Electronic Platform), stating that such notice is being given pursuant to this Agreement, of:

(a)            the occurrence of any Material Adverse Change,

(b)            the occurrence of any Default,

(c)            the acceleration of the maturity of any Indebtedness owed by the Borrower or any Restricted Subsidiary or of any default by the Borrower or any Restricted Subsidiary under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could cause a Material Adverse Change,

(d)            the occurrence of any Termination Event,

(e)            any matter for which notice is required under Section 6.12(d),

(f)             the filing of any suit or proceeding against the Borrower or any Restricted Subsidiary in which an adverse decision could cause a Material Adverse Change,

(g)            the occurrence of any material change or disruption under or with respect to any material contract of Borrower which could cause a Material Adverse Change,

(h)            any Liquidation of any Hedging Contract, and

(i)             any demand for the provision of any Junior Obligations.

Upon the occurrence of any of the foregoing the Borrower and Restricted Subsidiaries will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing (or, in the case of any notice pursuant to Section 6.4(i), such notice will provide reasonable details on any prospective plans to address such demand in accordance with this Agreement and in a manner reasonably acceptable to the Administrative Agent). Borrower will also notify Administrative Agent and Administrative Agent’s counsel in writing at least twenty Business Days prior to the date that the Borrower or any Restricted Subsidiary changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Administrative Agent and its counsel to prepare the same.

Section 6.5              Maintenance of Properties. The Borrower and each Restricted Subsidiary will maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good condition in accordance with oil and gas industry standards and in compliance in all material respects with all applicable Laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

Section 6.6              Maintenance of Existence and Qualifications. Except as otherwise permitted in Section 7.4, each Restricted Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except, in each case, where the failure so to qualify will not cause a Material Adverse Change.

Section 6.7              Payment of Trade Liabilities, Taxes, etc. The Borrower and each Restricted Subsidiary will (a) timely file all required tax returns; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) timely pay in the ordinary course of its business consistent with past practices all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other Liabilities now or hereafter owed by it; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. The Borrower and each Restricted Subsidiary may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings (promptly instituted and diligently concluded) and has set aside on its books adequate reserves therefor, or to the extent any such failure to pay or discharge any of the foregoing would not result in a Material Adverse Change.

Section 6.8              Insurance. The Borrower and each Restricted Subsidiary will keep or cause to be kept insured by financially sound and reputable insurers its property in accordance with the Insurance Schedule and will at all times maintain or cause to be maintained insurance covering such risks as are customarily carried, or self-insured, by businesses similarly situated. Without limiting Section 6.14 to the extent otherwise applicable, (a) all loss payable clauses or provisions in all policies of insurance maintained by the Borrower described in the Insurance Schedule shall be endorsed in favor of and made payable to the Administrative Agent for the ratable benefit of the Lender Parties, as their interests may appear and (b) the Administrative Agent on behalf of the Lender Parties shall be named (i) as additional insured with a waiver of subrogation on all of the Borrower’s and its Restricted Subsidiaries’ liability insurance policies maintained by the Borrower with respect to all or any portion of the Collateral and (ii) as loss payee on all of the Borrower’s and its Restricted Subsidiaries’ casualty and property insurance policies covering all or any portion of the Collateral. Except as provided in the immediately following sentence or as provided in Section 2.6 or 2.7 or as otherwise provided in this Agreement, any and all monies that may become payable to the Administrative Agent as loss payee by reason of a Casualty Event shall be made available by Administrative Agent to the Borrower for the purpose of repairing, restoring or otherwise replacing the affected property or asset. Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent (i) shall have the right, for the benefit of the Lender Parties, to retain, and the Borrower hereby assigns to the Administrative Agent for the benefit of the Lender Parties, any and all monies that may become payable under any such policies of insurance by reason of damage, loss or destruction of any Collateral for the Obligations or any part thereof, and (ii) may, at its election, either apply for the benefit of the Lender Parties all or any part of the sums so collected in accordance with the Loan Documents toward payment of the Obligations, whether or not such Obligations are then due and payable, in such manner as the Administrative Agent may elect, or release same to the Borrower or the applicable Restricted Subsidiary.

Section 6.9              Performance on Borrower’s Behalf. If the Borrower or any Restricted Subsidiary fails to pay any taxes, insurance premiums, expenses, attorneys’ fees or other amounts it is required to pay under any Loan Document, Administrative Agent may (but is not obligated to) pay the same. Borrower shall immediately reimburse Administrative Agent for any such payments and each amount paid by Administrative Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Administrative Agent.

Section 6.10            Change in Nature of Business. Each Restricted Person will continue to engage in any material lines of business which are not substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Twelfth Amendment Effective Date or any business reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof (including any geographic expansion of the business).

Section 6.11            Compliance with Agreements and Law. The Borrower and each Restricted Subsidiary will perform all obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound, in all respects, except where the failure so to perform could not reasonably be expected to cause a Material Adverse Change. The Borrower and each Restricted Subsidiary will conduct its business and affairs in compliance with all Laws applicable thereto, in all material respects, except where the failure so to conduct business and affairs could not reasonably be expected to cause a Material Adverse Change.

Section 6.12            Environmental Matters; Environmental Reviews.

(a)            The Borrower and each Restricted Subsidiary will comply and Borrower will cause each Included Joint Venture to comply in all material respects with all Environmental Laws now or hereafter applicable to the Borrower or such Restricted Subsidiary or Included Joint Venture and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental permits, licenses and other authorizations required under Environmental Laws and necessary for its operations and will maintain such authorizations as necessary in full force and effect, whereby the failure to comply could reasonably be expected to result in liability in excess of $20,000,000.

(b)            The Borrower, the Restricted Subsidiaries and the Included Joint Ventures will not Release any Hazardous Materials on, under or from any of their real properties, or permit others to Release any Hazardous Materials on, under or from any of their real properties, in a manner that could reasonably be expected to result in liability in excess of $20,000,000 under Environmental Laws.

(c)            The Borrower will promptly, but in no event later than five (5) Business Days after the occurrence thereof, notify the Administrative Agent in writing of Borrower’s initial written receipt of a citation, civil or criminal penalty assessment or compliance order from any Tribunal or of a lawsuit from any Person with respect to an alleged violation of Environmental Law or an alleged violation of a permit, license or other authorizations required under Environmental Law by the Borrower, the Restricted Subsidiaries or any Included Joint Venture for their respective businesses or with respect to an alleged Release of Hazardous Materials arising out of the operations of any of the Borrower, the Restricted Subsidiaries and Included Joint Ventures (including any costs to investigate or remediate such Release) if the Borrower reasonably anticipates that any of such actions will result in liability to the Borrower and the Restricted Subsidiaries of $20,000,000 or more, not fully covered by insurance, subject to normal deductibles.

(d)            The Borrower will provide to Administrative Agent environmental assessments and tests in accordance with the most current version of applicable American Society of Testing Materials standards upon the reasonable request by the Administrative Agent upon an Event of Default under this Agreement (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Tribunal), in connection with any material real properties of the Borrower and Restricted Subsidiaries.

(e)            Concurrent with the furnishing of financial statements pursuant to Section 6.2(a), Borrower will furnish to Administrative Agent a reasonably detailed written description of all material: (i) citations, civil or criminal penalty assessments, or compliance orders with respect to violations of Environmental Laws for which the Borrower reasonably anticipates will result in liability to the Borrower and the Restricted Subsidiaries of $20,000,000 or more, not fully covered by insurance, subject to normal deductibles; and (ii) lawsuits with respect to an alleged Release of Hazardous Materials arising out of the operations of any of the Borrower and the Restricted Subsidiaries (including any costs to investigate or remediate such Release) if the Borrower reasonably anticipates that any of such actions will result in liability to the Borrower and the Restricted Subsidiaries of $20,000,000 or more, not fully covered by insurance, subject to normal deductibles.

Section 6.13            Evidence of Compliance. The Borrower and each Restricted Subsidiary will furnish to each Administrative Agent (with sufficient copies for each relevant Lender Party or otherwise in suitable form for posting onto the Electronic Platform) at such Restricted Subsidiary’s or Borrower’s expense all evidence which Administrative Agent or any other Lender Party from time to time reasonably requests in writing as to the accuracy and validity of or compliance in all material respects with all representations, warranties and covenants made by the Borrower and any Restricted Subsidiary in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

Section 6.14            Post-Closing Deliveries. The Borrower hereby agrees to deliver, or cause to be delivered, to Administrative Agent, in form and substance reasonably satisfactory to the Required Lenders, the items described on Schedule 5 on or before the dates specified with respect to such items, or such later dates as may be reasonably agreed to by the Required Lenders.

Section 6.15            Maintenance of Liens on Properties. Without limiting Section 6.14 to the extent otherwise applicable, the Mortgaged Properties shall constitute at least seventy-five percent (75%) of the Total Proved PV-10 of the oil and gas reserves included in the Borrowing Base Properties (the “Required Percentage”); provided that if, immediately following the delivery of an Engineering Report and only to the extent that the Borrower in good faith believed that it was not in breach of this Section 6.15 immediately prior to receiving a copy of such Engineering Report, Borrower shall determine that the Mortgaged Properties do not constitute the Required Percentage of proved oil and gas reserves as required in this Section 6.15, Borrower shall have the thirty (30) day period described in Section 6.2(f) to execute and deliver documentation in form and substance satisfactory to Administrative Agent, granting to Administrative Agent first perfected Liens subject to Permitted Liens on Oil and Gas Properties that are not then part of the Mortgaged Properties, sufficient to cause the Mortgaged Properties to include the Required Percentage. In addition, Borrower will furnish to Administrative Agent title due diligence in form and substance satisfactory to Administrative Agent and will furnish all other documents and information relating to such properties as Administrative Agent may reasonably request.

Section 6.16            Perfection and Protection of Security Interests and Liens. Without limiting Section 6.14 to the extent otherwise applicable, the Borrower will from time to time deliver, and will cause each Restricted Subsidiary from time to time to deliver, to Administrative Agent any financing statements, continuation statements, extension agreements, control agreements, intellectual property security agreements and other documents, properly completed and executed (and acknowledged when required) by the Borrower and its Restricted Subsidiaries in form and substance satisfactory to Administrative Agent, which Administrative Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations. At the time of recording of the Security Documents, counsel for Borrower shall conduct searches of the lien, judgment, litigation and UCC records of the counties and offices where such documents are filed and promptly upon receipt thereof from such offices forward such searches to Administrative Agent’s counsel together with the original recorded Security Documents and file stamped copies of the related financing statements.

Section 6.17            Bank Accounts; Offset. To secure the repayment of the Obligations Borrower hereby grants to each Lender Party a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of any Lender Party at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to any Lender Party from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with any Lender Party, and (c) any other credits and claims of Borrower at any time existing against any Lender Party, including claims under certificates of deposit. At any time and from time to time after the occurrence of any Event of Default, each Lender Party is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to Borrower), any and all items herein above referred to. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

Section 6.18            Production Proceeds. Notwithstanding that, by the terms of the various Security Documents, the grantors thereunder are and will be assigning to Administrative Agent for the benefit of the Lender Parties all of the “Production Proceeds” (as defined therein and in this section collectively called “Proceeds”) accruing to the property covered thereby, so long as no Event of Default has occurred such Persons may continue to receive from the purchasers of production all such Proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified. Upon the occurrence of an Event of Default, Administrative Agent and Lenders may exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all Proceeds then held by the Borrower and its Restricted Subsidiaries or to receive directly from the purchasers of production all other Proceeds. In no case shall any failure, whether purposed or inadvertent, by Administrative Agent or Lenders to collect directly any such Proceeds constitute in any way a waiver, remission or release of any of their rights under the Security Documents, nor shall any release of any Proceeds by Administrative Agent or Lenders to the Borrower or its Restricted Subsidiaries constitute a waiver, remission, or release of any other Proceeds or of any rights of Administrative Agent or Lenders to collect other Proceeds thereafter.

Section 6.19            Guaranties of Borrower’s Subsidiaries; Joinder. (a)  Each Restricted Subsidiary of Borrower (other than any Excluded Subsidiary) shall, promptly upon request by Administrative Agent, execute and deliver to Administrative Agent an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower hereunder, which guaranty shall be satisfactory to Administrative Agent in form and substance. Borrower will cause each of its applicable Restricted Subsidiaries to deliver to Administrative Agent, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Administrative Agent and its counsel that such Restricted Subsidiary has taken all action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute and to cause each of its Restricted Subsidiaries (other than Excluded Subsidiaries) to execute a joinder to the Subsidiary Security Agreement or otherwise provide a security agreement in form and substance acceptable to the Administrative Agent.

(b)            Notwithstanding anything herein or in the other Loan Documents to the contrary, Liens granted in any collateral by the Borrower or any Restricted Subsidiary shall not secure any obligation in respect of any Excluded Obligations in respect of a Hedging Contract.

Section 6.20            Casualty and Condemnation. The Borrower will furnish to the Administrative Agent promptly, and in any event within fifteen (15) Business Days, after an Authorized Officer of the Borrower becoming aware of the occurrence, written notice of any Casualty Event to any Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding, to the extent the Total Proved PV-10 of such Collateral so affected, when aggregated with the Total Proved PV-10 of all other Collateral so affected by a Casualty Event occurring in the same calendar year, exceeds 5% of the Borrowing Base then in effect.

Section 6.21            ERISA Information. As soon as available, and in any event, within 10 days after the Borrower obtains knowledge of any of the following, the Borrower will furnish and will cause each ERISA Affiliate to promptly furnish to the Administrative Agent with sufficient copies to the Lenders (a) a written notice signed by an Authorized Officer describing the occurrence of any Termination Event in connection with any ERISA Plan or any trust created thereunder, and specifying what action the Borrower or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, (b) copies of any notice of the PBGC’s institution of proceedings to terminate or to have a trustee appointed to administer any ERISA Plan and (c) a written notice of the Borrower’s or an ERISA Affiliate’s participation in a “multiemployer plan” as defined in Section 4001 of ERISA.

Section 6.22            Keepwell. (a)  The Borrower and each Restricted Subsidiary that is a Qualified ECP Credit Party hereby jointly and severally guarantees the payment and performance of all Obligations of the Borrower and each Restricted Subsidiary (other than the Borrower or such Restricted Subsidiary, as applicable) and absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Benefiting Restricted Person in order for such Benefiting Restricted Person to honor its obligations under any Security Document including obligations with respect to Secured Hedging Contracts (provided, however, that the Borrower or a Restricted Subsidiary shall only be liable under this Section 6.22 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 6.22, or otherwise under this Agreement or any Loan Document, as it relates to such Benefiting Restricted Person, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Borrower and the Restricted Subsidiaries under this Section 6.22 shall remain in full force and effect until all Obligations are paid in full to the Lenders, the Administrative Agent and all Issuers, and all of the Lenders’ Commitments are terminated. The Borrower and the other Restricted Subsidiaries intend that this Section 6.22 constitute, and this Section 6.22 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Benefiting Restricted Person for all purposes of Section la(18)(A)(v)(II) of the Commodity Exchange Act.

(b)            Notwithstanding any other provisions of this Agreement or any other Loan Document, Obligations guaranteed by the Borrower or any Restricted Subsidiary, or secured by the grant of any Lien by the Borrower any Restricted Subsidiary under any Security Instrument, shall exclude all Excluded Obligations in respect of a Hedging Contract with respect to the Borrower or such Restricted Subsidiary.

Section 6.23            Depository Banks. Without limiting Section 6.14 to the extent otherwise applicable, the Borrower shall and shall cause each Restricted Subsidiary to cause all of its operating accounts, Deposit Accounts and Securities Accounts (as those terms are defined in the New York Uniform Commercial Code) at all times to be subject of a Control Agreement. The Borrower shall not and shall not permit any Restricted Subsidiary to open any operating account or other Deposit Account or Securities Account unless concurrently with the opening of such account the Borrower or such Restricted Subsidiary, as applicable, shall have delivered to the Administrative Agent a duly executed Control Agreement in respect of such account; provided, however, in the event the Borrower or any Restricted Subsidiary acquires a Deposit Account or Securities Account pursuant to an acquisition, the Borrower and each Restricted Subsidiary shall have forty-five (45) days from the date of such acquisition (or such later date as the Administrative Agent shall agree in its sole discretion) to subject any such acquired Deposit Account or Securities Account to a Control Agreement. The requirements of this Section 6.23 shall not apply to Excluded Accounts. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent shall not direct disbursements from such Deposit Accounts or Securities Accounts or prohibit the Borrower from making disbursements from such Deposit Accounts or Securities Accounts unless an Event of Default has occurred and is continuing.

Article VII.
Negative Covenants of Borrower

To conform with the terms and conditions under which each Lender Party is willing to have credit outstanding to the Borrower, and to induce each Lender Party to enter into this Agreement and extend credit hereunder, the Borrower warrants, covenants and agrees to the following (and the Borrower agrees to cause all of its Restricted Subsidiaries to comply with the following) until Security Termination, unless the Required Lenders have previously agreed otherwise:

Section 7.1              Indebtedness. Neither the Borrower nor any Restricted Subsidiary will in any manner owe or be liable for Indebtedness except:

(a)            the Obligations;

(b)            unsecured Indebtedness among the Borrower and its Restricted Subsidiaries;

(c)            Indebtedness outstanding under the instruments and agreements described on the Disclosure Schedule, and any renewals or extensions thereof or refinancing thereof provided that the amount of such Liabilities is not increased nor the terms thereof changed in any manner which is less favorable to the Borrower or such Restricted Subsidiary than the original terms of such Liabilities;

(d)            Indebtedness arising under Hedging Contracts that are permitted under Section 7.3;

(e)            obligations arising with respect to sale and lease-back transactions and operating leases entered into in the ordinary course of the Borrower’s or such Restricted Subsidiary’s business in arm’s length transactions at competitive market rates under competitive terms and conditions in all respects, provided that the obligations required to be paid in any Fiscal Year under or with respect to such sale and lease-back transactions and any such operating leases do not in the aggregate exceed $100,000,000 for the Borrower and all Restricted Subsidiaries;

(f)            accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of property or services, from time to time incurred in the ordinary course of business which are not greater than sixty (60) days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(g)            [Reserved];

(h)            (i) Senior unsecured and unsecured senior subordinated Indebtedness incurred after the Closing Date and any refinancing thereof (the “Specified Additional Debt”) and the refinancing of the Senior Second Lien Notes; provided, that, (A) the terms of such Indebtedness described in the foregoing clauses (i) and (ii) do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the 180th day after the Maturity Date as in effect on the date of determination (other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights after an event of default), (B) the covenants, events of default, guarantees and other terms of which (other than interest rate, fees, funding discounts and redemption or prepayment premiums and other pricing terms determined by the Borrower to be “market” rates, fees, discounts and premiums and other terms at the time of issuance or incurrence of any such indebtedness), taken as a whole, are determined by the Borrower to be “market” terms on the date of issuance or incurrence and in any event that are not materially adverse to the interests of the Lenders, taken as a whole, and do not require the maintenance or achievement of any financial performance standards other than as a condition to taking specified actions, (C) if such Indebtedness is subordinated in right of payment to the Obligations, the terms of such Indebtedness provide for customary subordination of such Indebtedness to the Obligations, (D) no Subsidiary of the Borrower (other than a Subsidiary that is a guarantor pursuant to the Security Documents) is an obligor under such Indebtedness, (E) no Default or Event of Default shall exist or result therefrom, (F) to the extent such Indebtedness constitutes a refinancing, the amount of such refinancing Indebtedness from such issuance or incurrence shall not exceed the amount of Indebtedness being refinanced plus accrued interest, fees, expenses and premiums), (G) in the case of Specified Additional Debt only, (x) other than refinancings thereof, (i) after giving effect to the incurrence or issuance thereof and the use of proceeds therefrom, the Borrower’s Leverage Ratio shall not be greater than 2.75 to 1.00 and (ii) the Borrowing Base automatically and simultaneously shall be reduced by $0.25 for every $1.00 of such Specified Additional Debt, and (y) any refinancings of such Specified Additional Debt shall be unsecured, (H) if a secured refinancing of the Senior Second Lien Notes, such refinancing Indebtedness of the Senior Second Lien Notes must be pursuant to a Second Lien Substitute Facility (as such term is defined in the Intercreditor Agreement) and (I) the Borrower shall deliver notice to the Administrative Agent of the incurrence of such Indebtedness or entry into such guarantee, as the case may be, within five (5) Business Days of incurring such Indebtedness or entering into such guarantee;

(i)            unsecured Indebtedness and related guarantees thereof not described in subsections (a) through (h) above arising after the date hereof in an aggregate principal amount not to exceed $25,000,000 for the Borrower and all Restricted Subsidiaries;

(j)            [Reserved];

(k)            [Reserved];

(l)            [Reserved];

(m)            Indebtedness in respect of the Senior Second Lien Notes which Indebtedness (and any secured refinancing of such Indebtedness) is at all times subject to the provisions of the Intercreditor Agreement; and

(n)            Indebtedness of Borrower pursuant to the Trust Guaranty; provided that (A) the aggregate principal amount of the Indebtedness so guaranteed does not exceed $12,000,000 and (B) such Indebtedness is not secured by Liens on any Collateral.

Notwithstanding anything in this Agreement or any of the other Loan Documents, in no event shall there be any direct or indirect recourse to the Borrower or any of its Restricted Subsidiaries or any of the Borrower’s or any Restricted Subsidiaries’ properties or assets for any Indebtedness of Aquasition Parent or any of its Subsidiaries.

Section 7.2              Limitation on Liens. Neither the Borrower nor any Restricted Subsidiary will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except, to the extent not otherwise forbidden by the Security Documents the following (“Permitted Liens”):

(a)            Liens which secure Obligations;

(b)            statutory Liens for taxes, assessments and other governmental charges or levies, provided such Liens secure only obligations (i) which are not delinquent or (ii) which are being contested as provided in Section 6.7 and which do not exceed $5,000,000 in the aggregate for the Borrower and all Restricted Subsidiaries;

(c)            as to property which is Collateral, any Liens expressly permitted to encumber such Collateral under any Security Document covering such Collateral;

(d)            purchase money security interests in equipment acquired by the Borrower or any of its Restricted Subsidiaries, provided that such security interests secure only the Indebtedness incurred for the purchase of such equipment and such security interests encumber only the equipment acquired with the proceeds of such Indebtedness;

(e)            [Reserved];

(f)            Liens existing on the Closing Date that are disclosed in the Disclosure Schedule;

(g)            Excepted Liens;

(h)            [Reserved];

(i)            Liens on assets not constituting Borrowing Base Properties in an amount not to exceed $60,000,000 in the aggregate;

(j)            Liens securing Indebtedness permitted under Sections 7.1(h) or (m) to the extent not required by such Section to be unsecured, provided that such Liens are at all times subject to the provisions of the Intercreditor Agreement; and

(k)            Liens on any trust interests in the Trusts; provided that any such Lien is in favor of a creditor (which is not an Affiliate, stockholder, partner, director, officer or agent of any Loan Party) of such Trusts securing Indebtedness pursuant to the Trust Loan and Security Agreement.

Section 7.3              Hedging Contracts. Neither the Borrower nor any Restricted Subsidiary will be a party to or in any manner be liable on any Hedging Contract other than (a) (i) Secured Hedging Contracts and (ii) Commodity Hedging Contracts, in each case, that are not entered into for speculative purposes (as determined by the Borrower in good faith) and (b) other Hedging Contracts (other than Secured Hedging Contracts and Commodity Hedging Contracts).

Section 7.4              Limitation on Mergers, Issuances of Securities. Except as expressly provided in this subsection neither the Borrower nor any Restricted Subsidiary will merge or consolidate with or into any other business entity ; provided that (a) any Subsidiary of Borrower may, however, be merged into or consolidated with (i) another Subsidiary of Borrower so long as (A) no Default is existing or shall occur as a result thereof and if Subsidiary that is not a Guarantor Subsidiary shall merge with a Subsidiary that is a Guarantor Subsidiary, the Guarantor Subsidiary is the surviving business entity and (B) if an Unrestricted Subsidiary shall merge with a Subsidiary that is a Restricted Subsidiary, the requirements for a Subsidiary Redesignation shall be satisfied, or (ii) if no Default is existing or shall occur as a result thereof, Borrower, so long as Borrower is the surviving business entity; and (b) Borrower may merge or consolidate with another Person so long as the Borrower is the surviving business entity. Borrower will not issue any securities other than shares of its common stock, preferred stock and any options or warrants giving the holders thereof only the right to acquire such shares or debt securities permitted to be incurred under Section 7.1; provided, however, that the net proceeds of any such issuance shall first be applied as a mandatory prepayment of the Loans under Section 2.7, if, at the time of such issuance, the Facility Usage exceeds the Borrowing Base. No Restricted Subsidiary of the Borrower will issue any additional shares of its Capital Stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to Borrower or Guarantor Subsidiary.

Section 7.5              Limitation on Sales of Property. Neither the Borrower nor any Restricted Subsidiary will sell, transfer, lease, exchange, alienate or dispose (for purposes of this Section 7.5, collectively, “Sales”) of any of its material assets or properties or any material interest therein except, to the extent not otherwise forbidden under the Security Documents and no Included Joint Venture will sell, transfer, lease, exchange, alienate or dispose of any Oil and Gas Property included in the Borrowing Base except, in each case:

(a)            farmouts of undeveloped acreage and transfers of interest in Oil and Gas Properties, in each case, in the ordinary course of business and upon customary industry terms and assignments in connection with such farmouts;

(b)            equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value;

(c)            inventory (including oil, natural gas, natural gas liquids or Hydrocarbons or mineral products and seismic data) which is sold in the ordinary course of business on ordinary trade terms;

(d)            unless permitted pursuant to clause (h) below, interests in Oil and Gas Properties, or portions thereof, if as to each and all such Sales, each of the following conditions is satisfied: (i) the consideration received in connection with any such Sale shall be at least equal to the fair market value of such interests, (ii) such Sale shall be on commercially reasonable prices and terms in a bona fide arm’s length transaction and (iii) not less than seventy-five (75%) percent of the consideration received by Borrower or the relevant Restricted Subsidiary for such Sale shall be in cash or Cash Equivalents; provided that Borrower shall notify Administrative Agent in writing (including notice by email) at least five (5) Business Days prior to the date on which any such interests are expected to be sold, and, provided, further, if the aggregate consideration for such Sales made pursuant to this subsection (d), together with the aggregate consideration of all other Sales made since the most recent Determination Date, exceeds $50,000,000 net of reasonably-estimated future plugging and abandonment costs (any Sale that causes the aggregate consideration of all Sales made since the most recent Determination Date to exceed $50,000,000 net of reasonably-estimated future plugging and abandonment costs, and any Sale occurring after such Sale that causes such excess, herein a “Subject Sale”), the Borrowing Base shall automatically reduce in connection with each such Subject Sale by the Total Proved PV-10 attributable to the property (net of any asset retirement obligation relieved as a result of the Subject Sale) in the Borrowing Base so sold pursuant to such Subject Sale, such reduced Borrowing Base to be effective upon the date of each such Subject Sale (and the Borrower shall immediately repay or prepay the Loans and/or cash collateralize all Letters of Credit to the extent of any Borrowing Base Deficiency caused as a result of such Subject Sale and subsequent reduction from the proceeds of such Subject Sale);

(e)            other property (excluding Oil and Gas Properties, or portions thereof) which is sold for fair consideration not in the aggregate in excess of $15,000,000 in any Fiscal Year;

(f)            Liquidations of Hedging Contracts;

(g)            to the extent constituting a Sale, any Investment permitted by Section 7.7; and

(h)            the transactions contemplated by the Aquasition Transaction Documents.

Neither Borrower nor any of Borrower’s Restricted Subsidiaries will make any Sale of Capital Stock of any of Borrower’s Restricted Subsidiaries except that subject to Section 7.4 any Restricted Subsidiary of Borrower may sell or issue its own Capital Stock to the extent not otherwise prohibited hereunder. Notwithstanding the foregoing sentence, the Borrower or any Restricted Subsidiary may sell the Capital Stock or all or substantially all of the assets of any Subsidiary if as to each and all such Sales, each of the following conditions is satisfied as determined by Administrative Agent: (i) the consideration received in connection with any such Sale shall be at least equal to the fair market value of such Capital Stock or assets (as the case may be), (ii) such Sale shall be on commercially reasonable prices and terms in a bona fide arm’s length transaction, (iii) subject to clause (iv) below, not less than seventy-five (75%) percent of the consideration received by the Borrower or the relevant Restricted Subsidiary for such Sale shall be in cash or Cash Equivalents, (iv) in the event of the Sale of the Capital Stock of any Subsidiary of Borrower which is a Restricted Subsidiary or an Included Joint Venture, or in the event of the Sale by any Restricted Subsidiary or an Included Joint Venture of its assets as provided above, if the Total Proved PV-10 of any applicable property being sold and/or transferred in connection with such transaction has been included in the Borrowing Base, the Borrowing Base shall automatically be reduced by the Total Proved PV-10 of such property or assets so sold or transferred attributed to them in the then current Borrowing Base (as determined by the Required Lenders), and the Borrower shall forthwith repay or prepay the Loans and/or cash collateralize all Letters of Credit to the extent of any Borrowing Base Deficiency caused thereby from the proceeds of such Sale, (v) Administrative Agent shall have received not less than ten (10) Business Days prior written notice of any such Sale of assets or Capital Stock, which notice shall set forth in reasonable detail satisfactory to Administrative Agent, the parties to such Sale, the consideration to be paid for the Sale of such assets or Capital Stock, the terms and manner of the payment of such consideration, the assets or Capital Stock to be sold the liabilities being assumed by the purchaser pursuant to such Sale, and such other information with respect thereto as Administrative Agent may request, and (vi) as of the date of such Sale and after giving effect thereto, no Default or Event of Default shall have occurred and remain continuing.; provided that the above limitations of clauses (i) through (vi) shall not apply to Sales of Capital Stock in an Unrestricted Subsidiary (or in a Restricted Subsidiary which owns an Unrestricted Subsidiary (so long as such Restricted Subsidiary owns no assets other than the Capital Stock of such Unrestricted Subsidiary) for fair market value.

Neither the Borrower nor any Restricted Subsidiary will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except to the extent expressly permitted under the Loan Documents.

Section 7.6              Limitation on Distributions; Redemptions and Prepayments of Indebtedness. Neither the Borrower nor any Restricted Subsidiary will make any Distribution or will redeem, purchase, retire, prepay, repay or defease any Indebtedness (other than the Obligations) prior to the original maturity thereof, except:

(a)            Distributions by Restricted Subsidiaries of Borrower without limitation to Borrower,

(b)            that, so long as (1) no Event of Default has occurred and is continuing or would result therefrom and (2) no Borrowing Base Deficiency has occurred and is continuing or would result therefrom, (w) the Borrower may pay interest on the Specified Additional Debt, and the Senior Second Lien Notes on the stated, scheduled dates for payment of interest set forth in the Senior Second Lien Notes Indenture or the Specified Additional Debt Documents, as applicable, (x) the Borrower may refinance some or all of the Specified Additional Debt or the Senior Second Lien Notes within one year of the maturity date for the Specified Additional Debt, or the Senior Second Lien Notes, as applicable, in accordance with Section 7.1(h) or (m), as applicable, (y) the Borrower may redeem, repurchase, prepay or defease some or all of the Senior Second Lien Notes in accordance with the Senior Second Lien Notes Indenture (I) within one year of the maturity date for the Senior Second Lien Notes and/or (II) on each stated, scheduled date for repayment or prepayment of principal thereunder in the principal amount that is required to be repaid or prepaid on such date thereunder, and (z) the Borrower may redeem, repurchase, prepay or defease some or all of the Specified Additional Debt in the principal amount that is required to be repaid or prepaid under the Specified Additional Debt Documents, on each stated, scheduled date for repayment or prepayment of principal thereunder;

(c)            Dividends or distributions on, or redemptions of, in respect of the Borrower’s Capital Stock, and pre-payment or purchase of Indebtedness (other than Indebtedness under this Agreement), without limit, to the extent that after giving pro forma effect thereto, (A) there is no continuing Default or Event of Default, (B) the ratio of Total Proved PV-10 to First Lien Debt on a pro forma basis is not less than 3.00:1.00 as of the last day of the most recently ended Test Period, (C) the Borrower shall have a First Lien Leverage Ratio on a pro forma basis not in excess of 2.00:1.00 as of the last day of the most recently ended Test Period and (D) Borrower shall have availability under the Borrowing Base of not less than 30% of the Borrowing Base.

Section 7.7              Limitation on Investments . Neither the Borrower nor any Restricted Subsidiary will:

(a)            make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business or except as otherwise expressly permitted hereunder,

(b)            make any acquisitions of or Investments in any Person, except:

(i)             Investments in Cash Equivalents and Investments in the Borrower and the Guarantor Subsidiaries;

(ii)            Investments in Operating Joint Ventures, to the extent that immediately after giving pro forma effect thereto (A) there is no continuing Default or Event of Default, (B) the Borrower shall be in compliance with Section 7.11 and 7.12 and, if applicable, 7.16, in each case as of the last day of the most recently ended Test Period and (C) the Borrower shall have availability under the Borrowing Base of not less than 10% of the Borrowing Base;

(iii)           Investments, to the extent that immediately after giving pro forma effect thereto (A) there is no continuing Default or Event of Default, (B) the Borrower shall be in compliance with Section 7.11 as of the last day of the most recently ended Test Period, (C) (x) in the case of any such Investment made using Cash Equivalents, the Borrower shall be in compliance with Section 7.12 as of the last day of the most recently ended Test Period (for periods prior to March 31, 2022, as if such covenant was then in effect) or (y) in the case of any other such Investment (other than Investments made pursuant to foregoing clause (x)) the Borrower shall be in compliance with a First Lien Leverage Ratio (calculated as of the last day of the most recently ended Test Period) not in excess of 2.25:1.00 and (D) the Borrower shall have availability under the Borrowing Base of not less than 20% of the Borrowing Base;

(iv)           other Investments; provided that after giving effect to such Investments, (A) there is no continuing Default or Event of Default, and (B) the Borrower is in compliance on a pro forma basis with the Stress Test;

(v)            other Investments not to exceed the greater of (x) $40,000,000 and (y) 4.0% of ACNTA in the aggregate at any time outstanding;

(vi)           Investments made pursuant to the Aquasition Drop Down Documents; and

(vii)          Investments arising under Hedging Contracts that are permitted under Section 7.3;

provided that in respect of any Investment pursuant to clauses (b)(ii) or (b)(iii) above is in the form of a sale, transfer or exchange of Oil and Gas Properties, such Investment will be subject to Section 7.5(d) (other than (x) in the case of an Investment in a Subsidiary, clause (ii) of such Section 7.5(d) and (y) in all cases, clause (iii) of such Section 7.5(d)), and including, without limitation, if constituting a Subject Sale, the second proviso set forth in such Section 7.5(d)); provided further that this Section 7.7 shall not apply to the Borrower’s or any Restricted Subsidiary’s entry into operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the oil and gas business on customary industry terms, excluding, however, Investments in other Persons.

Section 7.8              Limitation on Credit Extensions. Except for Investments permitted by Section 7.7 and transactions contemplated by or entered into in connection with the Aquasition Transaction Documents, neither the Borrower nor any Restricted Subsidiary will extend credit, make advances or make loans other than (a) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner, and (b) loans to the Borrower and Guarantor Subsidiaries, so long as no Default, Event of Default or Borrowing Base Deficiency exists at the time such loan is made.

Section 7.9              Transactions with Affiliates; Creation and Dissolution of Subsidiaries. Other than transactions contemplated by or entered into in connection with the Aquasition Drop Down Documents or the Aquasition Transaction Documents, neither the Borrower nor any Restricted Subsidiary will (a) engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm’s-length dealing with Persons other than such Affiliates; or except as permitted under Section 7.7(b) and/or the definition of “Unrestricted Subsidiary” and provided that the Borrower shall have complied with, or caused the relevant Restricted Subsidiary to comply with, Section 6.19, to the extent applicable, create or acquire any Subsidiary after the date hereof. Any Restricted Subsidiary may wind up, liquidate or dissolve, and the Borrower may cause any Restricted Subsidiary to wind up, liquidate or dissolve, in connection with any merger or consolidation to the extent permitted under Section 7.4 hereof; or, with the consent of the Administrative Agent, so long as (i) such winding up, liquidation or dissolution shall not result in or give rise to any obligation, liability or Indebtedness of any Restricted Subsidiary, (ii) no Default or Event of Default shall have occurred and remain continuing as a result of, and after giving effect to, such transaction, (iii) all properties of such Restricted Subsidiary has been duly transferred to another Restricted Subsidiary to the reasonable satisfaction of the Administrative Agent, and (iv) the required Mortgaged Properties remain encumbered in accordance with Section 6.15.

Section 7.10            Certain Contracts; Amendments; Multiemployer ERISA Plans. Except as expressly provided for in the Loan Documents, neither the Borrower nor any Restricted Subsidiary will, directly or indirectly, enter into, create, or otherwise allow to exist any contractual or other consensual restriction on the ability of any Restricted Subsidiary (and in the case of clause (e), the Borrower) to: (a) pay dividends or make other distributions to Borrower, (b) redeem equity interests held in it by Borrower, (c) repay loans and other indebtedness owing by it to Borrower, (d) transfer any of its assets to Borrower or (e) grant any Liens on its properties, revenues or assets in favor of the Administrative Agent for the benefit of the Lenders, the Issuers and the counterparties to Hedging Contracts. Neither the Borrower nor any Restricted Subsidiary will enter into any “take-or-pay” contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. Neither the Borrower nor any Restricted Subsidiary will amend or permit any amendment to any other contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Administrative Agent or any Lender under or acquired pursuant to any Security Documents. No ERISA Affiliate will incur any obligation to contribute to any “multiemployer plan” as defined in Section 4001 of ERISA which could cause a Material Adverse Change. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in any Specified Additional Debt or in any Specified Additional Debt Document that results or causes or has the effect of doing any of the following: (i) contravening the provisions of this Agreement, (ii) increasing the interest, premium or the yield on such Specified Additional Debt, beyond the interest, yield or premium currently specified in such Specified Additional Debt Document, as of the effective date of such Specified Additional Debt Document, (iii) providing for dates for payment of principal, interest, premium (if any), yield or fees which are earlier than the dates specified in such Specified Additional Debt Document, as in effect on the effective date of such Specified Additional Debt Document, (iv) providing for any covenant or event of default which is materially more restrictive on the Borrower or any Restricted Subsidiary than that set forth in such Specified Additional Debt Document, as in effect on the effective date of such Specified Additional Debt Document, (v) providing for redemption, prepayment or defeasance provisions that are more burdensome on the Borrower or any Restricted Subsidiary than those set forth in such Specified Additional Debt Document, as in effect on the effective date of such Specified Additional Debt Document, (vi) providing for collateral securing Indebtedness under such Specified Additional Debt apart from, or in addition to, the collateral securing the Obligations, (vii) providing Liens ranking pari passu with, or higher in priority than, the Liens securing the Obligations or (viii) increasing the obligations of the Borrower or any of its Restricted Subsidiaries or conferring any additional rights on any holder of such Specified Additional Debt, than those set forth in such Specified Additional Debt Document, as in effect on the effective date of such Specified Additional Debt Document, as applicable, which could reasonably be expected to be adverse to the Lender Parties.

Section 7.11            Current Ratio. The ratio of Borrower and its Restricted Subsidiaries’ consolidated current assets to Borrower and its Restricted Subsidiaries’ consolidated current liabilities at the last day of any Fiscal Quarter will not be less than 1.0 to 1.0. For purposes of this section, (i) Borrower and its Restricted Subsidiaries’ consolidated current assets will include any unused portion of the Borrowing Base which is then available for borrowing, and Borrower and its Restricted Subsidiaries’ consolidated current liabilities will be calculated without including any payments of principal on the Senior Second Lien Notes or Loans which are required to be repaid within one year from the time of calculation and (ii) the calculation of the Borrower and its Restricted Subsidiaries’ consolidated current assets and consolidated current liabilities for purposes of this Section 7.11 shall exclude any non-cash assets or liabilities described in, and calculated pursuant to, FASB Accounting Standards Codification Topics 410 (Asset Retirement Obligations) and 815 (Hedge Accounting), each as amended (provided that, for the avoidance of doubt, such calculation shall include any current assets or current liabilities in respect of the termination of any Hedging Contract).

Section 7.12            First Lien Leverage Ratio. The Borrower will not permit its First Lien Leverage Ratio to be greater than 2.50 to 1.00 on the last day of the Fiscal Quarter ending March 31, 2022 and on the last day of each Fiscal Quarter thereafter.

Section 7.13            Fiscal Year. Neither the Borrower nor any Restricted Subsidiary will change its fiscal year.

Section 7.14            Anti-Corruption Laws; Sanctions. Neither the Borrower nor any Restricted Subsidiary nor any director, officer, employee or agent acting on behalf of the Borrower or any Restricted Subsidiary shall (i) use any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) offer, pay , give, promise to pay, authorize the payment of, or take any action in furtherance of the payment of anything of value directly or indirectly to a Government Official or any other person to improperly influence the recipient’s action or omission, violate any anti-corruption laws. Neither the Borrower nor any Restricted Subsidiary shall, nor shall the Borrower or any Restricted Subsidiary authorize any other Person to, directly or indirectly, use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of any Loan or other transactions(s) contemplated by this Agreement to fund any trade, business or other activities (i) involving or for the benefit of any Sanctioned Person, or (ii) in any other manner that would reasonably be expected to result in the Borrower, any Restricted Subsidiary or any Lender being in breach of any sanctions (if and to the extent applicable to either of them) or becoming a Sanctioned Person.

Section 7.15            Division of Limited Liability Companies. Neither the Borrower nor any Restricted Subsidiary that is a Delaware limited liability company shall, nor shall the Borrower or any Restricted Subsidiary permit any of its Restricted Subsidiaries that is a Delaware limited liability company to, divide into two or more limited liability companies.

Section 7.16            Asset Coverage Ratio. The Borrower will not permit the ratio of Total Proved PV-10 to First Lien Debt as of the last day of any Fiscal Quarter commencing with the Fiscal Quarter ending March 31, 2022 to be less than 2.00 to 1.00.

Section 7.17            Stress Test. The Borrower will not permit, as of the last day of any Fiscal Quarter commencing with the Fiscal Quarter ending March 31, 2022, the Borrower and its Restricted Subsidiaries on a consolidated basis to fail the Stress Test.

Article VIII.
Events of Default and Remedies

Section 8.1              Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

(a)            Any Restricted Person fails to pay the principal component of any Loan when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

(b)            Any Restricted Person fails to pay any interest or other Obligation with respect to a Loan (other than the Obligations in clause (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within three (3) Business Days after the same becomes due;

(c)            Any Restricted Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 6.2, Section 6.4 or Article VII;

(d)            Any Restricted Person fails (other than as referred to in clause (a), (b) or (c) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by the Administrative Agent to the Borrower;

(e)            Any representation or warranty previously, presently or hereafter made in writing by or on behalf of the Borrower or any Restricted Subsidiary in connection with any Loan Document shall prove to have been false, misleading or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.5 for any reason other than its release or subordination by Administrative Agent;

(f)             The Borrower or any Restricted Subsidiary (i) fails to pay any portion, when such portion is due, of any of its Indebtedness having a principal or stated amount or termination payment amount in excess of $5,000,000, or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

(g)            The Borrower or any Restricted Subsidiary:

(i)             suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the Bankruptcy Code, or has any such proceeding commenced against it which remains undismissed for a period of thirty (30) days; or

(ii)            commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the Bankruptcy Code; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

(iii)            suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty (30) days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

(iv)           suffers the entry against it of a final judgment for the payment of money individually or in the aggregate in excess of $25,000,000 (not covered by insurance) unless the same is discharged within sixty (60) days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

(v)            suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty (30) days after the entry or levy thereof or after any stay is vacated or set aside;

(h)            Any Change in Control occurs;

(i)            Any Loan Document or any Lien created thereby shall be invalid, or the Borrower or any Restricted Subsidiary shall have asserted that such Loan Document or Lien is invalid.

Upon the occurrence of an Event of Default described in subsection (j)(i), (j)(ii) or (j)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Subsidiary who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of any Lender to make any further Loans hereunder and any obligation of any Issuer to issue Letters of Credit hereunder shall be permanently terminated. During the continuance of any other Event of Default, the Administrative Agent at any time and from time to time may (and upon written instructions from the Required Lenders, the Administrative Agent shall), without notice to Borrower or any other Restricted Person Subsidiary, do either or both of the following: (1) terminate any obligation of Lender to make Loans hereunder and any obligation of any Issuer to issue Letters of Credit hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by the Borrower and each other Restricted Person who at any time ratifies or approves this Agreement.

Section 8.2              Remedies. If any Event of Default shall occur and be continuing, each Lender Party may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Lender Party may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Lender Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.

Article IX.
Administrative Agent

Section 9.1              Appointment and Authority of Administrative Agent. Each Lender Party hereby irrevocably authorizes the Administrative Agent, and the Administrative Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. Nothing in the Loan Documents shall be construed to constitute the Administrative Agent, regardless of whether a Default or Event of Default has occurred and is continuing, a trustee or other fiduciary for any Lender Party nor to impose on Administrative Agent duties and obligations other than those expressly provided for in the Loan Documents. The provisions of this Article are solely for the benefit of the Administrative Agent, the Issuer and the Lenders, and neither the Borrower nor any of its Subsidiaries shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan Documents place within the discretion of Administrative Agent, Administrative Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lender Parties in so acting or refraining from acting) upon the instructions of Required Lenders, provided, however, that Administrative Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable Law including for the avoidance of doubt any action that may be in violation of the automatic stay under any bankruptcy or insolvency law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any bankruptcy or insolvency law. No provision of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby shall require the Administrative Agent to: (i) expend or risk its own funds or provide indemnities in the performance of any of its duties hereunder or the exercise of any of its rights or power or (ii) otherwise incur any financial liability in the performance of its duties or the exercise of any of its rights or powers. The Administrative Agent does not warrant or accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to SOFR-Based Rates or with respect to any comparable or successor rate thereto.

The Administrative Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. Upon receipt by Administrative Agent from the Borrower of any communication calling for action on the part of any Lender or upon notice from any other Lender Party to the Administrative Agent of any Default or Event of Default, Administrative Agent shall promptly notify each other Lender Party thereof.

Section 9.2              Exculpation, Administrative Agent’s Reliance, Etc. (a)  Neither the Administrative Agent nor any Issuer nor any of their directors, officers, agents, attorneys, or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Loan Documents, INCLUDING THEIR NEGLIGENCE OF ANY KIND, except that each shall be liable for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Without limiting the generality of the foregoing, Administrative Agent and Issuers (a) may treat the payee of any Revolving Loan Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to Administrative Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any other Lender Party and shall not be responsible to any other Lender Party for any statements, warranties or representations made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of the Borrower, any Restricted Person Subsidiary or any Operating Joint Venture or to inspect the property (including the books and records) of the Borrower, any Restricted Subsidiary or Operating Joint Venture; (e) shall not be responsible to any other Lender Party for the due execution, legality, validity, enforceability, genuineness, existence, sufficiency or Total Proved PV-10 of any Loan Document or any instrument or document furnished in connection therewith or any Collateral; (f) may rely upon the representations and warranties of the Borrower, each Restricted Subsidiary and Operating Joint Venture and the Lender Parties in exercising its powers hereunder without independent investigation; (g) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including any telecopy) believed by it to be genuine and signed or sent by the proper Person or Persons.

(b)            Neither the Administrative Agent nor any Issuer shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or (iii) the agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, the satisfaction of any condition set forth in Article IV or elsewhere herein, other than in the case of the Administrative Agent to confirm receipt of items expressly required to be delivered to the Administrative Agent. Neither the Administrative Agent nor any Issuer shall be deemed to have knowledge of any Default unless and until notice clearly describing such Default and conspicuously stating that such notice is a “notice of default” is given to the Administrative Agent or the Issuer, as applicable, in writing by the Borrower, a Lender or an Issuer.

(c)            The Administrative Agent and each Issuer shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent and each Issuer also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuer, the Administrative Agent and each Issuer may presume that such condition is satisfactory to such Lender or such Issuer unless the Administrative Agent or the Issuer, as applicable, shall have received notice to the contrary from such Lender or such Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Delivery of any reports, information and documents to the Administrative Agent (except for written notices or letters of direction delivered to the Administrative Agent under Section 10.3 of this Agreement or any other Loan Document) is for informational purposes only and each Agent’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Borrower’s compliance with any of its covenants hereunder.

Section 9.3              Credit Decisions. (a)  Each Lender Party acknowledges that it has, independently and without reliance upon the Administrative Agent, any Issuer or any other Lender Party or any of its Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender Party also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Other Administrative Agent or any other Lender Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)            Neither the Administrative Agent nor any Issuer shall be required to keep itself informed as to the performance or observance by the Borrower or any of its Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the properties or books of the Borrower or its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor any Issuer shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of such Administrative Agent or any of their Affiliates. Each party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

Section 9.4              Indemnification. Each Lender agrees to indemnify each Administrative Agent Indemnitee (to the extent not reimbursed by Borrower within ten (10) days after demand) from and against such Lender’s Aggregate Percentage Share of any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called “liabilities and costs”) which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Administrative Agent Indemnitee growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement thereof) at any time associated therewith or contemplated therein (including any Environmental Claims or violation or noncompliance with any Environmental Laws by any Person or any liabilities or duties of any Person with respect to the presence or Release of Hazardous Materials found in or released into the environment). Each Lender agrees to indemnify Issuers (to the extent not reimbursed by Borrower within ten (10) days after demand) from and against such Lender’s Aggregate Percentage Share of any and all liabilities and costs which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Issuer growing out of, resulting from or in any other way associated with the Letters of Credit issued by such Issuer. The Administrative Agent shall not be liable to any Approved Counterparty for any action taken or omitted to be taken by it under any Loan Document, or in connection therewith; the Administrative Agent shall not be responsible for any recitals or warranties herein or under any Loan Document, nor for the effectiveness, enforceability, validity or due execution of any Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security. Each Approved Counterparty agrees to indemnify each Administrative Agent Indemnitee (to the extent not reimbursed by Borrower within ten (10) days after demand) from and against such Approved Counterparty’s pro rata share of any and all liabilities and costs arising from or in connection with the circumstances described in the foregoing sentence.

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ADMINISTRATIVE AGENT OR ISSUER,

provided only that no Lender shall be obligated under this section to indemnify any Administrative Agent Indemnitee and any Issuer for that portion, if any, of any liabilities and costs which is proximately caused by any Administrative Agent Indemnitee’s or such Issuer’s own individual gross negligence or willful misconduct, respectively, as determined in a final judgment. Cumulative of the foregoing, each Lender agrees to reimburse such Administrative Agent Indemnitee and such Issuer promptly upon demand for such Lender’s Aggregate Percentage Share of any costs and expenses to be paid to such Administrative Agent Indemnitee or such Issuer by Borrower under Section 10.4(a) to the extent that such Administrative Agent Indemnitee or such Issuer is not timely reimbursed for such expenses by the Borrower as provided in such section. As used in this section the term “Issuer” shall refer not only to each Issuer designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Issuer.

Section 9.5              Rights as Lender. In its capacity as a Lender, Administrative Agent and each Issuer shall have the same rights, powers, and obligations as any Lender and may exercise such rights and powers as though it were not Administrative Agent or Issuer, as applicable. Administrative Agent or any Issuer and their Affiliates may accept deposits from, lend money to, act as Trustee under indentures of, lend money to, own securities of, act as financial advisor to, and generally engage in any kind of business with the Borrower, any Restricted Subsidiary or Operating Joint Venture or their Affiliates, all as if it were not Administrative Agent or an Issuer hereunder and without any duty to account therefor to any other Lender.

Section 9.6             Sharing of Set-Offs and Other Payments. Each Lender Party agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker’s lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Administrative Agent under Section 3.1, causes such Lender Party to have received more than it would have received had such payment been received by Administrative Agent and distributed pursuant to Section 3.1, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Lender Parties to share all payments as provided for in Section 3.1, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Administrative Agent and all Lender Parties share all payments of Obligations as provided in Section 3.1  provided, however, that nothing herein contained shall in any way affect the right of any Lender Party to obtain payment (whether by exercise of rights of banker’s lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by Law exercise any and all rights of banker’s lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to Tribunal order to be paid on account of the possession of such funds prior to such recovery.

Section 9.7              Investments. Whenever Administrative Agent in good faith determines that it is uncertain about how to distribute to Lender Parties any funds which it has received, or whenever Administrative Agent in good faith determines that there is any dispute among Lender Parties about how such funds should be distributed, Administrative Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Administrative Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Administrative Agent is otherwise required to invest funds pending distribution to Lender Parties, Administrative Agent shall invest such funds pending distribution, and all interest on any such investment shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment; provided that Administrative Agent shall not be liable to Lender Parties for any loss on such investment except for its gross negligence or willful misconduct (BUT INCLUDING FOR ITS NEGLIGENCE), as determined in a final judgment. All moneys received by Administrative Agent for distribution to Lender Parties shall be held by Administrative Agent pending such distribution solely as Administrative Agent for such Lender Parties, and Administrative Agent shall have no equitable title to any portion thereof.

Section 9.8              Benefit of Article IX. The provisions of this Article (other than the following Section 9.9 and Section 9.14) are intended solely for the benefit of the Administrative Agent Indemnitees and the Lender Parties, and none of the Borrower, any Restricted Subsidiary or Operating Joint Venture shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Lender Party. Lender Parties may waive or amend such provisions as they desire without any notice to or consent of Borrower or any Restricted Subsidiary or Operating Joint Venture.

Section 9.9              Resignation. The Administrative Agent or any Issuer may resign at any time by giving written notice thereof to Lenders and Borrower. Each such notice shall set forth the date of such resignation. Additionally, the Required Lenders and/or the Borrower may elect to remove and replace the Administrative Agent. In the event of such resignation or removal, the Required Lenders, in consultation with the Borrower, shall have the right to appoint a successor Administrative Agent or, if such resigning Issuer is the sole issuer hereunder, Issuer. A successor must be appointed for any retiring Administrative Agent (or a retiring Issuer if such Issuer is the sole Issuer hereunder), and such Administrative Agent’s (or Issuer’s) resignation or removal, as applicable, shall become effective when such successor accepts such appointment. If, within thirty (30) days after the date of the retiring Administrative Agent’s (or Issuer's) resignation, no successor Administrative Agent (or Issuer, if such Issuer is the sole Issuer hereunder) has been appointed and has accepted such appointment, then the retiring Administrative Agent (or Issuer) may appoint a successor Administrative Agent (or Issuer), which shall be a financial institution organized under the Laws of the United States of America or of any state thereof, which is reasonably acceptable to the Required Lenders and the Borrower. Upon the acceptance of any appointment as Administrative Agent or Issuer hereunder by a successor Administrative Agent or Issuer, the retiring Administrative Agent or Issuer shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Administrative Agent’s or Issuer's resignation or removal hereunder the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Issuer under the Loan Documents.

Section 9.10            Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more subagents appointed by the Administrative Agent. The Administrative Agent and any such subagent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such subagent and to the Affiliates of the Administrative Agent and any such subagent, and shall apply to their respective activities in connection with syndication as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any subagents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such subagents.

Section 9.11            Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any bankruptcy or insolvency law or any other judicial proceeding relative to the Borrower or any Subsidiary, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Outstandings shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Outstandings and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuers and the Administrative Agent under Article III, Section 10.4 and any other provisions under the Loan Documents regarding indemnification by the Borrower or any of its Subsidiaries) allowed in such judicial proceeding; and

(b)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Article III, Section 10.4 and any other provisions under the Loan Documents regarding indemnification by the Borrower or any of its Subsidiaries.

Section 9.12            Intercreditor Agreement; Hedge Intercreditor Agreement. Each Lender, each Issuer and each other Lender Party hereunder hereby (i) instructs and authorizes the Administrative Agent to execute and deliver each of the Intercreditor Agreement and the Hedge Intercreditor Agreement and any amendments, modifications, supplements, or joinders thereto on its behalf, (ii) authorizes and directs the Administrative Agent to exercise all of the Administrative Agent’s rights and to comply with all of its obligations under the Intercreditor Agreement and the Hedge Intercreditor Agreement, as applicable, (iii) agrees that the Administrative Agent may take actions on its behalf as is contemplated by the terms of the Intercreditor Agreement or the Hedge Intercreditor Agreement, as applicable, and (iv) understands, acknowledges and agrees that at all times following the execution and delivery of each of the Intercreditor Agreement and the Hedge Intercreditor Agreement, such Lender, Issuer and other Lender Party (and each of their respective successors and assigns) shall be bound by the terms thereof and will take no actions contrary to the provisions of the Intercreditor Agreement or the Hedge Intercreditor Agreement, to the extent then in effect.

Section 9.13            Erroneous Payments.

(a)            If the Administrative Agent (x) notifies a Lender Party or any Person who has received funds on behalf of a Lender Party (any such Lender Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 9.13 and held in trust for the benefit of the Administrative Agent, and such Lender Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received). A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)            Without limiting immediately preceding clause (a), each Lender Party or any Person who has received funds on behalf of a Lender Party (and its successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)            it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)            such Lender Party (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.13(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 9.13(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.13(a) or on whether or not an Erroneous Payment has been made.

(c)            Each Lender Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d)            (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii)            Subject to Section 10.6 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e)            The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender Party, to the rights and interests of such Lender Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Borrower’s Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower; provided that this Section 9.13 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(f)            To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g)            Each party’s obligations, agreements and waivers under this Section 9.13 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Article X.
Miscellaneous

Section 10.1            Waivers and Amendments; Acknowledgments.

(a)            Waivers and Amendments. No failure or delay (whether by course of Section 10.1 conduct or otherwise) by any Lender Party in exercising any right, power or remedy which such Lender Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Lender Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No amendment, modification or waiver of, or consent or supplement to, any provision of any Loan Document (other than any Hedging Contract, which may be amended pursuant to the terms thereof) and no consent to or waiver of any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on the Borrower or any Restricted Subsidiary shall in any case of itself entitle the Borrower or any Restricted Subsidiary to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is Administrative Agent, by such party, (iii) if such party is a Lender, by such Lender or by Administrative Agent on behalf of Lenders with the written consent of Majority Lenders (which consent has already been given as to the termination of the Loan Documents as provided in Section 10.14 and which consent shall be deemed given by any Lender that executes any such waiver, consent, release, modification or amendment) and (iv) if such party is an Issuer, by such Issuer. Notwithstanding the foregoing or anything to the contrary herein, Administrative Agent shall not, (x) without the prior consent of the affected Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article IV (provided that Administrative Agent may in its discretion withdraw any request it has made under Section 4.2(e)), (2) increase or extend the Commitment of such Lender or subject such Lender to any additional obligations, (3) reduce any fees payable to such Lender or Issuer hereunder, or the principal of, or interest on, such Lender’s Revolving Loan Note, (4) postpone any date fixed for any payment of any such fees, principal or interest payable to such Lender or Issuer, (5) increase the Facility Amount or the Aggregate Commitments of the Lenders or increase the aggregate amount of the Revolving Loan Commitments or amend the definition herein of “Majority Lenders” or “Required Lenders” or otherwise change the aggregate amount of applicable Percentage Shares which is required for Administrative Agent, Lenders or any of them to take any particular action under the Loan Documents, (6) release Borrower from its obligation to pay such Lender’s Revolving Loan Note, (7) release all or substantially all of the value of the Security Documents that constitute guaranties or the Collateral (it being agreed that releases described in this clause (7) adversely affect each Lender) or (8) amend this Section 10.1, or (9) amend Section 9.6 or Section 3.1 in a manner that would alter the pro rata sharing of payments required thereby or (y) amend, modify or waive any provision of this Agreement or any Security Document (including, without limitation, Section 3.1 or any comparable provision in any Security Document pertaining to the priority of payments) so as to alter the ratable treatment of Obligations arising under the Loan Documents and Obligations to Approved Counterparties arising under Secured Hedging Contracts or the definition of “Approved Counterparty,” “Secured Hedging Contract,” “Lender Parties” or “Obligations” (as such terms or terms with similar meanings are defined in this Agreement or any applicable Security Document) in each case in a manner adverse to any Approved Counterparty without the written consent of such Approved Counterparty and each Approved Counterparty shall be deemed to be an explicit third party beneficiary of this clause (y). Notwithstanding the foregoing, (A) to the extent that the Borrower or any Restricted Subsidiary transfers, sells or otherwise assigns any Collateral in accordance with the Loan Documents, the Administrative Agent is authorized to release the Administrative Agent’s and Lender Parties’ Liens on such Collateral without any further consent by any of the Lender Parties; (B) any amendment of the definition of “Initial Availability Amount” or any proposed amendment, modification, waiver or termination of any provision with respect to any determination or redetermination of the Borrowing Base, or in connection with any matter directly relating to the Borrowing Base (including matters in respect of any Borrowing Base Deficiency and in respect of the relevant provisions of Section 7.5 relating to the Borrowing Base), shall only require the consent of the Lenders whose Revolving Loan Percentage Shares equal or exceed sixty-six and two-thirds percent (66-2/3%) (except that any amendment that increases the Initial Availability Amount or then current Borrowing Base shall require the consent of the Lenders whose Revolving Loan Percentage Shares equal or exceed ninety-five percent (95%) (the “Requisite Lenders”)); (C) any increase to the Letter of Credit Commitment Amount shall require the consent of the Required Lenders; (D) no waiver, consent, release, modification or amendment of or supplement to any Hedging Contract, fee letter between the Borrower or any Restricted Subsidiary or the Arranger or Administrative Agent, or any letter of credit application shall be valid or effective against any party thereto without the consent of such party, and any such documents may be waived, consented to, released, modified or amended in accordance with the terms of such documents; and (E) in connection with any proposed amendment, modification, waiver, termination or Borrowing Base redetermination (a “Proposed Change”) requiring greater than Majority Lender consent, if the consent of Majority Lenders is obtained, but the consent of the other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then at the Borrower’s request, the Administrative Agent, or one or more Eligible Transferees, shall have the right (but not the obligation and in each case with the Administrative Agent’s and each Issuer’s consent and in the Administrative Agent’s and Issuers’ sole discretion) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon the Administrative Agent’s request, sell and assign to the Administrative Agent or such Person, all of the Loans, Revolving Loan Notes and Commitments of such Non-Consenting Lenders in accordance with Section 3.8, such purchase and sale to be consummated pursuant to an executed Assignment and Acceptance. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that any such amendment or waiver (A) that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender or (B) requiring the consent of all Lenders or each adversely affected Lender that affects such Defaulting Lender differently than all other Lenders or all other adversely affected Lenders, as the case may be, shall require the consent of such Defaulting Lender.

(b)            Acknowledgments and Admissions. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Administrative Agent or any Lender Party, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by any Lender Party as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) no Lender Party has any fiduciary obligation toward Borrower or any Restricted Subsidiary or Operating Joint Venture with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower and the Restricted Subsidiaries and Operating Joint Ventures, on one hand, and each Lender Party, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between the Borrower, any Restricted Subsidiary or Operating Joint Venture and any Lender Party, (vii) Administrative Agent is not Borrower’s Administrative Agent, but Administrative Agent for the Lender Parties in the capacity described in the second sentence of Section 9.1, (viii) should an Event of Default or Default occur or exist, each Lender Party will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (ix) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by any Lender Party, or any representative thereof, and no such representation or covenant has been made, that any Lender Party will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) all Lender Parties have relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

(c)            Representation by Lenders. Each Lender hereby represents that it will acquire its Revolving Loan Note for its own account in the ordinary course of its commercial lending business; however, the disposition of such Lender’s property shall at all times be and remain within its control and, in particular and without limitation, such Lender may sell or otherwise transfer its Revolving Loan Notes, Loans, Letters of Credit and Commitments, any participation interest or other interest in its Revolving Loan Notes, Loans, Letters of Credit or Commitments, or any of its other rights and obligations under the Loan Documents, but subject to the terms and provisions hereof, including Section 10.6.

(d)            Joint Acknowledgment. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 10.2            Survival of Agreements; Cumulative Nature. All of the Borrower’s and Restricted Subsidiaries’ various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Revolving Loan Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to the Administrative Agent and each Lender Party and all of Lender Parties’ obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by the Borrower or any Restricted Subsidiary to any Lender Party under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by the Borrower and Restricted Subsidiaries in the Loan Documents, and the rights, powers, and privileges granted to Lender Parties in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

Section 10.3            Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Administrative Agent may give telephonic notices to the other Lender Parties), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy, by electronic transmissions, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower at the address of Borrower specified on the signature pages hereto, to each Lender Party at its address specified in Schedule 2 as its lending offices and to the Administrative Agent at its address specified in Schedule 4 (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, (b) in the case of telecopy, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Borrowing Notice shall become effective until actually received by Administrative Agent.

Section 10.4            Payment of Expenses; Indemnity.

(a)            Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay: (i) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of Administrative Agent and Calculus, in its capacity as the Lender, (including attorneys’ fees, consultants’ fees and engineering fees, travel costs and miscellaneous expenses) in connection with (1) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers, amendments or modifications or other documents or instruments relating thereto, (2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (3) the borrowings hereunder and other action reasonably required in the course of administration hereof, (4) monitoring or confirming (or preparation or negotiation of any document related to) Borrower’s compliance with any covenants or conditions contained in this Agreement or in any Loan Document, and (iii) all reasonable costs and expenses incurred by or on behalf of the Administrative Agent or any Lender Party (including reasonable attorneys’ fees, consultants’ fees and accounting fees) in connection with the defense or enforcement of any of the Loan Documents (including this section and including proceedings in bankruptcy) or the defense of the Administrative Agent’s or any Lender Party’s exercise of its rights thereunder (including proceedings in bankruptcy). In addition to the foregoing, until all Obligations have been paid in full, Borrower will also pay or reimburse Administrative Agent for all reasonable out-of-pocket costs and expenses of Administrative Agent or its agents or employees in connection with the continuing administration of the Loans and the related due diligence of Administrative Agent, including travel and miscellaneous expenses and fees and expenses of Administrative Agent’s outside counsel, reserve engineers and consultants engaged in connection with the Loan Documents.

(b)            Indemnity. Borrower agrees to indemnify each Administrative Agent Indemnitee and each Lender Party, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called “liabilities and costs”) which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Administrative Agent Indemnitee or such Lender Party by the Borrower or any Restricted Subsidiary or Operating Joint Venture or by any third party growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any Environmental Claims or violation or noncompliance with any Environmental Laws by the Borrower, any Restricted Subsidiary or Operating Joint Venture or any liabilities or duties of the Borrower, any Restricted Subsidiary or Operating Joint Venture or any Lender Party with respect to the presence or Release of Hazardous Materials found in or released into the environment). For the avoidance of doubt, any indemnification relating to Taxes shall be covered exclusively by Section 3.6 and shall not be covered by this Section 10.4.

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY ADMINISTRATIVE AGENT INDEMNITEE OR LENDER PARTY,

provided only that no Administrative Agent Indemnitee or Lender Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by any Administrative Agent Indemnitee or Lender Party, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the term “Lender Parties” shall refer not only to the Persons designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Persons.

Section 10.5            Joint and Several Liability; Parties in Interest. All Obligations which are incurred by two or more of the Borrower and it Restricted Subsidiaries shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided however, that neither the Borrower nor any Restricted Subsidiary may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of all Lenders. Except as otherwise provided in this Agreement, neither Borrower nor any Affiliates of Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Aggregate Percentage Share of the Obligations owed to it. If Borrower or any Affiliate of Borrower at any time purchases some but less than all of the Obligations owed to all Lender Parties, such purchaser shall not be entitled to any rights of any Lender Party under the Loan Documents unless and until Borrower or its Affiliates have purchased all of the Obligations.

Section 10.6            Assignments.

(a)            Participations.

(i)            Any Lender may sell a participation interest in its commitments hereunder or any of its rights under its Loans or under the Loan Documents to any Person, provided that the agreement between such Lender and such participant must at all times provide: (i) that such participation exists only as a result of the agreement between such participant and such Lender and that such transfer does not give such participant any right to vote as a Lender or any other direct claims or rights against any Person other than such Lender, (ii) that such participant is not entitled to payment from the Borrower or any Restricted Subsidiary under any of Sections 3.2, 3.3, 3.4, 3.5 or 3.6 of amounts in excess of those payable to such Lender under such sections (determined without regard to the sale of such participation), and (iii) unless such participant is an Affiliate of such Lender, that such participant shall not be entitled to require such Lender to take any action under any Loan Document or to obtain the consent of such participant prior to taking any action under any Loan Document, except for any amendment that increases the then current Borrowing Base (to the extent such amendment would require the consent of Lenders whose Revolving Loan Percentage Shares equal or exceed ninety-five percent (95%); under the next-to-last sentence of subsection (a) of Section 10.1). No Lender selling such a participation shall, as between the other parties hereto and such Lender, be relieved of any of its obligations hereunder as a result of the sale of such participation. Each Lender which sells any such participation to any Person (other than an Affiliate of such Lender) shall give prompt written notice thereof to Administrative Agent and Borrower.

(ii)            Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by the Internal Revenue Service, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the Internal Revenue Service. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(b)            Assignments. Except for sales of participations under the immediately preceding subsection (a), no Lender shall make any assignment or transfer of any kind of its commitments or obligations to participate in Letters of Credit or any of its rights under its Loans or under the Loan Documents, except for assignments to an Eligible Transferee, and then only if such assignment is made in accordance with the following requirements:

(i)            In the case of an assignment of Revolving Loans and Revolving Loan Commitments, (1) each such assignment shall apply to all Revolving Loans and commitments to participate in Letters of Credit owing to and commitments to participate in Letters of Credit by the assignor and to the unused portion of the assignor Revolving Loan Commitments and (2) immediately after giving effect to such assignment, the assignor’s Revolving Loan Commitment shall not be less than $5,000,000 and the assignee’s Revolving Loan Commitment shall equal or exceed $5,000,000 (unless such assignor is assigning all of its Revolving Loan Commitments and Revolving Loans or unless such assignment is to an Affiliate of such assignor or an Approved Fund administered or managed by such assignor or an Affiliate of such assignor); provided that the foregoing requirements (1) and (2) may be waived by a writing signed by the Administrative Agent, each Issuer and (so long as no Default or Event of Default is continuing) the Borrower.

(ii)            The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, appropriately completed, together with the Revolving Loan Note subject to such assignment and a processing fee payable to Administrative Agent of $3,500. Upon such execution, delivery, and payment and upon the satisfaction of the conditions set out in such Assignment and Acceptance, then (A) Borrower shall, if requested by the assignor and/or assignee, issue new Revolving Loan Notes, to such assignor and assignee in exchange for the return of the old Revolving Loan Notes to Borrower, and (B) as of the “Effective Date” specified in such Assignment and Acceptance the assignee thereunder shall be a party hereto and a Lender hereunder and Administrative Agent shall thereafter deliver or make available to Borrower and each Lender one or more schedules showing the revised Percentage Shares of all other Lenders.

(iii)            Each assignee Lender shall (to the extent it has not already done so) provide Administrative Agent and Borrower with the documentation referred to in Section 3.6(e) and all other information requested by the Administrative Agent that may be required by regulatory authorities under “know your customer” and Anti-Corruption Laws, including, without limitation, the PATRIOT Act.

(iv)            No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower's Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (iv).

(v)            No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

(vi)            Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuer and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Percentage Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c)            Nothing contained in this section shall prevent or prohibit any Lender from assigning or pledging all or any portion of its Loans and Revolving Loan Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank or to any central bank having jurisdiction over such Lender or to one of its Affiliates or as otherwise required by applicable Law; provided that no such assignment or pledge shall relieve such Lender from its obligations hereunder.

(d)            By executing and delivering an Assignment and Acceptance, each assignee Lender thereunder will be confirming to and agreeing with Borrower, Administrative Agents, each Issuer and each other Lender hereunder that such assignee understands and agrees to the terms hereof, including Article IX hereof.

(e)            Subject to acceptance thereof by the Administrative Agent pursuant to paragraph (b)(ii) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 10.4 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (a) of this Section.

Section 10.7            Confidentiality. Each Lender Party agrees that it will follow its customary procedures to keep confidential any proprietary information given to it by the Borrower or any Restricted Subsidiary, provided, however, that this restriction shall not apply to information which (a) has at the time in question entered the public domain, (b) is required to be disclosed by Law (whether valid or invalid) of any Tribunal or is disclosed pursuant to Section 10.18, (c) is disclosed to any Lender Party’s Affiliates, auditors, attorneys, agents or to any credit insurance provider relating to the Borrower and its obligations, (d) is furnished to any other Lender Party or to any purchaser or prospective purchaser of participations or other interests in any Loan or Loan Document or to any direct, indirect, actual or prospective counterparty (and its advisor) to any swap, derivative or securitization transaction related to the obligations under this Agreement (provided each such purchaser, prospective purchaser, counterparty or prospective counterparty first agrees to hold such information in confidence on the terms provided in this section), (e) is furnished to S&P or Moody’s or any similar organization or any nationally recognized rating agency in connection with ratings issued with respect to such Lender Party or with respect to the Borrower or any Restricted Subsidiary, (f) is disclosed in the course of enforcing its rights and remedies during the existence of an Event of Default or (g) is disclosed with the consent of the Borrower; provided, however, that this obligation of confidence shall not apply to, and each of Administrative Agent and the other Lender Parties (and each Person employed or retained by them who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans) may disclose to any Tribunal, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and the other Loan Documents, and all materials of any kind (including opinions or other tax analyses) related thereto that are or have been provided to the Administrative Agent or such Lender Party relating to such tax treatment or tax structure. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent or any Lender in connection with the administration of this Agreement and the other Loan Documents.

Section 10.8            Governing Law; Submission to Process. THIS AGREEMENT AND THE REVOLVING LOAN NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). Except to the extent that the law of another jurisdiction is expressly elected in a Loan Document, the Loan Documents shall be deemed contracts and instruments made under and governed by the laws of the State of New York (including for such purposes Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York). In any legal proceeding relating to the Loan Documents or the Obligations, each of the parties hereto hereby irrevocably submits itself to the exclusive jurisdiction of the state and federal courts sitting in Harris County, Texas and agrees and consents that service of process may be made upon it in any legal proceeding relating to the Loan Documents or the Obligations by any means allowed under applicable Law.

Section 10.9            Limitation on Interest. Lender Parties, the Borrower, the Restricted Subsidiaries and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect. Neither the Borrower nor any Restricted Subsidiary nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lender Parties expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Lender’s or holder’s option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable Law, Lender Parties and the Borrower and the Restricted Subsidiaries (and any other payors thereof) shall to the greatest extent permitted under applicable Law, characterize any non-principal payment as an expense, fee or premium rather than as interest, exclude voluntary prepayments and the effects thereof, and amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable Law in order to lawfully charge the maximum amount of interest permitted under applicable Law. As used in this section the term “applicable Law” means the Laws of the State of New York or the Laws of the United States of America, whichever Laws allow the greater interest, as such Laws now exist or may be changed or amended or come into effect in the future.

Section 10.10          Termination; Limited Survival. Limited Survival. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a written notice delivered to Administrative Agent to terminate this Agreement. Upon receipt by Administrative Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by the Borrower or any Restricted Subsidiary in any Loan Document, any Obligations under any of Sections 3.2, 3.3, 3.4, 3.5 or 3.6, and any obligations which any Person may have to indemnify or compensate the Administrative Agent or any Lender Party shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Administrative Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Administrative Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

Section 10.11          Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

Section 10.12          Counterparts; Electronic Execution of Assignments. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.13          Waiver of Jury Trial, Punitive Damages, etc. The Borrower, the Administrative Agent, on behalf of itself and each other Administrative Agent Indemnitee, and each Lender Party hereby knowingly, voluntarily, intentionally, and irrevocably (a) waives, to the maximum extent not prohibited by Law, any right it may have to a trial by jury in respect of any litigation based hereon, or directly or indirectly at any time arising out of, under or in connection with the Loan Documents or any transaction contemplated thereby or associated therewith, before or after maturity; (b) waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any such litigation any “Special Damages”, as defined below, (c) certifies that no party hereto nor any representative or agent or counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers, and (d) acknowledges that it has been induced to enter into this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this section. As used in this section, “Special Damages” includes all special, consequential, exemplary, or punitive damages (regardless of how named), but does not include any payments or funds which any party hereto has expressly promised to pay or deliver to any other party hereto.

Section 10.14          Release of Collateral; Collateral Matters; Hedging.

(a)            The Lender Parties irrevocably authorize the Administrative Agent, at its option and in its discretion,

(i)            to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (x) upon Security Termination , (y) subject to Section 10.1, if approved, authorized or ratified in writing by the Required Lenders or (z) to the extent such Lien is on the property of a Person that is an Excluded Subsidiary on the First Amendment Effective Date or becomes an Excluded Subsidiary after the First Amendment Effective Date (other than a Guarantor Subsidiary that becomes an Excluded Subsidiary as a result of the operation of clause (a), (f) or (g) of the definition thereof); and

(ii)            to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.1(e); and

(iii)            release the guaranty of any Restricted Subsidiary that is an Excluded Subsidiary on the First Amendment Effective Date or becomes an Excluded Subsidiary after the First Amendment Effective Date (other than a Guarantor Subsidiary that becomes an Excluded Subsidiary as a result of the operation of clause (a), (f) or (g) of the definition thereof); and

(b)            Administrative Agent and each Lender Party hereby agree that so long as no Event of Default shall have occurred and be continuing, Administrative Agent shall release from the Security Documents, upon written request by Borrower and at Borrower’s expense, interests in Oil and Gas Properties sold or otherwise transferred by the Borrower or any Restricted Subsidiary in compliance with Section 7.5, upon receipt of the indefeasible prepayment of the Loans and Letter of Credit Outstandings required in connection with such sale, if any. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release the Borrower or any Restricted Subsidiary from its obligations under the Security Documents pursuant to this Section 10.14.

(c)            The benefit of the Security Documents and the provisions of this Agreement and the other Loan Documents relating to the Collateral shall also extend to and be available on a pro rata basis to each Approved Counterparty in respect of any obligations in respect of transactions under a Secured Hedging Contract with the Borrower or any Restricted Subsidiary; provided that such Hedging Contract was (i) entered into while such Approved Counterparty was a Lender or an Affiliate of a Lender or (ii) entered into with, or novated to, any Approved Counterparty of the type described in clause (a), (d), (e) or (f) of the definition of Approved Counterparty and, in the case of this clause (ii), the Borrower provides written notice to the Administrative Agent, identifying the Approved Counterparty party thereto (which notice shall only be required to be provided once and thereafter, shall cover all Hedging Contracts with such Approved Counterparty and all transactions thereunder). For the avoidance of doubt, the benefits of the Security Documents and the provisions of this Agreement and the other Loan Documents will not extend to (x) Hedging Contracts entered into between the Borrower or a Restricted Subsidiary with a counterparty if such counterparty was not a Lender or an Affiliate of a Lender at the time such Hedging Contract was consummated or to transactions entered into with such Approved Counterparty under such Hedging Contract after such Approved Counterparty or its Affiliate ceases to be a Lender under this Agreement unless such Hedging Contract has been novated to another Approved Counterparty (provided further that, Hedging Contracts and transactions thereunder consummated (A) prior to the Closing Date with a Person that upon the effectiveness of this Agreement became an Approved Counterparty and (B) with an Approved Counterparty described in clauses (a), (d), (e) and (f) of the definition of Approved Counterparty, in each case, shall be extended the benefits of the Security Documents and the provisions of this Agreement and the other Loan Documents) or (y) Hedging Contracts entered into between the Borrower or a Restricted Subsidiary with an Approved Counterparty described in clause (ii) above or to transactions thereunder if the Borrower failed to notify the Administrative Agent pursuant such clause (ii). No Approved Counterparty shall have any voting or consent right under any Loan Document as a result of the existence of obligations owed to it under a Hedging Contract.

(d)            Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, in no event is any Building or Mobile Home included in the definition of “Mortgaged Properties” or the definition of “Collateral” and no Building or Mobile Home is hereby encumbered by any security interest or lien granted pursuant to this Agreement or any other Loan Document. As used herein, “Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

(e)            The Administrative Agent shall not be responsible for (i) perfecting, maintaining, monitoring, preserving or protecting the security interest or Lien granted under this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, (ii) the filing, re-filing, recording, re-recording or continuing or any document, financing statement, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times or (iii) providing, maintaining, monitoring or preserving insurance on, or the payment of taxes with respect to, any of the Collateral.

(f)            The Administrative Agent shall not be required to qualify in any jurisdiction in which it is not presently qualified to perform its obligations as Administrative Agent.

Section 10.15          [Reserved].

Section 10.16          Arranger. No Person identified in this Agreement as the “Arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document in such capacity other than (a) except in the case of the Arranger, those applicable to all Lenders as such or (b) as expressly provided for herein or therein. Without limiting the foregoing, the Arranger shall not have or be deemed to have any fiduciary relationship with the Borrower or any Restricted Subsidiary or any Lender Party. Each of the Lender Parties and Borrower, on behalf of itself and the Restricted Subsidiaries, acknowledges that it has not relied, and will not rely, on the Arranger or any of the other Lender Parties in deciding to enter into this Agreement or in taking or not taking any action hereunder or under the Loan Documents.

Section 10.17          [Reserved].

Section 10.18          USA Patriot Act Notice. The Administrative Agent hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and its partners, which includes the names and addresses of the Borrower and its partners and other information that will allow the Administrative Agent to identify the Borrower and its Subsidiaries and partners in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to Administrative Agent and each Lender Party.

Section 10.19          Posting of Approved Electronic Communications. (a)  In addition to providing the Administrative Agent with all originals or copies of all Communications (as defined below) in the manner specified by Section 10.3, Borrower hereby also agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to Borrower, that it will, or will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent or to the Lender Parties pursuant to the Loan Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials (all such communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent.

(b)            Borrower further agrees that (i) the Administrative Agent may make the Communications available to the Lender Parties by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Electronic Platform”) and (ii) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non- public information with respect to the Borrower or its securities) (each, a “Public Lender”). Borrower hereby agrees that (A) all Communications that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (B) by marking Communications “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and each Lender Party to treat such Communications as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower, the Restricted Subsidiaries or their respective securities for purposes of United States Federal and state securities laws; (C) all Communications marked “PUBLIC” are permitted to be made available through a portion of the Electronic Platform designated “Public Investor” or other similar designation; and (D) the Administrative Agent shall be entitled to treat any Communications that are not marked “PUBLIC” as being suitable only for posting on a portion of the Electronic Platform not designated “Public Investor” or otherwise not designated as public.

(c)            THE ELECTRONIC PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE LENDER PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE LENDER PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE ELECTRONIC PLATFORM. IN NO EVENT SHALL THE LENDER PARTIES HAVE ANY LIABILITY TO THE BORROWER OR ANY RESTRICTED SUBSIDIARY, ANY OTHER LENDER PARTY OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER OR ANY RESTRICTED SUBSIDIARY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY LENDER PARTY IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH LENDER PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(d)            The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender Party agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Electronic Platform shall constitute effective delivery of the Communications to such Lender Party for purposes of the Loan Documents. Each Lender Party agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender Party’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e- mail address.

(e)            Nothing herein shall prejudice the right of the Administrative Agent or any Lender Party to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 10.20          No Affiliate Activities. Each party hereto acknowledges and agrees that certain stockholders, partners, directors, officers or agents of Calculus, as the case may be, may, in their individual capacities, be employed or otherwise engaged by a Restricted Person and may, in such capacities, owe a fiduciary or similar duty to such Restricted Person. Notwithstanding the foregoing, each party hereto agrees that Calculus shall be permitted to be a Lender hereunder and further agrees not to assert any claim against Calculus or any of its stockholders, partners, directors, officers or agents based on any actual or potential conflicts of interest that might be asserted to arise or result primarily from, on the one hand, the activities of Calculus (and its stockholders, partners, directors, officers or agents) in its capacity as a Lender hereunder, and on the other hand, the relationship of Calculus or any of its stockholders, partners, directors, officers or agents and the Restricted Persons as described and referred to herein.

Section 10.21          Hedging Arrangements. To the extent any party to a Hedging Contract with Borrower or any Restricted Subsidiary is (i) an Affiliate of a Lender or (ii) an Approved Counterparty, such Affiliate or Approved Counterparty, as the case may be, shall be deemed to appoint the Administrative Agent its nominee and agent, to act for and on behalf of such Affiliate in connection with the Security Documents and to be bound by Article IX and this Article X.

Section 10.22          Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-In on any such liability, including, if applicable:

(i)             a reduction in full or part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)           the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 10.23            Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for any Hedging Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)            As used in this Section 10.22, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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